UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
(Rule 14a-101)
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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WEX Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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WEX INC. 2021

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

LETTER TO OUR STOCKHOLDERS
WEX INC.
1 Hancock Street
Portland, Maine 04101
April 20, 2021
Dear Fellow Stockholders,
You are invited to attend the 2021 annual meeting of stockholders of WEX Inc. (the "Company"). To support the health and well-being of our stockholders, employees and directors in light of the ongoing coronavirus (COVID-19) pandemic, the meeting will be held via the Internet as a virtual audio web conference at the following website (https://web.lumiagm.com/289188153) on Friday, June 4, 2021, at 8:00 a.m., Eastern Time.
The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of 2021 Annual Meeting of Stockholders and Proxy Statement.
As noted above, as with last year, our annual meeting will be conducted exclusively via the Internet as a virtual web conference. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.
It is important that your shares are represented and voted regardless of the size of your holdings. Please cast your vote as soon as possible, whether or not you plan on attending the virtual annual meeting, using any of the methods described in the Notice of 2021 Annual Meeting of Stockholders. If you decide to attend the virtual annual meeting and are a stockholder of record, you will be able to vote electronically at the virtual annual meeting, even if you have submitted your proxy previously.
On behalf of the Board of Directors and the employees of WEX Inc., we would like to express our appreciation for your continued interest in the Company.

Sincerely,

Melissa Smith Chair and Chief Executive Officer

2021 Proxy Statement     1

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

Date and Time Friday, June 4, 2021 8:00 a.m., Eastern Time	Virtual Audio Web Conference https://web.lumiagm.com/289188153 Password: wex2021	Who Can Vote Stockholders who owned shares of our common stock at the close of business on April 5, 2021 are entitled to vote

Agenda	Board Recommendation	For Further Details
To elect the five nominees as Class I directors, each to serve for three years and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal	FOR each director nominee	Page 11
To conduct an advisory (non-binding) vote on the compensation of our named executive officers	FOR	Page 41
To approve the WEX Inc. Amended and Restated 2019 Equity and Incentive Plan to increase the number of shares issuable thereunder	FOR	Page 83
To approve the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors	FOR	Page 98
To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021	FOR	Page 100
Stockholders will also consider and transact any other business properly coming before the annual meeting.
To support the health and well-being of our stockholders, employees, and directors in light of the ongoing coronavirus (COVID-19) pandemic, our annual meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively via the Internet as a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. This means that stockholders can attend the annual meeting online, vote their shares electronically during the online meeting and submit questions during the online meeting by visiting https://web.lumiagm.com/289188153. The password for the meeting is wex2021. In light of the public health and safety concerns related to COVID-19, we believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world. If you have any questions, please contact D.F. King & Co., Inc., our proxy solicitor assisting us in connection with the annual meeting. Stockholders may call them toll free at (800) 283-9185. Banks and brokers may call them at (212) 269-5550.
As we did last year, instead of mailing a paper copy of our proxy materials to all of our stockholders, this year we are providing access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, on or about April 21, 2021, we will begin mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2020 (the “2020 Annual Report”). As more fully described in the Notice, stockholders who receive a Notice may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials, including this proxy statement, our 2020 Annual Report and a form or proxy card or voting instruction card. The Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information. We have chosen to employ this distribution process to conserve natural resources and to reduce the costs of printing and distributing our proxy materials.
2     WEX Inc.

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
Stockholders who owned shares of our common stock at the close of business on April 5, 2021 are entitled to attend the meeting online and vote at the meeting and any adjournment or postponement of the meeting. Stockholders that owned stock in “street name” as of such date must demonstrate proof of beneficial ownership to virtually attend the meeting and must obtain a legal proxy from their bank, broker or other nominee to vote electronically during the meeting. A complete list of registered stockholders will be available to stockholders of record during the annual meeting for examination at https://web.lumiagm.com/289188153. Further information about how to register to attend the annual meeting, attend the annual meeting online, vote your shares electronically during the meeting and submit questions online during the meeting is included in the accompanying proxy statement.
By Order of the Board of Directors,
Hilary A. Rapkin
Chief Legal Officer
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 4, 2021:
The Notice of Annual Meeting, proxy statement and 2020 Annual Report, which includes the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available for viewing, printing and downloading, free of charge, at https://ir.wexinc.com/financials/proxy-statement. These documents are also available to any stockholder who wishes to receive a paper copy by calling 888-Proxy-NA (888-776-9962) or 718-921-8562 (for international callers), visiting https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials or emailing info@astfinancial.com.
How to Vote: If you are a stockholder of record, to vote prior to the annual meeting you may use the following voting methods:

Internet Go to www.voteproxy.com. You will need the control number included on your Notice or proxy card. Your vote must be received by 11:59 p.m. ET on June 3, 2021 to be counted.
Mail
If you requested printed copies of proxy materials be sent to you by mail, either use Internet or Telephone voting, or complete, sign and date your enclosed proxy card and return it by mail in the enclosed prepaid and addressed envelope prior to the meeting.

Telephone
Dial 1-800-776-9437 in the United States or 1-718-921-8500 from foreign countries and follow the recorded instructions. You will need the control number on your Notice or proxy card. Your vote must be received by 11:59 p.m. ET on June 3, 2021 to be counted.

If you are a stockholder of record, you may also vote your shares electronically during the virtual annual meeting by visiting https://web.lumiagm.com/289188153. The password for the meeting is wex2021.
If you hold your stock in “street name,” that is, held for your account by a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee in order to vote prior to or during the annual meeting. If you hold your stock in “street name,” you must obtain a legal proxy from your bank, broker or other nominee in order to vote during the annual meeting.
2021 Proxy Statement     3

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.
This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of WEX Inc. for use at our annual meeting of stockholders to be held on Friday, June 4, 2021 (the "Annual Meeting") via the Internet as a virtual web conference at https://web.lumiagm.com/289188153. On or about April 21, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials to our stockholders and making this Proxy Statement, our annual report to stockholders and our proxy card available to stockholders on the website set forth in the Notice of Internet Availability of Proxy Materials.
Company Overview
WEX Inc. (the "Company") is a leading financial technology service provider operating in three reportable segments: Fleet Solutions, Travel and Corporate Solutions, and Health and Employee Benefit Solutions. Our Fleet Solutions segment provides payment, transaction processing, and information management services specifically designed for the needs of commercial and government fleets. Our Travel and Corporate Solutions segment focuses on the complex payment environment of business-to-business payments, providing customers with payment processing solutions for their corporate payment and transaction monitoring needs. Our Health and Employee Benefit Solutions segment provides a software-as-a-service, or “SaaS”, platform for consumer directed healthcare payments. During 2020, Fleet Solutions' revenue represented approximately 59% of our total revenue, Travel and Corporate Solutions' revenue represented approximately 18% of our total revenue, and Health and Employee Benefit Solutions' revenue represented approximately 23% of our total revenue.
2020 Performance Snapshot
A novel strain of coronavirus (COVID-19) was first identified in Wuhan, China in January 2020, and subsequently declared a global pandemic by the World Health Organization on March 11, 2020. During the first quarter of 2020, the Company took a number of precautionary steps to safeguard its business and employees from the effects of COVID-19 including restricting business travel, temporarily closing offices, canceling participation in various industry events and pivoting to virtual customer and partner events. As a result, the Company’s performance during the year ended December 31, 2020 was shaped largely by the pandemic. We also updated our corporate strategy to take COVID-19 into account as well as to commence planning for the business environment following COVID-19. While we continue to prioritize customers, technology, talent, and execution, we refined our strategy to more specifically focus on how we will meet the needs of an evolving landscape: continue to win and expand using customer relationships; deliver modular solutions on integrated platforms; continuously reinvent through diversification; transform to mitigate risk and maximize scale; and leverage our culture and grow our talent.
Despite the headwinds created by the pandemic in 2020, the Company experienced strong new customer signings in each line of business; experienced strong organic revenue growth in US Health and Corporate Payments; continued its migration to the cloud, where approximately two-thirds of transaction volume is presently conducted; completed another positive enrollment season for our US Health business; consummated the acquisition of eNett and Optal; and grew our employee resource groups to support more than 400 WEX employees.
4     WEX Inc.

PROXY STATEMENT SUMMARY
The rapid spread of the COVID-19 pandemic and the conditions arising in connection with it, including restrictions on businesses and individuals and wider changes to the economy and in business and customer behavior, had an overall negative impact on the Company’s businesses during the year ended December 31, 2020. Another significant factor outside the control of the Company which contributed to the decline in Company revenue and adjusted net income attributable to shareholders, a non-GAAP measure, from 2019 to 2020 was changes in fuel prices. Changes in fuel prices contributed $61 million and $39 million to the decline in revenue and adjusted net income, respectively, from 2019 to 2020. The Company’s 2020 revenue decreased 9.5% from 2019, and adjusted net income attributable to shareholders, a non-GAAP measure, decreased 33.5% from 2019, while our market capitalization remained approximately flat during the year ended December 31, 2020 (i.e., declined less than 1.0%), as shown in the charts below. However, our leadership team guided the Company through the difficulties caused by the pandemic during 2020 and positioned WEX for the future, which remains an ongoing priority for our business.

Revenue $ millions	Adjusted Net-Income $ millions	Market Capitalization $ millions (at 12/31)

Please note that reconciliations of the non-GAAP financial measures discussed in this proxy statement to GAAP financial measures are located in Appendix A.

2021 Proxy Statement     5

PROXY STATEMENT SUMMARY

Proposal 1
Election of Directors The Board recommends a vote FOR each Class I director nominee. See page 11.

Our Board of Directors
The following table provides summary information about each director nominee and continuing director, including projected committee assignments following the Annual Meeting:

Name and Primary Occupation	Age	Director Since	Projected Committee Membership
			AC	LDCC	CGC	FC	TC
Susan Sobbott	56	2018	M		PM
Former President of Global Commercial Services, American Express Company
Stephen Smith	50	2019		PM		M
President and Chief Executive Officer, L.L.Bean
James Groch	59	2020	M			M
Former Global Group President and Chief Investment Officer, CBRE Group, Inc.
Regina Sommer	63	2005	C				M
Former Vice President and Chief Financial Officer, Netegrity, Inc.
Jack VanWoerkom	67	2005		M	C
Vice Chairman and Lead Director, Former General Counsel and Chief Compliance Officer, Porchlight Equity
Derrick Roman	57	NN	PM			PM
Former Partner, PricewaterhouseCoopers
Nancy Altobello	63	NN	PM	PM
Former Partner, Ernst & Young
Bhavana Bartholf	44	NN	PM				PM
Global Digital and Sales Program Leader, Microsoft
Daniel Callahan	64	2019		C			M
Former Global Head of Operations and Technology, Citigroup
Shikhar Ghosh	63	2005			M		C
Professor of Management Practice, Harvard Business School
James Neary	56	2016		M		C
Managing Director, Warburg Pincus
Melissa Smith	52	2014
Chair and Chief Executive Officer, WEX Inc.

AC – Audit Committee	FC – Financial Committee	M – Member	PM – Prospective Member
LDCC – Leadership Development and Compensation Committee	TC – Technology Committee	– Independent
CGC – Corporate Governance Committee	C – Chair	NN – New Nominee
6     WEX Inc.

PROXY STATEMENT SUMMARY
Projected Board Snapshot

Independence	Tenure	Age	Diversity
Independent	<3 years	<50 years	Female

Not Independent	3-7 years	50-60 years	Ethnically Diverse

	>7 years	61-70 years

>70 years

Skills and Experiences
Finance, Accounting, or Reporting Experience	Global or International Business Experience
Legal or Regulatory Experience	Leadership Experience
Business Development and M&A Experience	Technology Experience
Marketing or Public Relations Experience	Industry Experience
Risk Management
The above Committee Membership projection and Projected Board Snapshot takes into account the retirement of Mr. Bachman from the Board, effective as of the Annual Meeting, and assumes the re-election of the two continuing Class I director nominees, Ms. Sommer and Mr. VanWoerkom, and the election of the three first-time director nominees, Ms. Altobello, Ms. Bartholf, and Mr. Roman (all as discussed further in Governance - Proposal 1 - Election of Directors). It is expected that Ms. Altobello, Ms. Bartholf, and Mr. Roman will join the committees set forth above immediately upon their election to the Board. In addition, the Board has determined to change the composition of the standing committees effective immediately upon the conclusion of the Annual Meeting, as described above and in the section of the Proxy Statement titled "Board Structure - Standing Committees of the Board - Expected Committee Composition After the Annual Meeting." For the current membership of the standing committees, please see "Board Structure - Standing Committees of the Board - Committee Composition Prior to the Annual Meeting."
2021 Proxy Statement     7

PROXY STATEMENT SUMMARY

Proposal 2
Advisory (Non-Binding) Vote on The Compensation of Our Named Executive Officers The Board recommends a vote FOR this proposal. See page 41.

Our Approach to Compensation
Our compensation programs are designed and administered to balance the achievement of near-term operational results and long-term growth goals with the ultimate objective of increasing long-term stockholder value. The principal elements of an executive’s total compensation consist of: base salary, annual cash bonus (which we call our short term incentive program, or, STIP) and long-term incentives.
The majority of CEO compensation is variable (“at risk”). For 2020, 90% of target total direct compensation was variable for our CEO in her core compensation program. This directly ties pay to Company performance outcomes, including financial results, strategic initiatives, and stock price performance.

2020 CEO Target Total Compensation Mix	2020 CEO Long-term Incentive Mix

10%
Salary
15%
Annual Incentive
11%
RSUs
19%
Stock Options
45%
PSUs
(90%)
Variable Compensation

The majority of the compensation for the remaining named executive officers is also variable and tied directly to Company performance outcomes, as described above.

Proposal 3
Approval of the WEX Inc. Amended and Restated 2019 Equity and Incentive Plan to Increase the Number of Shares Issuable Thereunder The Board recommends a vote FOR this proposal. See page 83.

We are asking stockholders to approve the WEX Inc. Amended and Restated 2019 Equity and Incentive Plan (the “Amended 2019 Plan”), which is an amendment and restatement of our 2019 Equity and Incentive Plan (the “Original 2019 Plan”). On March 31, 2021, upon the recommendation of the Leadership Development and Compensation Committee, and subject to stockholder approval, our Board of Directors (the "Board") adopted the Amended 2019 Plan as an amendment and restatement of the Original 2019 Plan in order to increase the number of shares issuable thereunder.
We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. If the Amended 2019 Plan is not approved, our ability to make long-term equity incentive awards will be impaired. Therefore, we consider approval of the Amended 2019 Plan vital to our future success.
8     WEX Inc.

PROXY STATEMENT SUMMARY

Proposal 4
Approval of the Company’s Amended and Restated Certificate of Incorporation to Declassify the Board of Directors The Board recommends a vote FOR this proposal. See page 98.

Under the Company's current Certificate of Incorporation, our Board of Directors is divided into three classes, with members of each class holding office for staggered, three-year terms. Approximately one-third of our directors stand for election at the annual meeting of stockholders each year. We are asking stockholders to adopt and approve an amendment and restatement of our Certificate of Incorporation, which we call the Amended and Restated Certificate of Incorporation, to declassify our Board of Directors. If the proposed Amended and Restated Certificate of Incorporation is adopted and approved by the stockholders and then implemented by the Board, the declassification of the Board would be phased in commencing with the 2022 annual meeting of stockholders and would result in the classified Board of Directors being fully phased out (and all Board members standing for annual elections) commencing with the 2024 annual meeting of stockholders.

Proposal 5
Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm For Fiscal Year 2021 The Board recommends a vote FOR this proposal. See page 100.

The Audit Committee has selected Deloitte & Touche LLP (D&T) as the Company’s independent registered public accountant for the 2021 fiscal year. D&T has served as the Company’s independent registered public accountant since 2003. We are asking our stockholders to ratify this selection.
2021 Proxy Statement     9

TABLE OF CONTENTS

Letter to Our Stockholders	1
New in this Proxy Statement
•Detailed information as to the Leadership Development and Compensation Committee's compensation decisions in light of the uncertainty created by COVID-19, key employee retention concerns, and other issues.
•Disclosure regarding Proposal 3 (Amended and Restated 2019 Equity and Incentive Plan) and Proposal 4 (Amended and Restated Certificate of Incorporation to declassify our Board of Directors).
•Disclosure regarding three new director nominees for election to the Board of Directors as Class I directors, to serve until 2024: Derrick Roman, Nancy Altobello, and Bhavana Bartholf.

Notice of 2021 Annual Meeting of Stockholders	2
Proxy Statement Summary	4

Governance	11

Proposal 1: Election of Directors	11
The Board of Directors	12
The Board's Role and Responsibilities	24
Board Structure	26
Board Practices, Policies, and Processes	31
Director Compensation	35

Executive Officers	39

Executive Compensation	41

Proposal 2: Advisory (Non-Binding) Vote on the Compensation of Our Named Executive Officers	41
Certain statements in this proxy statement, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may appear throughout this report. When used in this proxy statement, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future opportunity,” “intend,” “may,” “plan,” “project,” “should,” “strategy,” “target,” “would,” “will likely result,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially, including: the susceptibility of our industry and the markets addressed by our, and our customers’, products and services to economic downturns, including as a result of widespread illness such as COVID-19 pandemic; the scope and severity of the COVID-19 pandemic; and risks and uncertainties identified in Item 1A of our Annual Report for the year ended December 31, 2020, filed on Form 10-K with the Securities and Exchange Commission on March 1, 2021. In addition, descriptions of historic performance and performance targets may not be indicative of future performance in light of these risks and uncertainties. The proxy statement speaks only as to the date it has been made available to stockholders, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Compensation Discussion & Analysis	42
Compensation Committee Report	68
Executive Compensation Tables	69
Pay Ratio Disclosure	82

Other Matters for Shareholders' Consideration
Proposal 3: Approval of the WEX Inc. Amended and Restated 2019 Equity and Incentive Plan to Increase the Number of Shares Issuable Thereunder	83
Proposal 4: Approval of our Amended and Restated Certificate of Incorporation to Declassify our Board of Directors	98

Audit Matters	100

Proposal 5: Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for Fiscal Year 2021	100
Auditor Selection and Fees	101
Audit Committee Report	102

Information About Stock Ownership	103

Principal Stockholders	103
Securities Authorized for Issuance under Equity Compensation Plans	105

General Information about the Annual Meeting and Voting Your Shares	106
Other Business	114
Appendix A	115
Appendix B	118
Appendix C	133

10     WEX Inc.

GOVERNANCE

Proposal 1
Election of Directors

Our nominees to serve as Class I directors this year are:
•Jack VanWoerkom
•Regina Sommer
•Derrick Roman
•Nancy Altobello
•Bhavana Bartholf
Jack VanWoerkom and Regina Sommer currently serve as Class I directors. Both have served as members of our Board since 2005 and are standing for re-election at the Annual Meeting to serve a three-year term until 2024. John E. Bachman, who is currently a Class I director, will not be standing for re-election at the Annual Meeting and will retire at the end of his term at the Annual Meeting.
As part of the Board's continual effort to maintain a breadth of experience, knowledge, and abilities on the Board and to fill the vacant seat left by Mr. Bachman's retirement from the Board, after considering the recommendation of the Corporate Governance Committee, the Board determined to nominate Mr. VanWoerkom and Ms. Sommer for re-election and to nominate Derrick Roman, Nancy Altobello and Bhavana Bartholf to stand for election as first-time directors. These individuals represent a diverse mix of skills, qualifications, backgrounds, and experience. As a result, eighty percent of Board members standing for re-election or election to the Board at this Annual Meeting are women or from underrepresented ethnic groups. Each of Mr. VanWoerkom, Ms. Sommer, Mr. Roman, Ms. Altobello, and Ms. Bartholf have consented to be named in the proxy statement and to serve if elected.
In order to maintain compliance with the provision of the Company's Amended and Restated By-Laws ("By-Laws") requiring the Company to maintain the director classes as nearly equal in number as possible and to bring the three new nominees to vote before the stockholders this year, the Board expanded the number of seats on the Board from 12 to 14, effective as of the Annual Meeting, and expanded Class I to 5 seats. Therefore, in addition to its nomination of Mr. VanWoerkom and Ms. Sommer to stand for re-election as continuing Class I directors, the Board has nominated Derrick Roman, Nancy Altobello, and Bhavana Bartholf for election as Class I directors for their first term on the Board.
However, it is expected that one of these five directors being nominated, if they are elected, will subsequently resign as a Class I director in the months after the Annual Meeting, contingent upon his or her appointment by the Board as a Class III director immediately upon such resignation. Contemporaneously with this expected resignation and appointment, the Board expects to reduce the number of seats on the Board to 12, with the result being 4 seats in each Class, 4 members in each Class, and no vacancies on the Board.
Currently, at each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms are expiring. Assuming Proposal 4 is adopted and the amendment contemplated therein is implemented, declassification of the Board of Directors would be phased in commencing with the 2022 annual meeting of stockholders and would result in the classified Board being fully phased-out (and all Board members standing for annual elections) commencing with the 2024 annual meeting of stockholders. See Proposal 4 for more information.

The Board recommends a vote FOR these nominees.

2021 Proxy Statement     11

GOVERNANCE
The Board of Directors
Selection of Directors
The Corporate Governance Committee of the Board of Directors of WEX Inc. is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending to the Board the persons to be nominated for election as directors at an annual meeting of stockholders in accordance with the Corporate Governance Guidelines, the policies and principles in the Corporate Governance Committee charter and the applicable criteria adopted by the Board. The Board regularly evaluates the Board and its committees for the proper mix and breadth of skills, experience, and backgrounds to maintain a high-functioning and adept Board. The Corporate Governance Committee seeks individuals with the following types of experience:

FINANCE, ACCOUNTING, OR REPORTING EXPERIENCE — Individuals with an understanding of finance and financial reporting processes are valued on our Board because of the importance we place on accurate financial reporting and robust financial controls and compliance. We also seek to have a number of directors who qualify as audit committee financial experts.

LEGAL OR REGULATORY EXPERIENCE — Individuals who have had legal or regulatory experience provide insights into addressing significant legal and public policy issues, particularly in areas related to our Company’s business and operations. Because our Company’s business requires compliance with a variety of regulatory requirements across a number of countries, our Board values directors with relevant legal or regulatory experience.

BUSINESS DEVELOPMENT AND M&A EXPERIENCE — Individuals with a background in business development and in M&A provide insight into developing and implementing strategies for growing our business. Useful experience in this area includes skills in analyzing the “fit” of a proposed acquisition with a company’s strategy, the valuation of transactions, and assessing management’s plans for integration with existing operations.

MARKETING OR PUBLIC RELATIONS EXPERIENCE — Individuals who have had relevant experience in marketing, brand management, and public relations, especially on a global basis, provide important insights to our Board.

RISK MANAGEMENT — Individuals with experience overseeing the management of operational and financial risks, including those presented by new, strategic opportunities, provide valuable stewardship.

GLOBAL OR INTERNATIONAL BUSINESS EXPERIENCE — Because our Company is a global organization, individuals with broad international exposure provide useful business and cultural perspectives. We seek directors who have had relevant experience with multinational companies or in international markets.

LEADERSHIP EXPERIENCE — We believe that individuals who have held significant leadership positions over an extended period, especially CEO positions, provide the Company with unique insights. These people generally possess extraordinary leadership qualities, and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy and risk management, and know how to drive change and growth.

TECHNOLOGY EXPERIENCE — As a technology company and leading innovator, we seek individuals with backgrounds in technology because our success depends on developing, investing in and protecting new technologies and ideas. We also target directors who can help guide the Company in advancing our strategy into new payment industries.

INDUSTRY EXPERIENCE — We seek individuals with experience in the payments industry generally and fleet, travel and healthcare payments specifically.

12     WEX Inc.

GOVERNANCE
Director Nominations and Recommendations
Class I Directors Nominees (Term Expires in 2024)1

REGINA O. SOMMER Independent Former Vice President and Chief Financial Officer, Netegrity, Inc. Age: 63 | Director Since: 2005 Board Committees: Audit (Chair), Corporate Governance, Technology

Key Experience:
Business Development & M&A	Leadership	Finance, Accounting, or Reporting	Risk Management	Technology

Since March 2005, Ms. Sommer has been a financial and business consultant. From January 2002 until March 2005, Ms. Sommer served as Vice President and Chief Financial Officer of Netegrity, Inc., a leading provider of security software solutions, which was acquired by Computer Associates International, Inc. in November 2004. From October 1999 to April 2001, Ms. Sommer was Vice President and Chief Financial Officer of Revenio, Inc., a privately-held customer relationship management software company. Ms. Sommer was Senior Vice President and Chief Financial Officer of Open Market, Inc., an Internet commerce and information publishing software firm, from 1997 to 1999 and Vice President and Chief Financial Officer from 1995 to 1997. From 1989 to 1994, Ms. Sommer was Vice President at The Olsten Corporation and Lifetime Corporation, providers of staffing and healthcare services. From 1980 to 1989, Ms. Sommer served in various positions from staff accountant to senior manager at PricewaterhouseCoopers. Ms. Sommer served on the Board of SoundBite Communications, Inc., a telecommunications service provider, from 2006 until May 2012, where she was the chair of the Audit Committee and a member of the Compensation Committee. In addition, she sat on the Board of Insulet Corporation from January 2008 to August 2017, a publicly held provider of an insulin infusion system for people with insulin dependent diabetes. She also served on Insulet’s Audit Committee and Nominating and Governance Committee. Ms. Sommer also sat on the Board of ING Direct, a banking and financial services company, from January 2008 until February 2012, and served as a member of the Audit, Risk Oversight and Investment and the Governance and Conduct Review Committees.
The Board concluded that Ms. Sommer is well suited to serve as a director of the Company because of her past leadership experience as the Chief Financial Officer of two publicly-traded companies. In addition, she brings significant financial expertise across a broad range of industries relevant to the Company’s business, including banking, software development and auditing. She also adds value from her experience in business development.

1 John E. Bachman also currently serves as a Class I director. However, Mr. Bachman will retire at the end of his term, which expires at the Annual Meeting.
2021 Proxy Statement     13

GOVERNANCE

JACK VANWOERKOM
Independent
Vice Chairman and Lead Director. Former General Counsel and Chief Compliance Officer, Porchlight Equity
Age: 67 | Director Since: 2005
Board Committees: Leadership Development and Compensation, Corporate Governance (Chair)

Key Experience:
Business Development & M&A	Leadership	Legal or Regulatory	Global or International Business	Risk Management

Mr. VanWoerkom has served as Vice Chairman and Lead Director of the Board since September 2019. Mr. VanWoerkom served as the General Counsel and Chief Compliance Officer of Porchlight Equity (formerly Highland Consumer Fund), a private equity firm specializing in lower middle market companies, from January 2017 until his retirement in December 2018. Before serving as General Counsel and Chief Compliance Officer, Mr. VanWoerkom served as an Operating Partner at Porchlight Equity from June 2015 until January 2017. From June 2011 until June 2015, Mr. VanWoerkom was retired. From June 2007 until June 2011, Mr. VanWoerkom was employed by The Home Depot, Inc., a home improvement retailer, as Executive Vice President, General Counsel and Corporate Secretary. Mr. VanWoerkom served as Executive Vice President, General Counsel and Secretary of Staples, Inc., an office supply retailer, from March 2004 to June 2007. From March 1999 to March 2004, Mr. VanWoerkom was Senior Vice President, General Counsel and Secretary of Staples.
The Board concluded that, due to his experience as a general counsel and an executive officer of several companies, Mr. VanWoerkom is well suited to serve as a director of the Company. Specifically, his experience with legal, regulatory, corporate governance and corporate transactions, including mergers and acquisitions, provides a valuable point of view on the Board. Mr. VanWoerkom brings an international perspective to the Board owing to his experience with managing global suppliers and international operations.

DERRICK ROMAN Independent Former Partner, PricewaterhouseCoopers LLP Age: 57 | Director Nominee Projected Board Committees: Audit, Finance

Key Experience:
Business Development & M&A	Leadership	Finance, Accounting, or Reporting	Risk Management

Mr. Roman is a nominee for election to Class I of the Board at the Annual Meeting, for a term to expire in 2024. From 1997 until his retirement in September 2020, Mr. Roman served as an audit, consulting and senior client relationship partner for the international accounting and consulting firm PricewaterhouseCoopers LLP (“PwC”). As an external audit partner/practitioner, Mr. Roman led independent financial statement audits of publicly traded and privately held enterprises. He has extensive experience in financial accounting, SEC reporting, internal controls, mergers and acquisitions, debt and equity offerings, initial public and secondary offerings, asset-backed financings, and the implementation of accounting and auditing standards. As an advisory partner, Mr. Roman focused on evaluating and improving internal controls, enterprise risk management, internal auditing, and compliance programs for a diverse group of publicly traded companies. Mr. Roman led his PwC teams and clients through digital transformation, automation, and shared delivery center initiatives. He also held several significant governance, line of business, diversity and inclusion and corporate responsibility leadership roles at PwC, including serving on its CEO Nominating Committee and its Foundation board. Mr. Roman is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants, the Institute of Internal Auditors and the National Association of Black Accountants, Inc., where he is a member of its Corporate Advisory Board. Mr. Roman currently serves on the board of directors of CommScope Holding Company, Inc., a global provider of infrastructure solutions for communication and entertainment networks.
The Board concluded that Mr. Roman is well suited to serve as a director of the Company because of his extensive background in auditing, as well as his extensive leadership experience in governance, diversity and inclusion, and corporate responsibility.

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NANCY ALTOBELLO Independent Former Partner, Ernst & Young Age: 63 | Director Nominee Projected Board Committees: Audit, Leadership Development and Compensation

Key Experience:
Global or International Business	Business Development & M&A	Leadership	Finance, Accounting, or Reporting	Risk Management

Ms. Altobello is a nominee for election to Class I of the Board at the Annual Meeting, for a term to expire in 2024. Ms. Altobello was most recently the Global Vice Chair, Talent of Ernst & Young (“EY”), where she was responsible for the firm’s global talent and people strategy from July 2014 to June 2018. Prior to that, she held a number of senior positions at EY, including the Americas Vice Chair, Talent, the Managing Partner, Northeast Region Audit and Advisory Practices, and the Managing Partner, North American Audit Practice. During this time, Ms. Altobello also served as an audit partner for a number of leading global organizations. Ms. Altobello is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Ms. Altobello currently serves as a board member of MarketAxess, an international financial technology company; and, Cornerstone on Demand, a global leader in people development solutions. She was previously on the board of CA Technologies before it was acquired by Broadcom in 2018 and the board of MTS Systems before it was acquired by Amphenol in April 2021.
The Board concluded that Ms. Altobello is well suited to serve as a director of the Company because of her extensive background in auditing, deep experience serving on other boards, and leadership in overseeing talent and people strategy.

BHAVANA BARTHOLF Independent Global Digital and Sales Program Leader, Microsoft Age: 44 | Director Nominee Projected Board Committees: Audit, Technology

Key Experience:
Global or International Business	Business Development & M&A	Leadership	Technology	Marketing or Public Relations

Ms. Bartholf is a nominee for election to Class I of the Board at the Annual Meeting, for a term to expire in 2024. Ms. Bartholf is transitioning roles to become the Global Digital and Sales Program Leader for Microsoft Solutions at Microsoft Corporation, an American multinational, technology company, a position she will hold beginning April 2021. During her career at Microsoft, Ms. Bartholf has held positions of progressively increasing levels of seniority and importance. From April 2019 to April 2021, Ms. Bartholf was the US Chief Transformation Officer, from September 2017 to April 2019, Ms. Bartholf was a Customer Success Leader and from September 2016 to September 2017 she was an Americas Service Leader (Business Productivity and Modern Workplace). From July 2014 to October 2016 she was an Americas Service Leader (Services & Sales), and from September 2000 to July 2014 she served in various other leadership roles with responsibility leading technical teams across Customer Success and Professional Services. She currently serves on the Board of Directors of Gift of Adoption.
The Board concluded that Ms. Bartholf is well suited to serve as a director of the Company because of her extensive leadership background, experience in digital transformation, and diversity of thought she’d bring to WEX’s board.

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GOVERNANCE
Class II Directors (Term Expires in 2022)

DANIEL CALLAHAN Independent Former Global Head of Operations and Technology, Citigroup Age: 64 | Director Since: 2019 Board Committees: Leadership Development and Compensation (Chair), Technology

Key Experience:
Leadership	Industry	Global or International Business	Technology

Prior to his retirement in December 2018, Mr. Callahan was an officer of Citigroup, an American multinational investment bank and financial services corporation. At Citigroup, Mr. Callahan served from October 2007 to December 2018 as the Global Head of Operations and Technology. From July 2005 to July 2007, Mr. Callahan was Managing Director at Credit Suisse, a financial services company. In addition, Mr. Callahan has served as the Executive Chair of Time, a news publication, since April 2019 and Executive Partner at Bridge Growth Partners, a technology investment firm, since October 2019. Mr. Callahan also currently serves as a director on the Columbia University's Teachers College charity board as well as on the boards of several private companies.
The Board concluded that Mr. Callahan is well suited to serve as a director of the Company because of his industry experience as a key executive of Citigroup. Mr. Callahan’s qualifications to serve on the Board include his technology experience in a leadership position of a global financial services corporation.

SHIKHAR GHOSH Independent Professor of Management Practice, Harvard Business School Age: 63 | Director Since: 2005 Board Committees: Governance, Technology (Chair)

Key Experience:
Business Development & M&A	Leadership	Technology	Global or International Business

Mr. Ghosh is a Professor of Management Practice at the Harvard Business School. He has been on the faculty since August 2008 and is Co-Chairman of the Rock Center for Entrepreneurship at Harvard University. Mr. Ghosh is also currently on the Board of Evidence Action, a non-profit organization that provides health services to over 200 million children across multiple countries. From June 2006 until December 2007, Mr. Ghosh was the Chief Executive Officer of Risk Syndication for the Kessler Group, where he enabled bank clients and their endorsing partners to market credit cards. From June 1999 to June 2004, Mr. Ghosh was Chairman and Chief Executive Officer of Verilytics Technologies, LLC, an analytical software company focused on the financial services industry. In 1993, Mr. Ghosh founded Open Market, Inc., an Internet commerce and information publishing software firm. From 1988 to 1993, Mr. Ghosh was the Chief Executive Officer of Appex Corp., a technology company that was sold to Electronic Data Systems Corporation in 1990. From 1980 until 1988, Mr. Ghosh served in various positions with The Boston Consulting Group, a management consulting firm, and was elected as a worldwide partner and a director of the firm in 1988.
The Board concluded that Mr. Ghosh is well suited to serve as a director of the Company because of his experience with various technology related ventures and record of founding companies that have operated in emerging technology markets. Mr. Ghosh’s qualifications to serve on the Board include his academic experience and executive management, business development and leadership experience, as the Chairman and CEO of various companies.

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JAMES NEARY Independent Managing Director, Warburg Pincus Age: 56 | Director Since: 2016 Board Committees: Leadership Development and Compensation, Finance (Chair)

Key Experience:
Technology	Business Development & M&A	Leadership	Industry

Mr. Neary is a managing director of Warburg Pincus, a private equity firm, which he joined in 2000. Mr. Neary is a Managing Director, Co-head of U.S. Private Equity (since December 2020) and a member of the Executive Management Group. From 2013 to December 2020, Mr. Neary was head of the Industrials & Business Services team. From 2010 to June 2013, Mr. Neary led the firm’s late-stage efforts in the technology and business services sectors in the U.S. Prior to that, from 2004 to 2010, he was co-head of the technology, media and telecommunications investment efforts in the U.S. From 2000 to 2004, Mr. Neary led the firm’s Capital Markets activities. Prior to joining Warburg Pincus, he was a managing director at Chase Securities and prior to that, he was at Credit Suisse First Boston. Mr. Neary is a director of Sotera Health, a provider of sterilization solutions and lab testing and advisory services, a director of several private companies and a trustee of the Mount Sinai Health System. Mr. Neary has previously served on the boards of Endurance International Group, a web-presence solutions company; Fidelity National Information Services Inc., a bank technology processing company; Coyote Logistics, a truck brokerage business now owned by UPS; and Interactive Data Corporation, a firm providing financial market data and analytics, and now owned by Intercontinental Exchange.
The Board concluded that Mr. Neary is qualified to serve as a director of the Company due to his extensive knowledge of the payments industry, strategy and business development and his wide-ranging experience as a director and as chairman of other large, complex companies and his perspective as the representative of a substantial shareholder.

MELISSA SMITH Chair and Chief Executive Officer, WEX Inc. Age: 52 | Director Since: 2014

Key Experience:
Business Development & M&A	Leadership	Finance, Accounting, or Reporting	Industry	Technology

Ms. Smith has served as the Chair of the Board since September 2019. Ms. Smith assumed the role of Chief Executive Officer of WEX and a seat on the Board in January 2014. She has served as the Company’s President since May 2013. Previously, Ms. Smith served as President, The Americas, from April 2011 to April 2013 and as the Company’s Chief Financial Officer and Executive Vice President, Finance and Operations from November 2007 to April 2011. From September 2001 through November 2007, Ms. Smith served as Senior Vice President, Finance and Chief Financial Officer. From May 1997 to August 2001, Ms. Smith held various positions of increasing responsibility with the Company. Ms. Smith began her career at Ernst & Young. Ms. Smith has also served on the Board of Directors of Equifax Inc., a global data, analytics, and technology company, since November 2020.
The Board concluded that Ms. Smith is well suited to serve as a director of the Company because of her experience with the Company in various positions with increasing responsibilities across all facets of the Company. The Board benefits from the leadership skills, financial expertise and business development expertise of Ms. Smith. Ms. Smith has over 20 years of experience with the Company.

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GOVERNANCE
Class III Directors (Term Expires in 2023)

SUSAN SOBBOTT Independent Former President of Global Commercial Services, American Express Company Age: 56 | Director Since: 2018 Board Committees: Audit, Leadership Development and Compensation

Key Experience:
Leadership	Industry	Business Development & M&A	Global or International Business	Marketing or Public Relations

Prior to her retirement in February 2018, Ms. Sobbott was an officer at the American Express Company, a multinational financial services company. At the American Express Company, Ms. Sobbott served from December 2015 to February 2018 as the President of Global Commercial Services, a multibillion-dollar global division. From January 2014 to November 2015, she was President of Global Corporate Payments. From 2004 to January 2014, she was President and General Manager of American Express OPEN, a multibillion-dollar business unit within American Express Company serving small businesses. Ms. Sobbott served as an officer of the firm, as a member of the Business Operating Committee, a group of senior leaders at American Express Company working with the Chief Executive Officer to develop strategic direction, and as a member of the Enterprise Risk Management Committee. Ms. Sobbott served on the board of directors of The Children’s Place, the largest publicly-traded specialty retailer of children’s apparel in North America from June 2014 through May 2019. She also served on the board of Red Ventures, a privately held digital marketing provider for many of the world’s biggest consumer brands, from 2012 to 2020. She currently serves on the board of Lola.com, a private company provider of corporate travel and expense management software, and Ideas42, a nonprofit behavioral economic consultancy for social issues.
The Board concluded that Ms. Sobbott is well suited to serve as a director of the Company because of her industry experience garnered while serving as a key executive at American Express. This includes Ms. Sobbott’s leadership running large international business units at American Express.

STEPHEN SMITH Independent President and Chief Executive Officer, L.L.Bean Age: 50 | Director Since: 2019 Board Committees: Audit, Finance

Key Experience:
Leadership	Marketing or Public Relations	Business Development & M&A	Global or International Business

Mr. Smith serves on the board of directors of L.L.Bean, a privately held retail company, and the Appalachian Mountain Club, a not-for-profit environmental conservation and recreation corporation. Since January 2016, Mr. Smith has served as the President and Chief Executive Officer of L.L.Bean. From July 2011 to November 2015, Mr. Smith held various positions at subsidiaries of Walmart, a multinational retail corporation. From April 2015 to November 2015, Mr. Smith oversaw marketing and merchandising for Shanghai-based Yihaodian, a Walmart e-commerce business. From May 2012 to January 2015, Mr. Smith was the Chief Customer Officer of Asda, a Walmart-owned food, fashion and general merchandise business in the United Kingdom. Prior to joining Walmart, from 2003 to 2011 Mr. Smith held various leadership positions at Delhaize Group subsidiaries, a Belgium-based food retailer.
The Board concluded that Mr. Smith is well suited to serve as a director of the Company because of his leadership experience garnered while serving as the CEO and President of L.L.Bean, including Mr. Smith’s marketing, business development, and international experience.

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JAMES GROCH Independent Former Global Group President and Chief Investment Officer, CBRE Group Age: 59 | Director Since: 2020 Board Committees: Audit, Finance

Key Experience:
Leadership	Risk Management	Finance, Accounting, or Reporting	Business Development & M&A	Technology

From 2009 to June 2020, Mr. Groch served as a C-Suite Executive at CBRE Group, Inc., a Fortune 150 multinational commercial real estate services and investment management firm with over 100,000 employees and $100 billion of assets under investment management. In his roles as the Company’s Global Group President and Chief Investment officer (from May 2019 to June 2020), Chief Financial Officer and Chief Investment Officer (from March 2014 to May 2019), and EVP Strategy and Corporate Finance & Chief Investment Officer (from January 2009 to March 2014), he was responsible for overseeing or directly executing the Company’s extensive balance sheet, M&A (over 90 acquisitions) and strategy activities, as well as investments via its Trammell Crow Company subsidiary. In addition to his Finance and Corporate Development activities, Mr. Groch has been active in technology, leading the development of two significant software platforms still core to CBRE today, and acquiring SaaS companies. Prior to CBRE, from 1991 to 2009, Mr. Groch held numerous senior executive roles at Trammell Crow Company, a NYSE company from 1997 until sold to CBRE in 2006. These roles included President of Funds and Investment Management, Head of Corporate Development, President of Development and Investments - Eastern U.S., and Managing Director of Trammell Crow Northeast. In 1988, Mr. Groch became a partner at Trammell Crow Company, three years after he joined the Company.
The Board concluded that Mr. Groch is well suited to serve as a director of the Company because of his leadership experience garnered while serving as an executive officer of CBRE, a publicly-traded real estate services and investment management company, including Mr. Groch's finance, business development, technology, risk management, and leadership experience.

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GOVERNANCE
Board Refreshment/Succession Planning
Number of Directors and Terms
Our Certificate of Incorporation currently provides that our Board shall consist of such number of directors as is fixed by our By-Laws. Our By-Laws provide that our Board shall consist of such number of directors as from time to time is fixed exclusively by resolution of the Board. Currently, the Board has fixed the size of the Board at 12 seats. However, the Board has also resolved that, effective as of the date of the Annual Meeting, the size of the Board will expand by two seats, bringing the total number of seats to 14. If the five individuals nominated for election or re-election as a Class I director, as the case may be, are so elected or re-elected, then there will be 12 directors and 14 seats on the Board. Therefore, in the months following the Annual Meeting, the Board expects to reduce the size of the Board to 12 seats as more fully described in Proposal 1: Election of Directors. Regardless of the size of the Board, the members of the Board currently serve staggered terms as follows:
•each director who is elected at an annual meeting of stockholders serves a three-year term and until such director’s successor is duly elected and qualified, subject to such director’s earlier death, resignation or removal;
•the directors are divided into three classes;
•the classes are as nearly equal in number as possible; and
•the term of each class begins on a staggered schedule.
Following this Annual Meeting, and assuming Proposal 4 as set forth in these proxy materials is adopted and the amendment contemplated therein is implemented, the declassification of the Board would be phased in commencing with the 2022 annual meeting and would result in the classified Board being fully phased out commencing with the 2024 annual meeting of stockholders. See Proposal 4 for more information about the proposed declassification of the Board.
Director Nominations and Recommendations
The Corporate Governance Committee's responsibilities include recommending candidates for nomination to the Board. In identifying potential nominees, the Corporate Governance Committee may: retain a search firm; consider their professional networks; evaluate highly regarded leaders in industry and academia; or, entertain suggestions from stockholders or other business organizations, among other ways suitable for identifying potential nominees. During 2020 and 2021, in connection with a search for potential nominees for election or appointment to our Board, the Company engaged and paid a fee to Russell Reynolds Associates to assist the Board and members of the Corporate Governance Committee in identifying and evaluating suitable candidates for nomination for election or appointment to the Board. In addition, Russell Reynolds Associates conducted preliminary interviews and background searches. As a result, Ms. Altobello, Ms. Bartholf, and Mr. Roman, along with other potential nominees, were each presented to the Corporate Governance Committee for consideration as prospective nominees by Russell Reynolds Associates and then subsequently nominated by the Board for election to the Board at the Annual Meeting. See Proposal 1: Election of Directors.
The Corporate Governance Committee will consider candidates nominated or recommended by stockholders as potential director nominees in the same manner as candidates identified by the Corporate Governance Committee. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then that nominee’s name will be included in the proxy card for the next annual meeting. Our stockholders also have the right under our By-Laws to directly nominate director candidates and should follow the procedures outlined in the “Information About Voting Procedures” section of this proxy statement in the answer to the question entitled “How do I submit a stockholder proposal or director nominee for next year’s annual meeting or suggest a candidate for nomination as a director to the Corporate Governance Committee?”
To be timely, a stockholder’s notice to the WEX Inc. Corporate Secretary of a director nominee for the 2022 annual meeting must be delivered to or mailed and received no earlier than February 4, 2022 nor later than March 6, 2022. However, in the event that the annual meeting is called for a date that is not within 25 days before or after June 4, 2022, notice by the stockholder must be received no earlier than 120 days prior to the annual meeting and no later than the later of the 90th day prior to the annual meeting or the tenth day following the day on which notice of the date of the annual meeting is mailed or publicly disclosed.
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In addition, to be considered timely, notice to the Corporate Secretary of a “proxy access” director nominee for the 2022 annual meeting pursuant to our By-Law provision must be received in writing by the Corporate Secretary no earlier than January 5, 2022 nor later than February 4, 2022. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed (other than as a result of adjournment) by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice must be received no earlier than the 150th day prior to such annual meeting and no later than the close of business on the later of (i) the 120th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
Stockholder nominations, including pursuant to the proxy access provision, must be addressed to:
WEX Inc.
Attention: Corporate Secretary
97 Darling Avenue
South Portland, ME 04106
Under the terms of the purchase agreement with an affiliate of funds managed by Warburg Pincus entered in connection with our private placement of common stock and convertible notes, for so long as the purchaser continues to own at least 50% of the aggregate amount of the shares and the shares of common stock issuable upon conversion of the convertible notes, the purchaser is entitled to nominate an individual to the Board, which nominee is entitled to be a member of the Leadership Development and Compensation Committee and the Finance Committee of the Board. The designee is currently Mr. Neary.
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Director Qualifications
The qualifications for directors are described in our Corporate Governance Guidelines and the guidelines for evaluating director nominees are in the Corporate Governance Committee’s charter, each of which is available on our website. The Corporate Governance Committee believes that a nominee for the position of director must meet the following specific, minimum qualifications:
•Nominees should have a reputation for integrity, honesty and adherence to high ethical standards;
•Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;
•Nominees should have a commitment to understand the Company and its industry and to regularly attend and participate in meetings of the Board and its committees;
•Nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders; and
•Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all the Company’s stockholders and to fulfill the responsibilities of a director.
Our Corporate Governance Committee does not have a policy with respect to diversity, but believes that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. Our Board currently is comprised of 10 directors (and will be comprised of 12 directors if all director nominees are elected at the Annual Meeting), and embodies that principle of diversified composition and background. As presently constituted, 40 percent of our Board are women or from underrepresented ethnic groups. Assuming the election of all nominees for election at the Annual Meeting, almost 60 percent of our Board represents women or underrepresented ethnic groups. We believe that the diversity of our proposed Board will be representative of a broad-range of diverse viewpoints, experiences, and expertise. The Corporate Governance Committee intends to continue to be mindful of diversity with respect to gender, race, national origin, and age, in connection with future nominations of directors not presently serving on the Board. In addition, our Corporate Governance Committee’s charter provides that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
Application of Criteria to Existing Directors
The re-nomination of existing directors is not viewed as automatic, but is based on continuing qualification under the criteria listed above. The Corporate Governance Committee uses its best judgment and discretion in applying the criteria to the existing directors keeping in mind the interest of the Company.
In addition, the Corporate Governance Committee considers the existing directors’ performance on the Board and any committee, including consideration of the extent to which the directors undertook continuing director education.
The backgrounds and qualifications of the directors considered as a group provide a significant breadth of experience, knowledge and abilities in order to assist the Board in fulfilling its responsibilities. The rationale for the Company’s determination that each director is well suited to serve on the Board is specified with his or her respective biographical entry under the “Nominees for and Members of the Board of Directors” section of this proxy statement.
Board Tenure and Retirement Policy
The Board does not believe it should establish term limits. Term limits could result in the loss of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and an institutional memory that benefit the entire membership of the Board as well as management. As an alternative to term limits, any director who reaches the age of 72 is subject to mandatory retirement at the end of his or her then-current term and the Corporate Governance Committee reviews each director’s continuation on the Board prior to nomination for re-election. This allows each director
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the opportunity to confirm his or her desire to continue as a member of the Board and allows the Company to replace directors who are no longer interested or effective.
Any director who reaches the age of 72 while serving as a director will retire from the Board effective at the end of his or her then current term.
The Board’s Role and Responsibilities
Overview
Our business is managed under the direction of our Board pursuant to the Delaware General Corporation Law and our By-Laws. The Board has responsibility for establishing broad corporate policies and for our overall company performance. The Board keeps itself informed of company business through regular written reports and analyses and discussions with our CEO and our senior leadership; by reviewing materials provided to the Board; by consulting with outside advisors as appropriate; and by participating in Board and Board Committee meetings. For example, each year, the Board holds a two-day strategy session, which includes presentations from many senior executives across our lines of business. Additionally, at Board meetings, the Board routinely engages with senior management on critical business matters that tie to the Company’s overall strategy. The Board actively oversees our long-term business strategy and is actively engaged in ensuring that our culture reflects a commitment to integrity, compliance, and inclusion. In addition, our Board regularly meets with members of management who represent our next generation of leadership to ensure that our leadership pipeline remains robust, diverse and inclusive, and is linked to our long-term strategy.
Risk Oversight
Our Board recognizes the importance of effective risk oversight in running a successful business and fulfilling its fiduciary responsibilities to the Company and its stockholders. The Board is responsible for promoting an appropriate culture of risk management within the Company and for setting the right “tone at the top,” overseeing our aggregate risk profile, and monitoring how the Company addresses specific risks, such as strategic and competitive risks, human capital risks, financial risks, brand and reputation risks, cybersecurity and technology risks, legal and compliance risks, regulatory and operational risks, and risks related to our subsidiary WEX Bank. To that end, while all of our executive officers and other senior leaders are responsible for the day-to-day management of risk, in late 2020 the Company created a Risk and Compliance Organization and appointed its first Chief Risk and Compliance Officer (“CRCO”), who reports to the CEO but has direct access to the Board as needed, to centralize all risk management and compliance functions.
As part of its mandate, the Risk and Compliance Organization identifies and prioritizes specific risks. Regularly, the CRCO will present those risks to the CEO and the full Board along with the steps that management has taken or will be taking to mitigate such risks. Oversight of particular risks are delegated to committees of the Board, as appropriate and as described below, based upon the nature of any particular risk. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. In addition, each of the committees may meet in executive session with the CRCO and other members of senior management to discuss our risks and exposures. The Risk and Compliance Organization provides written reports as needed to the Board for their discussion regarding recent business, legal, regulatory, competitive, and other developments impacting the Company.
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GOVERNANCE

AUDIT COMMITTEE	LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE	TECHNOLOGY COMMITTEE	FINANCE COMMITTEE
•Oversees the process by which various enterprise risks are managed and reported to the Board, as well as activities related to financial controls and legal and corporate compliance.	•Oversees risks related to our compensation programs for employees, officers and directors. •Oversees strategies regarding significant human capital implications.
•Assists the Board and Audit Committee in their oversight of the Company’s management of risks regarding technology, data security, disaster recovery, and business continuity.
•In connection with the oversight of cybersecurity risk, our Technology Committee receives regular reports from our Chief Information Security Officer, who presents a threat matrix and overall analysis of our cyber-health, as well as any recent threat activity.

•Responsibilities include advising the Board and the Company’s management with respect to risks associated with potential corporate transactions, including strategic investments, mergers, acquisitions and divestitures.
•Oversees risk related to interest rates, fuel prices, and leverage.
•Evaluates and oversees policies governing the Company's capital structure.

Cybersecurity Risk Management
In connection with the oversight of cybersecurity risk, our Technology Committee receives regular reports from our Chief Information Security Officer, who presents a threat matrix and overall analysis of our cyber-health, as well as any recent threat activity. Oversight of particular risks may also be delegated to other committees of the Board, such as the Finance Committee, as appropriate, based upon the nature of any particular risk.
Succession Planning
The Board, with support from its committees as needed, regularly reviews short and long-term succession plans for the Chief Executive Officer and for other senior management positions. In assessing possible CEO candidates, the independent directors identify the skills, experience and attributes they believe are required to be an effective CEO in light of the Company’s global business strategies, opportunities and challenges. The Board also ensures that directors have substantial opportunities over the course of the year to engage with possible succession candidates.
Environmental, Social and Governance Practices
For 2020, the Company further refined its approach to environmental, social and governance matters (“ESG”). While our approach consists primarily of a continuous process of evaluating and improving our ESG practices, during 2020, we undertook or continued the following ESG practices:
•Strong Commitment to Diversity in our Leadership Ranks: Currently, female representation on the Board is nearly one-third of our Board. Taking into account Mr. Ghosh’s background as a South Asian, and Mss. Smith, Sobbott, and Sommer, our directors offer ethnic and gender diversity that provide varied insights into approaching governance, strategy and focus. Furthermore, assuming the election of all nominees at the Annual Meeting, almost 60 percent of our Board membership will be either women or from underrepresented ethnic groups. We believe that the diversity of our proposed Board will represent a broad-range of diverse viewpoints, experiences, and expertise. With respect to our management leadership, at present, four out of nine members of the executive leadership team are women. We believe this diverse leadership furthers our desire to have a broad range of viewpoints considered in our strategic and operational practices.
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•An Important Part of our Fleet Offering is Focused on Optimizing Fueling Behaviors: Our Fleet business provides the controls, business insights, and data that allow our customers to optimize their fueling behaviors. This access to data enables our customers to manage their fuel consumption in a way that drives their costs and carbon footprint lower.
•Environmental Commitment: In developing new locations and workplaces, we take our impact into account. Our new corporate headquarters was purpose-built to utilize natural light, reduce energy consumption and enhance the quality of the workplace environment, all with an aim of fostering a positive place within which to conduct business.
•Employee Resource Groups: As part of WEX’s commitment to creating a diverse and inclusive workplace, we proudly sponsor employee resource groups (ERGs) that focus on, among other employee groups: early career professionals; parents; the LGBTQIA+ community; women; employees of color, employees with differing abilities; and multicultural employee interests. ERGs are part of our larger commitment to diversity, equity and inclusion and our long-term strategy of committing to maintain an inclusive community. They serve as a key diversity tool in facilitating the recruitment of diverse staff, raising diversity awareness across the company and driving strategic discussions about the advancement of employees and a more inclusive workplace. We continue to sponsor newly formed groups and employees are encouraged to form groups to satisfy their individual needs.
•WEX Cares Foundation: WEX believes that supporting our colleagues is one of the most important things we can do to enhance our communities. With that in mind, during 2018, we formed an employee- and board-funded non-profit foundation whose mission is to directly support our colleagues who are experiencing a qualifying personal hardship. Members of our Board and certain of our executive officers and other employees have since donated to the WEX Cares Foundation to enable the foundation to execute on the mission of supporting colleagues experiencing such hardships. We have also utilized the WEX Cares Foundation to bolster our approach to addressing the impact of COVID-19 on our employee population.
•Stockholder Outreach: In the winter of 2020, we contacted our top-25 stockholders and offered to discuss any concerns they have about our governance and compensation practices. Of the stockholders who requested opportunities to speak, we engaged in two-way discussions about their preferred topics. We have taken that feedback into account as we continue to evolve our approach to ESG matters. Building on that process, we have continued that engagement in 2021.
•Full Board Engagement: In recognizing the importance of Board level insight into our ESG practices, the Corporate Governance Committee has assumed responsibility for Board oversight of our ESG programs.
•ESG Consultant: In the spring of 2020 we engaged Third Economy LLC, a sustainable investment research and advisory firm in partnership with Broadridge Financial Solutions, Inc. to advise the Company on sustainability strategy and execution in accordance with SASB (Sustainability Accounting Standards Board) and other leading frameworks. As part of the Company's engagement with Third Economy LLC, the Company will be posting an ESG Report on its investor relations website in 2021.
Board Structure
Board Leadership
Our Board is led by our Chair, Ms. Smith. As Chair she leads all meetings of the Board at which she is present, sets meeting schedules and agendas, and manages information flow to the Board to ensure appropriate understanding and discussion regarding matters of interest or concern to the Board. The Chair also has such additional powers and performs such additional duties consistent with organizing and leading the actions of the Board as may be prescribed by the Board.
In addition to our Chair, the Board has appointed Mr. VanWoerkom as our Vice Chairman and Lead Director. Mr. VanWoerkom chairs meetings of the independent directors in executive session and chairs any meetings at which the Chair is not present. In addition, he facilitates communications between other members of the Board and the Chair as needed. The Lead Director is authorized to call meetings of the independent directors and is available to consult with any of the Company’s senior executives regarding any concerns an executive may have. Mr. VanWoerkom aids in the preparation of meeting agendas and is authorized to meet with stockholders as a representative of the independent directors. Our Board decided to merge the
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roles of the Chair and Chief Executive Officer because it believes that leadership structure presently offers the following benefits:
•Our Board believes that having one person serve as Chair and Chief Executive Officer allows that individual to use his or her substantial knowledge gained from both roles to lead the Company most effectively, and to provide strong and consistent leadership, without risking overlap or conflict of roles.
•Our Chief Executive Officer is immersed with our business and strategy on a daily basis and is thus positioned to focus the Board’s agenda on the key issues facing the Company.
•Our Board further believes that with the appointment of Mr. VanWoerkom as our Vice Chairman and Lead Director, the Board has in place a leadership structure that provides an independent view of governance and business-related matters for both stockholders and other parties.
While our Board presently believes that the above-described leadership structure is the right approach to our board governance, the Board continuously monitors its composition and the skills of its members in order to maintain a flexible approach to determining leadership roles.
Director Independence
We have considered the independence of each member of the Board. To assist us in our determination, we reviewed the New York Stock Exchange, or NYSE, independence requirements and our general guidelines for independence, which are part of our corporate governance guidelines.
To be considered independent: (1) a director must be independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and (2) in the Board’s judgment, the director must not have a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).
The Board has established guidelines to assist it in determining whether a director has a material relationship with the Company. Under these guidelines, a director will not be considered to have a material relationship with the Company if (1) he or she is independent as determined under Section 303A.02(b) of the NYSE Listed Company Manual and (2) he or she: (i) serves as an executive officer of another company which is indebted to the Company, or to which the Company is indebted, provided that the total amount of either company’s indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer; (ii) serves as an officer, director or trustee of a tax exempt organization, that receives contributions from the Company, provided that the Company’s discretionary contributions to such organization are less than the greater of $1 million or 2 percent of that organization’s consolidated gross revenues; or (iii) serves as a director of another company with which the Company engages in a business transaction or transactions, provided that the director owns less than 5 percent of the equity interests of such other company and recuses himself or herself from deliberations of the Board with respect to such transactions. In addition, ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships not covered by the guidelines set forth above, the determination of whether a material relationship exists shall be made by the other members of the Board of Directors who are independent as defined above.
Based on our guidelines and NYSE corporate governance standards, our Board has determined that the following directors are independent: John E. Bachman, Daniel Callahan, Shikhar Ghosh, James Groch, James Neary, Susan Sobbott, Regina O. Sommer, Stephen Smith, and Jack VanWoerkom. In addition, our Board has determined that Derrick Roman, Nancy Altobello, and Bhavana Bartholf, new director nominees who are not currently serving on our Board, are independent and that each is qualified to serve as a member of our Audit Committee. Additionally, our board of directors also previously determined that Rowland Moriarty, a former director who served during part of the year ended December 31, 2020, was independent. In assessing the independence of Mr. VanWoerkom, the Board considered the former employment relationship of an immediate family member of Mr. VanWoerkom who is not an executive officer of the Company and received annual compensation of less than $120,000. In assessing the independence of Mr. Neary, the Board considered that Mr. Neary is a managing director of Warburg Pincus LLC, and that an affiliate of funds managed by Warburg Pincus LLC is a current holder of the Company's common stock and convertible senior notes. For further information on the convertible senior notes transaction, please see "Board Practices, Policies, and Procedures - Certain Relationships and Related Transactions - Warburg Pincus Private Placement Transaction". Mr. Neary has recused, and will continue to recuse, himself from any Board or relevant committee
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decisions or decision making processes directly involving or affecting the interests of Warburg Pincus LLC in the convertible senior notes and other situations where such a recusal would otherwise be appropriate.
In addition, each of the members of the Corporate Governance Committee, Audit Committee, and Leadership Development and Compensation Committee are independent, as determined by the Board in accordance with its guidelines and the listing standards of the NYSE. We have also determined that the current and expected members of the Audit Committee satisfy the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and that the current and expected members of the Leadership Development and Compensation Committee satisfy the independence requirements contemplated by Rule 10C-1 under the Exchange Act. For further information about the expected members of the committees, see “Expected Committee Composition After the Annual Meeting."
Executive Sessions
The independent directors, as defined by the rules of the NYSE, shall meet in executive session at least semi-annually to discuss, among other matters, the performance of the Chief Executive Officer. The independent directors will meet in executive session at other times at the request of any independent director. Absent unusual circumstances, these sessions shall be held in conjunction with regular Board meetings. The director who presides at these meetings shall be the Lead Director if there is one, and if not, shall be chosen by the independent directors, and his or her name shall be disclosed in accordance with NYSE rules.
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Standing Committees of the Board
Committee Composition Prior to the Annual Meeting
Our Board has created the following committees. The composition of each committee is set forth below as of the date of the mailing of these proxy materials. The charters for each of the committees can be obtained at: https://ir.wexinc.com/governance/governance-documents/default.aspx
Audit Committee

Current Members: Regina O. Sommer (Chair) John E. Bachman James Groch Susan Sobbott Stephen Smith No. of Meetings in 2020: 12
The Audit Committee must be comprised of at least three independent directors appointed by a majority of the Board. The Audit Committee oversees our accounting and financial reporting processes, the audits of our financial statements and internal control over financial reporting and monitors the Company’s enterprise risk management. The Board has determined that all members of the Audit Committee are independent under the applicable rules of the NYSE and the Securities and Exchange Commission, or the SEC. In addition, each member of the Audit Committee is required to have the ability to read and understand fundamental financial statements. Unless determined otherwise by the Board, the Audit Committee shall have at least one member who qualifies as an “audit committee financial expert” as defined by the rules of the SEC. Our Board has determined that Mr. Bachman, Mr. Groch and Ms. Sommer qualify as “audit committee financial experts.”

Leadership Development and Compensation Committee

Current Members: Daniel Callahan (Chair) James Neary Susan Sobbott Jack VanWoerkom No. of Meetings in 2020: 9
The Leadership Development and Compensation Committee, formerly known as the Compensation Committee, must be comprised of at least two independent directors appointed by a majority of the Board. In March 2021, the name of this committee was modified to reflect the broader human capital focus of the committee, as well as to emphasize the degree of importance the Board places on such broader human capital matters as they relate to organizational success.
The Leadership Development and Compensation Committee oversees the administration of our equity incentive plans and certain of our benefit plans, reviews and administers all compensation arrangements for executive officers and our Board and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The Leadership Development and Compensation Committee also provides direction and perspective to management on strategies with significant human capital implications, including review of key diversity initiatives and human capital policies and practices, such as those related to organizational engagement and effectiveness and employee development programs. All members of the Leadership Development and Compensation Committee are independent under the applicable rules of the NYSE and the SEC. However, Mr. Neary does not satisfy the requirements of a “non-employee director” for purposes of Section 16 of the Exchange Act. See "Compensation Discussion & Analysis - Process for Determining Executive Compensation - Leadership Development and Compensation Committee".

Corporate Governance Committee

Current Members: Jack VanWoerkom (Chair) Shikhar Ghosh Regina O. Sommer No. of Meetings in 2020: 5
The Corporate Governance Committee is comprised of such number of independent directors as our Board shall determine. The Corporate Governance Committee’s responsibilities include identifying and recommending to the Board appropriate director nominee candidates, overseeing succession planning for the CEO and other executive officers and providing oversight with respect to corporate governance matters. All members of the Corporate Governance Committee are independent under the applicable rules of the NYSE.

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Finance Committee

Current Members: James Neary (Chair) John E. Bachman James Groch Stephen Smith No. of Meetings in 2020: 11
The Finance Committee is comprised of such number of directors as our Board shall determine. The Finance Committee’s responsibilities include advising the Board and the Company’s management regarding potential corporate transactions, including strategic investments, mergers, acquisitions and divestitures. The Finance Committee also oversees the Company’s debt or equity financings, credit arrangements, investments, capital structure and capital policies.

Technology Committee

Current Members: Shikhar Ghosh (Chair) Daniel Callahan Regina O. Sommer No. of Meetings in 2020: 4
The Technology Committee is comprised of such number of directors as our Board shall determine. The Technology Committee’s responsibilities include overseeing the Company’s management of risks regarding technology, data security, disaster recovery, and business continuity. In addition, the Technology Committee focuses on strategy relating to hardware, software, architecture, organizational structure, management, resource allocation, innovation, and research and development.

Expected Committee Composition After the Annual Meeting
With the retirement of Mr. Bachman and the nomination of first-time nominees Nancy Altobello, Bhavana Bartholf, and Derrick Roman, the Board has determined to change the composition of the standing committees effective immediately upon the conclusion of the Annual Meeting. Accordingly, assuming the successful election of Ms. Altobello, Ms. Bartholf, and Mr. Roman, and taking into account the retirement of Mr. Bachman, immediately upon conclusion of the Annual Meeting, it is anticipated that the composition of the Board's committees will be reconstituted as follows:
•Audit Committee: Ms. Sommer (Chair), Ms. Altobello, Ms. Bartholf, Mr. Groch, Mr. Roman, and Ms. Sobbott.
•Leadership Development and Compensation Committee: Mr. Callahan (Chair), Ms. Altobello, Mr. Neary, Mr. S. Smith, and Mr. VanWoerkom.
•Corporate Governance Committee: Mr. VanWoerkom (Chair), Mr. Ghosh, and Ms. Sobbott.
•Finance Committee: Mr. Neary (Chair), Mr. Groch, Mr. Roman, and Mr. S. Smith.
•Technology Committee: Mr. Ghosh (Chair), Ms. Bartholf, Mr. Callahan, and Ms. Sommer.
Compensation Committee Interlocks and Insider Participation
The directors who served as members of our Leadership Development and Compensation Committee, formerly known as the Compensation Committee, at any point during 2020 were Daniel Callahan, Shikhar Ghosh, James Neary, Susan Sobbott, and Jack VanWoerkom. No member of our Leadership Development and Compensation Committee serving during the last completed fiscal year is or was one of our or our subsidiaries’ former officers or employees. During 2020, there were no Compensation Committee interlocks as required to be disclosed under SEC rules.
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Board Practices, Policies, and Processes
Commitment to Good Governance Practices
WEX continually evaluates its governance practices and tailors its approach to the Company's individual circumstances. Below are the practices we observe to maintain our progressing approach to corporate governance:

✓ Recommending to the stockholders that the Board be declassified, with phase-in of one year terms commencing with the 2022 annual meeting
✓ Delegated ESG oversight responsibility to the Corporate Governance Committee in 2020
✓ Offered listening sessions with investors over the past three years
✓ Following the outbreak of the COVID-19 global pandemic, our Board commenced meetings on a near-weekly basis to provide oversight and leadership and provide a sounding board to our management
✓ Uses majority voting standard for uncontested director elections
✓ Strong, independent lead director
✓ Engages in 360' evaluation process of the Board, committees and individual directors
✓ Addition of proxy access bylaw provisions

Board and Committee Meetings
The Board held 26 meetings in 2020. Each of our directors attended at least 75 percent of the aggregate number of meetings of the Board and meetings of the Board committees held during the period for which he or she was a director or served on such committees in 2020. Our independent directors meet in executive session at least semi-annually during regularly scheduled in-person Board meetings. As provided in our Corporate Governance Guidelines, we expect directors to attend the annual meeting of stockholders. In 2020, all of our directors attended the 2020 annual meeting of stockholders. The Board met 17 times between March 13, 2020 and June 28, 2020 while the Company considered and implemented its response to the COVID-19 pandemic and the Optal and eNett litigation in the United Kingdom.
Board Performance Evaluations
The Corporate Governance Committee oversees an annual self-evaluation of the Board to determine whether the Board, the Board's committees and the individual directors are functioning effectively. The Corporate Governance Committee shall determine the nature of the evaluation and oversee the conduct of the evaluation and conduct an assessment of the Board’s performance, to be discussed with the Board. The purpose of this process is to improve the effectiveness of the Board, its committees and the individual directors. This evaluation process is led by a director and is executed through interviews with each director on the Board. In conducting the self-evaluation process, the Board annually identifies areas for additional focus and seeks to learn what the Board, committees and individual directors can do to improve strategic and operational execution. The responsibility for conducting these interviews is rotated amongst directors so as to increase transparency and provide a varying perspective from year-to-year.
Director Orientation and Continuing Education
The Board and the Company’s management conduct an orientation program for new directors. The orientation program is designed to familiarize new directors with the Company’s strategic plans, its significant financial, accounting and risk management matters, its compliance programs, its code of business conduct and ethics, its principal officers, its internal and independent auditors, and its Chief Legal Officer and outside legal advisors. In addition, the orientation program includes a review of the Company’s expectations of its directors in terms of time and effort and a review of the directors’ fiduciary duties. All other directors are also invited to attend the orientation program and are encouraged to actively engage with the
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Company's management for a personally tailored process that emphasizes those areas that will address each director's particular knowledge of the industries in which we operate.
Each director is expected, at his or her discretion, to be involved in continuing director education on an ongoing basis to enable him or her to perform his or her duties and to recognize and deal appropriately with issues that arise. The Company shall pay all reasonable expenses related to continuing director education.
Governance Disclosures on Our Website
Complete copies of our corporate governance guidelines, committee charters and code of conduct and ethics are available on the Corporate Governance section of our website, at www.wexinc.com. In accordance with NYSE rules, we may also make disclosure of the following on our website:
•the identity of the Lead Director at meetings of independent directors;
•the method for interested parties to communicate directly with the Lead Director or with the non-management directors as a group;
•the identity of any member of our Audit Committee who also serves on the audit committees of more than three public companies and a determination by our Board that such simultaneous service will not impair the ability of such member to effectively serve on our Audit Committee; and
•contributions by us to a tax-exempt organization in which any independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.
The information contained on our website, or any information that may be accessed by links on our website, is not incorporated by reference into this Proxy Statement.
Certain Relationships and Related Transactions
Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which WEX is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5 percent stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Legal Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Board’s Corporate Governance Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the Corporate Governance Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between meetings, subject to ratification by the Corporate Governance Committee at its next meeting. Any related person transactions that are ongoing in nature are reviewed annually. The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.
A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Corporate Governance Committee after full disclosure of the related person’s interest in the transaction. The Corporate Governance Committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.
The Corporate Governance Committee may approve or ratify the transaction only if the Committee determines that, under all of the circumstances, the transaction is not inconsistent with the Company’s best interests. The Committee may impose any conditions on the related person transaction that it deems appropriate.
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In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:
•interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10 percent equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $750,000 or 1 percent of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2 percent of the Company’s annual consolidated gross revenues; and
•a transaction that is specifically contemplated by provisions of the Company’s charter or By-Laws.
Other than as set forth below, there were no relationships or related person transactions since January 2020 which required review under the policy.
Warburg Pincus Private Placement Transaction
In July 2020, the Company completed a private placement transaction with an affiliate of funds managed by Warburg Pincus. James Neary, who serves as a member of the Board, is a managing director at Warburg Pincus. The private placement was intended to strengthen WEX’s financial profile and will enable the Company to remain focused on its strategic initiatives as it navigates the global COVID-19 pandemic. The private placement transaction was approved pursuant to the Company’s related person transactions policy by the Corporate Governance Committee of the Board, after it had reviewed and considered all relevant facts and circumstances, including, but not limited to, whether the transaction was entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party and the indirect interest of Mr. Neary in the transaction, which was estimated to have a value of approximately $414,000. Following approval by the Corporate Governance Committee of the Board, the private placement transaction was approved by the disinterested members of the Board.
Purchase Agreement
On June 29, 2020, the Company entered into a purchase agreement with an affiliate of Warburg Pincus providing for the issuance and sale of (i) $310,000,000 aggregate original principal amount of 6.50% Convertible Senior Notes due 2027 and (ii) 577,254 shares of the Company’s common stock. The aggregate purchase price for the convertible notes and shares was $389,150,000, of which $299,150,000 constituted the purchase price for the convertible notes and $90,000,000 constituted the purchase price for the shares. The closing of the sale occurred on July 1, 2020.
The purchase agreement contains certain customary representations, warranties and covenants with respect to each of the Company and purchaser, including preemptive rights allowing the purchaser to maintain its proportionate equity interest on an as-converted basis, subject to certain exceptions. The purchase agreement further provides that the purchaser is restricted from transferring the convertible notes or shares until July 1, 2021, subject to certain exceptions, including transfers pursuant to pledge arrangements that may be entered into by the purchaser in connection with certain financing arrangements. After such time, transfers generally will not be restricted, subject to certain limitations on transfers to certain categories of transferees. The purchase agreement also provides for restrictions on certain hedging activities by the purchaser.
Additionally, pursuant to the terms of the purchase agreement, for so long as the purchaser continues to own at least 50% of the aggregate amount of the shares and the shares of common stock issuable upon conversion of the convertible notes, the purchaser is entitled to nominate an individual to the Board, which nominee is entitled to be a member of the Leadership Development and Compensation Committee and the Finance Committee of the Board. The designee is currently Mr. Neary. The purchaser is also subject to customary standstill restrictions until 90 days after the first day on which the purchaser no longer has a designee on the Board and no longer has a right to such a designee.

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Indenture
The convertible notes were issued pursuant to an indenture, dated as of July 1, 2020, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The convertible notes bear interest at a rate of 6.50% per annum and will mature on July 15, 2027, unless earlier redeemed, repurchased or converted. Interest on the convertible notes is calculated at a fixed rate of 6.5% per annum, payable semi-annually in arrears on January 15 and July 15 of each year. At the Company’s option, interest is payable in cash, through accretion to the principal amount of the convertible notes, or a combination of cash and accretion. The Company did not make any payments of principal or interest on the convertible notes in 2020. As of March 31, 2021, the Company made interest payments on the convertible notes, in cash, in the amount of $10,858,611 during 2021. The principal amount outstanding under the convertible notes was $310 million as of December 31, 2020 and March 31, 2021. The Company has made no payments of principal on the convertible notes in 2021 as of March 31, 2021.
The convertible notes may be converted at the option of the holders at any time prior to maturity, or earlier redemption or repurchase of the convertible notes, based upon an initial conversion price of $200 per share of common stock. The Company may settle conversions of convertible notes, at its election, in cash, shares of the Company’s common stock, or a combination thereof. The initial conversion price is subject to adjustments customary for convertible debt securities and a weighted average adjustment in the event of issuances of equity and equity linked securities by the Company at prices below the then applicable conversion price for the convertible notes or the then market price of the Company’s common stock, subject to certain exceptions.
Registration Rights Agreement
In connection with the private placement transaction, the Company entered into a registration rights agreement with the purchaser. Pursuant to the registration rights agreement, and subject to the terms and conditions thereof, the Company is required upon a demand by the purchaser, or certain permitted transferees of securities issued in connection with the private placement, to file and cause to be declared effective a shelf registration statement registering the public resale of the convertible notes, the shares and the shares of common stock issuable upon conversion of the convertible notes. In addition, the registration rights agreement provides holders of the convertible notes with customary demand underwriting and piggyback registration rights.
Communications with the Board of Directors
The Board believes that the Chief Executive Officer and Chair of the Board and his or her designees, as well as the Vice Chairman and Lead Director, speak for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies who are involved with the Company. It is, however, expected that Board members would do so with the knowledge of and, absent unusual circumstances or as contemplated by the committee charters, only at the request of the Company’s senior executives or the Board.
The Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the committee charters, the Vice Chairman and Lead Director shall, subject to advice and assistance from the Chief Legal Officer, (1) be primarily responsible for monitoring communications from stockholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as he considers appropriate.
If you wish to communicate with the Board or the independent members of the Board, you may send your communication in writing to:

Independent Director Communication WEX Inc. Attention: Corporate Secretary 97 Darling Avenue South Portland, ME 04106
You should include your name and address in the written communication and indicate whether you are a stockholder.
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Director Compensation
The Company’s Non-Employee Directors Compensation Plan is designed to achieve the following objectives:
•Attract and engage a diverse group of qualified directors;
•Compensate our directors for the investment of time they make to support the Company;
•Align director compensation with stockholder interests; and
•Have a compensation structure that is simple, transparent and easy for stockholders to understand.
Our Corporate Governance Guidelines note that the Company’s policy is to compensate directors competitively relative to comparable companies, and that the Leadership Development and Compensation Committee will periodically review the compensation of the Company’s directors. In line with this, the Leadership Development and Compensation Committee generally reviews our director compensation program against peer group market data every two years, with reference to the same peer companies used to benchmark executive compensation, as well as survey information analyzing director compensation across industries at U.S. public companies. The assessment of director compensation is conducted by the Leadership Development and Compensation Committee with the assistance of Compensation Advisory Partners (CAP), the Leadership Development and Compensation Committee’s independent compensation consultant.
The Leadership Development and Compensation Committee last reviewed the compensation of the Company’s non-employee directors in 2019, and made changes to the director compensation program, effective October 1, 2019, in order to maintain the competitiveness of our non-employee director compensation program with median payments at peer group companies.
Annual Cash Retainers
The Company pays each non-employee director the following annual cash retainer(s) based upon his or her service on the Board and/or a Board committee. Such payments are made in four equal quarterly amounts.

Annual Fee Schedule
Annual Lead Director Cash Retainer	$115,000
Annual Non-Employee Director Cash Retainer (other than the Lead Director)	$85,000
Audit Committee Chair Cash Retainer	$30,000
Leadership Development and Compensation Committee Chair Cash Retainer	$20,000
Finance Committee Chair Cash Retainer	$20,000
Corporate Governance Committee Chair Cash Retainer	$15,000
Technology Committee Chair Cash Retainer	$20,000

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To the extent a non-employee director is appointed at a time other than the annual stockholders’ meeting, any annual cash retainer is prorated. Employees who serve as directors are not separately compensated for their service on our Board.
During the year ended December 31, 2020, the spread of COVID-19, and conditions arising in connection with it, including restrictions on businesses and individuals and wider changes in business and customer behavior, had a negative impact on the Company’s businesses. During the height of pandemic-related uncertainty, to support cash conservation and further signal alignment of our board members with broader employee actions, we reduced the cash compensation of our non-employee directors by 10%, for the period beginning on April 20, 2020 and ending on July 31, 2020. Our board and management team successfully protected shareholder value during 2020, and continued to position WEX for future growth, which remains an ongoing priority.
Annual Equity Retainers
Effective immediately upon the conclusion of the annual stockholders' meeting in 2020, all non-employee directors were granted a number of restricted stock units, or RSUs, worth the equivalent of approximately $155,000 based on the closing price of our common stock as reported by the NYSE on the day that the award was granted. These RSUs vest on the first anniversary of the date of grant. Effective immediately upon the conclusion of the Annual Meeting, all non-employee directors including, if elected for the first time, Ms. Altobello, Ms. Bartholf, and Mr. Roman, will be granted a number of RSUs having a value equal to approximately $155,000 based on the closing price of our common stock on that date.
Our directors are subject to anti-hedging and anti-pledging requirements. We maintain a policy that prohibits directors from purchasing any financial instrument, or entering into any transaction, that is designed to hedge or offset a decrease in the market value of the Company stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds) or from pledging, hypothecating, or otherwise encumbering shares of the Company stock as collateral for indebtedness.
New Director Equity Grants
New non-employee directors are granted a number of RSUs worth the equivalent of approximately $100,000 based on the closing price of our common stock as reported by the NYSE on the day that the award is granted. Such RSUs are granted either (i) at the next annual stockholders’ meeting after a new non-employee director's appointment by the Board or (ii) upon initial election to the Board by our stockholders, whichever comes first, and vest on the first anniversary of the date of grant. If elected at the Annual Meeting, Ms. Altobello, Ms. Bartholf and Mr. Roman will be granted such new non-employee director RSUs on the day of the Annual Meeting.
The Board believes that new director equity grants further support alignment of the interests of our new directors with our stockholders.
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2020 Director Compensation
Our non-employee directors received the following aggregate amounts of compensation in the year ended December 31, 2020:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
John E. Bachman	$82,623	$155,116	$237,739
Daniel Callahan	$97,623	$155,116	$252,739
Michael E. Dubyak(2)	$34,449	$—	$34,449
Shikhar Ghosh	$102,623	$155,116	$257,739
Rowland T. Moriarty(2)	$38,199	$—	$38,199
James Neary	$102,623	$155,116	$257,739
James Groch(3)	$54,549	$255,123	$309,672
Stephen Smith	$82,623	$255,123	$337,746
Susan Sobbott	$82,623	$155,116	$237,739
Regina O. Sommer	$112,623	$155,116	$267,739
Jack VanWoerkom	$128,034	$155,116	$283,150
(1)This column is the aggregate fair value of stock awards granted on May 14, 2020. The fair value of these awards is determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 based on the closing price of our common stock as reported by the NYSE on the day that the award was granted. The aggregate number of unvested RSUs outstanding for each non-employee director as of December 31, 2020 is as follows: Mr. Bachman — 1,261; Mr. Callahan — 1,261; Mr. Ghosh — 1,261; Mr. Neary — 1,261; Mr. Groch — 2,074; Mr. Smith — 2,074; Ms. Sobbott — 1,261; Ms. Sommer — 1,261; and Mr. VanWoerkom — 1,261. These RSUs vest on the first anniversary of the 2020 annual meeting of stockholders. Mr. Dubyak and Mr. Moriarty did not stand for re-election at the 2020 annual meeting of stockholders and as such did not have any stock awards outstanding as of December 31, 2020.
(2)The terms of Dr. Moriarty and Mr. Dubyak ended May 2020.
(3)Mr. Groch's term began in May 2020 upon election at the 2020 annual meeting of stockholders.
Fee Deferral
Directors may defer all or part of their cash fees and equity retainers into deferred stock units, which will be payable in Company shares to the director 200 days following cessation of Board service.
36     WEX Inc.

GOVERNANCE
Expense Reimbursement
Directors are reimbursed by the Company for their out-of-pocket travel and related expenses incurred in attending all Board and committee meetings.
Non-Employee Director Equity Ownership Guidelines
The Leadership Development and Compensation Committee maintains equity ownership guidelines for all non-employee directors. “Equity” for the purpose of these guidelines is defined to include shares of the Company’s common stock, vested restricted stock units, 50% of the value of unvested restricted stock units, and deferred stock units. The equity ownership guidelines for all non-employee directors were revised effective October 1, 2019, considering competitive market practices and to further support alignment of director interests with those of our stockholders. Under the guidelines of the equity ownership program, all non-employee directors are expected to own equity equal in value to at least five times the annual non-employee director cash retainer. Each non-employee director, while serving as a director of WEX, is expected to attain the new, increased prescribed ownership threshold by the later of five years from their initial appointment or election to the Board, whichever comes first, or five years following October 1, 2019, the date at which the increased equity ownership guideline became effective.
The directors’ compliance with these guidelines was assessed during 2020 by the Leadership Development and Compensation Committee, as of July 31, which is the “Determination Date” for purposes of these guidelines. As of July 31, 2020, all of our non-employee directors then serving were in compliance with the equity ownership guidelines for non-employee directors.
2021 Proxy Statement     37

GOVERNANCE
EXECUTIVE OFFICERS
The following are the Non-Director Members of the Executive Team (the "Executive Officers"):
DAVID COOPER 54, Chief Technology Officer
David Cooper joined WEX in December 2016 as our Senior Vice President and Chief Technology Officer. Prior to joining WEX, he held several senior technology positions, including head of global operations at GlobeOne, a financial services company, from June 2016 to December 2016, CTO at Advisor Software, an advisory and wealth management software company from November 2015 to June 2016, SVP of technology at Green Dot, a retail banking company, from March 2014 to November 2015, CTO and SVP of product development at both Fiserv, an information technology and services company, from September 2011 to February 2014 and CashEdge, a leading provider of Intelligent Money Movement from June 2005 to September 2011.
JOEL (JAY) A. DEARBORN 42, President, Corporate Payments
Joel Dearborn joined WEX in January 2016 as Vice President, Strategy. Mr. Dearborn served as Vice President, Strategy from January 2016 until December 2017. Since December 2017, Mr. Dearborn has served as WEX’s President for Corporate Payments, and is responsible for WEX’s virtual card and other payments solutions. Prior to joining WEX, he was a principal at McKinsey & Company, a management consulting firm, from January 2008 to January 2016, where he helped private and public organizations set their strategic direction, including technology deployment and process redesign to support long-term growth.
ROBERT DESHAIES 55, President, Health
Robert Deshaies has served as our President, Health since September 2019. He is responsible for growth acceleration, increasing WEX’s Health division’s presence in the market and overseeing sales, marketing, business development, operations and product marketing. Prior to serving as our President, Health he served as a Senior Vice President, Health beginning July 2014, when WEX acquired Evolution1. Before joining Evolution1 in 2012, Robert served as global executive vice president and general manager at Sage, where he led multi-hundred million-dollar business units.
ANN DREW 50, Chief Risk and Compliance Officer
Ann Drew has served as the Chief Risk and Compliance Officer since December 2020. Prior to that she served as the Senior Vice President, Chief Ethics and Compliance Officer from August 2020 to December 2020, the Chief Ethics and Compliance Officer from December 2019 to August 2020, the Vice President, Compliance and Enterprise Risk Management, from December 2016 to December 2019, and the Director, Corporate Compliance and Enterprise Risk Management from December 2014 to December 2016. Prior to joining WEX, Ms. Drew served as the Associate General Counsel and Chief Compliance Officer of SIG Sauer, Inc., a designer and manufacturer of firearms, from 2013 to 2014, and from 2006 to 2013 she served in various legal leadership roles at IDEXX Laboratories, Inc., a global leader in veterinary diagnostics, software, and water microbiology testing.
SCOTT PHILLIPS 51, President, Global Fleet
Scott Phillips has served as the President, Global Fleet, since December 2017. He joined the Company as Senior Vice President and General Manager, Electronic Funds Source (“EFS”) on July 1, 2016, when the Company acquired EFS to expand its large and mid-sized over-the-road (“OTR”) and corporate payments business. Mr. Phillips had been the President and CEO of EFS from September 2011 to June 2016, responsible for OTR fleet activities along with the EFS Corporate Payments business. Prior to joining EFS, he was Executive Vice President and General Manager of the Corporate Payments Divisions at Comdata Corporation, a payment processor and issuer of fleet fuel cards.
38     WEX Inc.

HILARY A. RAPKIN 54, Chief Legal Officer
Hilary Rapkin has served as our Chief Legal Officer and Corporate Secretary since December 2017. Prior to that she served as the Senior Vice President, General Counsel and Corporate Secretary from February 2005 to November 2017. She also served as the Head of Human Resources from February 2013 until February 2018. From January 1996 to February 2005, Ms. Rapkin held various positions of increasing responsibilities with the Company. Ms. Rapkin is a member of the American Bar Association, the Maine State Bar Association, the Association of Corporate Counsel, the Society of Corporate Secretaries and Governance Professionals and the New England Legal Foundation.
ROBERTO SIMON 46, Chief Financial Officer
Roberto Simon joined WEX as the Chief Financial Officer in February 2016. Previously, Mr. Simon served as the Executive Vice President and Chief Financial Officer of Revlon, Inc., a global cosmetics, personal and beauty care products company, from October 2014 until February 2016. Prior to that, he was Revlon's Senior Vice President, Global Finance from October 2013 to September 2014 and served as Revlon’s Global Business Process Owner, SAP, from February 2014 until September 2014. Prior to joining Revlon as a result of Revlon’s acquisition of The Colomer Group Participations, S.L. (“The Colomer Group”), a Spain-based salon and professional beauty business, Mr. Simon served in various senior finance positions of increasing responsibility at The Colomer Group since 2002, including most recently serving as The Colomer Group’s Chief Financial Officer from October 2011 to October 2014. Prior to that, he served as The Colomer Group’s Vice President of Finance for America and Africa from January 2008 until September 2011. Since November 2020, Mr. Simon has served on the board of directors of Conversion Labs, Inc. , a telemedicine company with a portfolio of online direct-to-consumer brands.
MELANIE J. TINTO 49, Chief Human Resources Officer
Melanie Tinto joined WEX as the Chief Human Resources Officer in February 2018. Previously, Ms. Tinto served as the Vice President, Talent Management and Chief Learning Officer at Medtronic, a global leader in medical technology, services and solutions, from April 2015 to February 2018. Prior to joining Medtronic, Ms. Tinto served as the Vice President, Executive Development and Organizational Development of Hewlett Packard, an information technology company, from April 2013 to March 2015.
2021 Proxy Statement     39

EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION

Proposal 2
Advisory (Non-Binding) Vote on the Compensation of Our Named Executive Officers

We are providing you with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the executive officers named in the Summary Compensation Table under “Executive Compensation,” whom we refer to as our “named executive officers” or “NEOs,” as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Securities Exchange Act of 1934, or Exchange Act.
Our executive compensation programs are designed to attract, motivate, and retain individuals who are critical to our success.
WEX’s “pay-for-performance” philosophy regarding executive compensation is straightforward: reward our executives for their contributions to the Company’s annual and long-term performance by tying a significant portion of their total compensation to key business drivers and stockholder value. Reflecting our pay-for-performance philosophy, a significant portion of executive compensation is subject to increase when results exceed target, reduction when results fall below target, and elimination if results do not achieve a threshold level of performance. Stockholders are urged to read the “Executive Compensation” section of this proxy statement, including the section entitled “Compensation Discussion & Analysis,” which describes our executive compensation philosophy and programs in greater detail, as well as compensation decisions made by the Leadership Development and Compensation Committee with respect to the fiscal year ended December 31, 2020.
Our Board is asking stockholders to approve, on a non-binding advisory basis, the following resolution:
RESOLVED, that the compensation paid to WEX Inc.’s named executive officers, as disclosed in accordance with the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion & Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by the Company or the Board (or any committee of the Board), or create or imply any change or addition to the fiduciary duties of the Company or the Board (or any committee of the Board). However, our Leadership Development and Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.
The Board has decided that the Company will hold an annual advisory vote on the compensation of our named executive officers. After this Annual Meeting, the next advisory vote on the compensation of our named executive officers will be at our 2022 annual meeting.

The Board recommends a vote FOR approval of the compensation of our named executive officers.

40     WEX Inc.

Compensation Discussion & Analysis
This Compensation Discussion and Analysis, or CD&A, describes our compensation objectives and programs for our “named executive officers” or “NEOs.” This CD&A also describes the specific decisions, and the processes supporting those decisions, which were made with respect to 2020 for the NEOs.
For 2020, our NEOs were:

Melissa Smith Chair and Chief Executive Officer (“CEO”)	Roberto Simon Chief Financial Officer (“CFO”)	Scott Phillips President, Global Fleet	Robert Deshaies President, Health	Joel Dearborn President, Corporate Payments
To assist in finding important information, we call your attention to the following sections of our CD&A:

Executive Summary	Page 42
Process for Determining Executive Compensation	Page 50
Other Compensation Program and Governance Features	Page 64
Executive Summary
Summary of WEX’s Business
WEX Inc. is a leading financial technology service provider operating in three reportable segments: Fleet Solutions, Travel and Corporate Solutions, and Health and Employee Benefit Solutions. Our Fleet Solutions segment provides payment, transaction processing and information management services specifically designed for the needs of commercial and government fleets. Our Travel and Corporate Solutions segment focuses on the complex payment environment of business-to-business payments, providing customers with payment processing solutions for their corporate payment and transaction monitoring needs. Our Health and Employee Benefit Solutions segment provides a software-as-a-service, or “SaaS”, platform for consumer directed healthcare payments. During 2020, Fleet Solutions' revenue represented approximately 59% of our total revenue, Travel and Corporate Solutions' revenue represented approximately 18% of our total revenue, and Health and Employee Benefit Solutions' revenue represented approximately 23% of our total revenue. We aspire to be the leading financial technology service provider within our core verticals.
2021 Proxy Statement     41

EXECUTIVE COMPENSATION
2020 Company Performance Snapshot
A novel strain of coronavirus (COVID-19) was first identified in Wuhan, China in January 2020, and subsequently declared a global pandemic by the World Health Organization on March 11, 2020. During the first quarter of 2020, the Company took a number of precautionary steps to safeguard its business and employees from the effects of COVID-19 including restricting business travel, temporarily closing offices, canceling participation in various industry events and pivoting to virtual customer and partner events. As a result, the Company’s performance during the year ended December 31, 2020, was shaped largely by the pandemic. We also updated our corporate strategy to take COVID-19 into account as well as to commence planning for the business environment following COVID-19. While we continue to prioritize customers, technology, talent, and execution, we refined our strategy to more specifically focus on how we will meet the needs of an evolving landscape: continue to win and expand using customer relationships; deliver modular solutions on integrated platforms; continuously reinvent through diversification; transform to mitigate risk and maximize scale; and leverage our culture and grow our talent.
Despite the headwinds created by the pandemic in 2020, the Company experienced strong new customer signings in each line of business; experienced strong organic revenue growth in US Health and Corporate Payments; continued its migration to the cloud, where approximately two-thirds of transaction volume is presently conducted; completed another positive enrollment season for our US Health business; consummated the acquisition of eNett and Optal; and grew our employee resource groups to support more than 400 WEX employees.
The rapid spread of the COVID-19 pandemic and the conditions arising in connection with it, including restrictions on businesses and individuals and wider changes to the economy and in business and customer behavior, had an overall negative impact on the Company’s businesses during the year ended December 31, 2020. Another significant factor outside the control of the Company which contributed to the decline in Company revenue and adjusted net income attributable to shareholders, a non-GAAP measure, from 2019 to 2020 was changes in fuel prices. Changes in fuel prices contributed $61 million and $39 million to the decline in revenue and adjusted net income, respectively, from 2019 to 2020. The Company’s 2020 revenue decreased 9.5% from 2019, and adjusted net income attributable to shareholders, a non-GAAP measure, decreased 33.5% from 2019, while our market capitalization remained approximately flat during the year ended December 31, 2020 (i.e., declined less than 1.0%), as shown in the charts below. However, our leadership team guided the Company through the difficulties caused by the pandemic during 2020 and positioned WEX for the future, which remains an ongoing priority for our business.

Revenue $ millions	Adjusted Net-Income $ millions	Market Capitalization $ millions (at 12/31)

Please note that reconciliations of the non-GAAP financial measures discussed in this proxy statement to GAAP financial measures are located in Appendix A.
42     WEX Inc.

EXECUTIVE COMPENSATION
Say on Pay Support and Stockholder Engagement
We have adopted a policy of conducting an annual advisory vote on executive compensation. While this vote is not binding, our Board and the Leadership Development and Compensation Committee, which we refer to as the Committee for purposes of this CD&A, value the opinions of our stockholders. The Committee strives to ensure our executive compensation program aligns with the interests of our stockholders and adheres to our pay for performance philosophy
Say on Pay Vote Results. At our annual meeting of stockholders in 2020, approximately 98% of votes cast supported WEX’s executive compensation program. Management and the Committee reviewed our stockholders’ affirmative 2020 Say on Pay vote and believe it to be a strong indication of support for WEX’s executive compensation program and practices and the related decision-making by the Committee.
Responding to Stockholder Feedback. WEX takes our stockholder feedback seriously. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders. These engagement efforts take place during each year through meetings, telephone calls, and correspondence involving our senior management and representatives of our stockholders, and when appropriate or requested, members of our board of directors.
In June 2020, we took COVID-related compensation actions, which are discussed more fully in various sections below, including the section titled "Impact of COVID-19 on Compensation." Following such actions, we reached out to stockholders representing approximately 75% of our outstanding shares specifically regarding our executive compensation program and other corporate governance-related topics. Most of the stockholders we contacted responded with no questions and expressed no issues with our June 2020 compensation actions. At the limited number of meetings that did result, we learned that our investors were supportive of our COVID-19 pandemic response and related rationale, including the need to retain our key talent to continue our success and ongoing focus on the growth of our business, though they did encourage a return to the growth-oriented performance metrics in our standard annual executive compensation program, short-term incentive plan ("STIP") and performance-based restricted stock units ("PSUs"), as soon as practical from a business planning perspective. Input received during such outreach and meetings on our executive compensation program and related actions was considered when making further changes to our executive pay programs for 2021, as described below in the section titled: "Changes for 2021". When such meetings were expected to focus on our executive compensation program and related decisions, our Vice Chairman and Lead Director, as well as our Leadership Development and Compensation Committee Chair, participated in addition to members of our management team.
2021 Proxy Statement     43

EXECUTIVE COMPENSATION
Key Compensation Practices
Our executive compensation program is targeted to align with our business strategy and features many leading practices, which we believe promote alignment with the interests of our stockholders.

What We Do	What We Don’t Do
•Directly link pay to performance outcomes, operational results and stockholder returns
•Link incentive plan performance measures to short- and mid-term operating objectives and delivery of long-term value to stockholders
•Target total direct compensation (base/cash bonus/long-term incentives) within a competitive range of the market median
•Maintain a cap on CEO and other NEO incentive compensation payouts for short-term incentive plan (STIP) and PSU awards (customarily 200% of target)
•Have stock ownership guidelines for NEOs, including a retention requirement until stock ownership guidelines are achieved
•Provide double-trigger change-in-control severance benefits
•Review share utilization at least annually
•Devote time to management succession and leadership development efforts
•Use an independent compensation consultant
•Maintain an anti-hedging policy
•Maintain an anti-pledging policy
•Maintain a clawback policy

•No payment of dividends or dividend equivalents on unearned RSUs or PSUs
•No excise tax gross-ups upon a change-in-control
•No re-pricing of underwater stock options without stockholder approval
•No excessive severance or change-in-control benefits

44     WEX Inc.

EXECUTIVE COMPENSATION
Summary of WEX’s 2020 Executive Compensation Program
A summary of our executive compensation program during 2020 is provided below. This summary first describes the 2020 incentive program design and goals adopted in the normal course in early 2020, followed by a description of subsequent modifications to that program adopted in response to the COVID-19 pandemic.
•Generally, we target total direct compensation (salary/cash bonus/long-term incentives) within a competitive range of the market median.
•Pay will vary above or below target based primarily on corporate and business unit and, to a lesser degree individual, quantitative performance outcomes.

2020 Target Compensation Elements

Base Salary- Fixed rate of pay

Short-Term Incentive Plan (“STIP”)
Payout can range from 0-200% of target based on financial goals:
1.Compensation Adjusted Operating Income (60%) and
2.Compensation Adjusted Revenue (40%)
For NEOs leading a business unit, corporate goals are weighted 40% and business unit goals are weighted 60%.
The funded payout may be adjusted for each NEO through an individual performance modifier, down to 75% or up to 125%, with no payout greater than 200% of target. The adjustment is made based on an assessment of performance versus pre-defined, often quantitative individual goals as reviewed by the CEO and recommended to the Committee. The Committee has further discretion to eliminate any funded bonus payout at its discretion, should circumstances warrant.

Long-Term Incentive Plan (“LTIP”)
Our target long-term incentive mix during 2020 for our CEO was 60% PSUs, 25% stock options, and 15% RSUs; target mix for our other NEOs was 60% PSUs, 20% stock options, and 20% RSUs.
PSUs:
•Payout can range from 0-200% of target with cliff vesting on third anniversary of grant
•3-year performance period based on cumulative corporate financial goals: Compensation Adjusted Net Income Earnings Per Share (60%), and Compensation Revenue (40%)
a.Reward long-term stockholder value creation and encourage retention
b.The Compensation Revenue metric recognizes the importance of revenue diversification for our business, given the impact that volatile fuel prices may have on our business results
Stock Options:
•3-year ratable vesting requirement
•Reward long-term stockholder value creation
RSUs:
•3-year ratable vesting requirement
•Reward long-term stockholder value creation and encourage retention

2021 Proxy Statement     45

EXECUTIVE COMPENSATION
Pay Mix
The majority of CEO compensation is variable (“at risk”). For 2020, 90% of target total direct compensation was variable for our CEO in her core compensation program. This directly ties pay to Company performance outcomes, including financial results, strategic initiatives, and stock price performance.

2020 CEO Target Total Compensation Mix	2020 CEO Target Long-term Incentive Mix

15%
RSUs
60%
PSUs
(85%)
Performance
Contingent
25%
Stock
Options

The majority of the compensation for the remaining NEOs is also variable and tied directly to Company performance outcomes, as described above.
Impact of COVID-19 on Compensation
Our 2020 incentive program design and the related goals described above in this CD&A were made using our standard processes in early 2020, prior to the time that the full extent and effect of the COVID-19 pandemic began to be known or understood. As the pandemic unfolded, it became clear that we had to take extraordinary steps to navigate the related economic uncertainty, protect our financial health, and preserve the trust of our employees, all while keeping employees safe, retaining key talent, and remaining focused on and well positioned for future company growth. To address these concerns, in the spring of 2020, we implemented an adjusted operating plan, and after several meetings and discussions, the Committee approved certain actions during the second quarter of 2020. Our actions were multi-faceted with the primary goals being to ensure the financial health and stability of the Company, to retain the talent we would need as we returned to growth, and to continue to provide our executives with a highly performance-based pay program that was focused on both absolute financial goals, stock price growth, and outperformance.
The pay-related actions, related to COVID-19, that were taken by the Committee for our employees are summarized below, none of which were exclusive to our executive officers except for the temporary salary reductions. Other such pay-related Committee actions were broad-based and impacted our NEOs on a consistent basis, as further described below, as the significant group of other impacted employees: the changes to the 2020 STIP described below impacted related STIP payments for nearly 2,500 of our employees, including our NEOs; the PSU modifications described below impacted PSU grants made in 2019 and 2020 to approximately 235 and 330 of our employees, respectively, including our NEOs; and the special June 2020 Business Continuity and Outperformance equity grant was made to approximately 135 of our key employees, including our NEOs.
46     WEX Inc.

EXECUTIVE COMPENSATION
The timeline and considerations related to the Committee’s June 2020 COVID-related pay actions are described in the chart below:

Timing	Selected Actions and Considerations
March 2nd	•The Committee approved 2020 STIP goals and NEO equity awards under the 2020 LTIP, including goals for related PSUs
March 3rd to March 10th	•Significant levels of spread and increased understanding and recognition of COVID-19 severity
March 11th	•World Health Organization (WHO) declared COVID-19 a pandemic
March 13th	•U.S. President declared COVID-19 a National Emergency
March 14th to June 22nd
•The Committee was active and met four times as uncertainty increased as to the future of the COVID-19 pandemic and its impact on the economy and the Company
•The Committee approved temporary reductions to NEO base salaries, effective April 20th, as further described below
•WEX faced intense competitive pressure to retain key talent throughout our organization despite the pandemic, from other public companies, as well as from private companies funded by private equity firms and other sources
•The Committee believed the Company had quickly lost a very significant portion of the retentive value from outstanding unvested equity awards for our executives and other key employees
•There was ongoing uncertainty regarding the outcome of the litigation related to our proposed acquisition of eNett and Optal, travel-related businesses severely impacted by the pandemic, which acquisition had been initiated pre-pandemic
•The Company updated its corporate strategy to take COVID-19 into account as well as commence planning for the business environment following COVID-19; as a result, the goals in our 2020 STIP that were approved on March 2nd were no longer aligned with our near-term business objectives and newly updated corporate strategy

June 23rd
•The Committee approved changes to 2020 STIP, modifications to March 2019, September 2019 and March 2020 PSU awards, and Business Continuity and Outperformance grants, all as further described below, during a time that the Committee viewed as a period of peak uncertainty as to the future of the pandemic and its impact on the economy and the Company
•The high level of uncertainty also drove the design used for compensation actions approved by the Committee; given the Company's inability to forecast business results, especially three years out, the Committee used relative Total Shareholder Return as a way to tie executive rewards to their success handling challenges better than the market
•Rather than being reactive, the Committee thought it was important to be an early mover on pandemic-related pay actions, using a broad-based approach impacting key employees across our organization, because of competitive pressure related to talent retention and to demonstrate our commitment to our people at a historic and uncertain time

June 24th to December 31st
•The Company successfully protected shareholder value and retained key talent, which the Committee believed – along with 2020 pay actions and program designs – positioned WEX well for future growth and success

2021 Proxy Statement     47

EXECUTIVE COMPENSATION

2020 COVID-Related Compensation Actions

Base Salary Reduced CEO and other NEO salaries by 20% and 10%, respectively, for the period beginning April 20, 2020, and ending on July 31, 2020

STIP
On June 23, 2020, approved changes to the 2020 STIP (see detail below, beginning on page 53)
•Given the significant economic uncertainty and business disruption caused by the COVID-19 pandemic, shared corporate performance goals were changed and the maximum payout was reduced from 200% to 150% of target
•Impacted all STIP eligible employees, which includes a significant portion of our employees globally, including each of our executive officers
During the first quarter of 2021, applied negative discretion to the initial funded STIP payout as a % of target
•Based on the revised shared financial performance goals approved in June 2020, the initial STIP payout factor calculated to 126% of target
•The Committee, in consultation with management, reduced the corporate STIP payout factor from 126% of target to approximately 108% of target to eliminate any benefit from reduced travel and entertainment spend, as well as to account for customer/partner satisfaction results, individual line of business performance results, agility in reacting to changing market conditions, and overall cost management

LTIP
On June 23, 2020, approved changes to PSUs granted on March 20, 2019 and September 2019 (see detail below, beginning on page 59)
•Considering a number of factors, including the impact of the COVID-19 pandemic on the global economy and our business planning, determined to shorten the performance period for the corporate financial performance metrics from the three years ending December 31, 2021 to the two years ending December 31, 2020
•Annual growth rates embedded in the original 2019 PSU award three-year goals were maintained. In addition, a relative total shareholder return (TSR) modifier, measured against other companies in the S&P 400 MidCap index, that can modify the payout factor derived from the financial results by ±15% was added, which extends performance measurement for this award to the end of the original 3-year performance period, which is December 31, 2021
•Impacted all employees at WEX that received a relevant 2019 PSU award, including all executive officers
On June 23, 2020, approved changes to PSUs granted on March 16, 2020 (see detail below, beginning on page 58)
•After the PSUs, and the related 3-year financial goals, were initially approved in March 2020, the severity of the impact of COVID-19 on the global economy, and general economic uncertainty, increased significantly. In light of this, the Committee changed the performance goal for the March 2020 PSU awards to 3-year relative TSR, which maintains a performance-based 3-year PSU award
•Impacted all employees at WEX that received a relevant 2020 PSU award, including all executive officers
On June 23, 2020, approved a special Business Continuity and Outperformance equity award granted on June 24, 2020 (see detail below, beginning on page 60)
•Performance-focused award, made 75% in PSUs and 25% in RSUs, that aligned talent who are critical to continued growth and transformation throughout the organization during a highly uncertain time, during which the marketplace for our talent remained highly competitive
•Exceeding median TSR performance required to achieve target payout under PSUs
•RSUs vest 50% 2 years from date of grant and 50% 3 years from date of grant
•Selected employees across the company – at the Senior Vice President, Vice President, Senior Director, Senior Manager, Manager and Individual Contributor levels – received the award, in addition to all executive officers

We believe that the COVID related compensation actions that the Committee undertook in 2020 helped allow the Company to maintain a steady course in 2020 amidst an uncertain environment created by the pandemic. Despite all of the headwinds, WEX shareholder value was largely maintained during 2020, and the Company was able to take steps to begin to prepare itself for a post-pandemic environment. The Committee believes that these compensation actions keep and will further align our NEOs with future success achieving Company growth and other goals.
48     WEX Inc.

EXECUTIVE COMPENSATION
Moreover, WEX has faced intense competitive pressure to keep our key organizational talent, including our NEOs, which was the case during 2020, despite the pandemic, and which has remained the case during 2021, and which we expect will continue. This competitive pressure has come from other public companies, as well as private companies funded by private equity firms and other sources. During 2020, and especially during the pandemic, the Committee viewed retaining key talent and the resulting stability as important components to protecting shareholder value and keeping WEX well positioned for future growth. We were successful at retaining key talent during 2020, and we believe the compensation-related actions described above were an important factor in that success. The Committee believes that with our current success in retaining key talent, and with the compensation actions described above, WEX is positioned well for the future.
The Committee will continue to consider the business and financial impact of the COVID-19 pandemic on the Company, our stockholders and our employees in evaluating performance. The Board has the authority to make adjustments to performance awards, including equitable adjustments to performance targets in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
Process for Determining Executive Compensation
Leadership Development and Compensation Committee
The Committee, composed solely of independent directors, is responsible for our executive officer compensation, which includes the compensation of our NEOs. The Committee works closely with its independent compensation consultant and management to examine pay and performance matters throughout the year. The Committee held 9 meetings over the course of 2020, all of which included an executive session without management present. Our Committee assessed in a regular and ongoing manner, the evolving implications of the COVID-19 pandemic on our business and talent, and deliberately addressed such implications. During 2021, as described above, the charter and name of this committee was modified from Compensation Committee to Leadership Development and Compensation Committee to reflect the broader human capital focus of the Committee, as well as to emphasize the degree of importance the Board places on such broader human capital matters as they relate to organization success. The Committee's charter may be accessed through the “Governance” link found on our website at: https://ir.wexinc.com/governance/governance-documents/default.aspx.
In the first quarter of each fiscal year, either of the Chair of the Committee, or, the Vice Chairman and Lead Director, reviews the Board’s assessment of the CEO’s performance with the CEO. In addition, the Committee approves the following, as explained below:
•changes to executive officer base salaries and incentive targets, if any, for the current year;
•STIP payout, if any, for the previous fiscal year;
•STIP design and targets for the current fiscal year;
•determination of performance-scoring payout of PSUs granted under the LTIP, if any, for previous years; and
•LTIP metrics, targets and grants for the current fiscal year.
Agenda items for the second quarter vary each year but always include a review of the Company's performance and progress toward the achievement of incentive plan targets. Typically, this also includes a retrospective assessment of the senior executive pay versus performance relationship. Unlike in past years, in the second quarter of 2020, the Committee undertook a variety of COVID-related compensation actions which are described elsewhere in this CD&A.
Agenda items for the third and fourth quarters also vary each year, but always include a review of the Company's performance and progress toward the achievement of incentive plan targets. The Committee also conducts its annual review of executive compensation, considering a report from its independent compensation consultant comparing the compensation of Company executive officers to peer group data. Management also discusses with the Committee recommended executive compensation changes for each element of compensation for the next fiscal year.
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EXECUTIVE COMPENSATION
The design of the STIP and LTIP is typically discussed over multiple meetings prior to the actual approval of the plans in the first quarter of each year. The discussions generally focus on the metrics to be utilized, the difficulty of the performance goals and the weightings for each metric. Other items that are addressed on an annual basis include a review of the Committee’s charter, compliance with stock ownership guidelines and, an update on market trends related to executive compensation. Director compensation is addressed on a biennial basis.
The Leadership Development and Compensation Committee has delegated to a subcommittee its responsibility under the Company's 2019 Equity and Incentive Plan with respect to the approval of acquisitions and dispositions of Company securities by officers and directors of the Company for purposes of Section 16(b) of the Exchange Act. The members of the subcommittee are Mr. Callahan, Mr. VanWoerkom, and Ms. Sobbott, each of whom satisfies the requirements of a “non-employee director” for purposes of Section 16 of the Exchange Act.
Executive Management
Our Human Resources department, working with our Legal and Finance departments, was responsible for coordinating and overseeing the implementation of executive compensation, and discussing significant proposals or topics impacting executive compensation at WEX with the Committee. This included development of compensation recommendations in accordance with the compensation philosophy and policies more fully described elsewhere in this CD&A. The following members of management were generally invited to and attended Committee meetings: the CEO; CFO; Chief Human Resources Officer; Chief Legal Officer; and, SVP, Corporate Securities Counsel.
The Committee has authority to approve the compensation of the CEO and the other NEOs. The CEO meets with the Committee and the independent compensation consultant to discuss company and individual performance objectives and outcomes, and review compensation recommendations for executive officers directly reporting to her, including the other NEOs. Thereafter, the Committee meets privately with its independent compensation consultant to review and determine compensation of our CEO. In addition, each year the Committee sets compensation plan performance targets for our executive officers and management provides input and recommendations with respect to such targets, as well as information and analyses, as requested by the Committee.
Independent Compensation Consultant
The Committee has the authority to retain and terminate an independent compensation consultant, and to approve the consultant’s fees and all other terms of such engagement. In determining 2020 compensation, the Committee continued to directly retain Compensation Advisory Partners LLC (“CAP”) as its independent compensation consultant. The scope of the work done by CAP for the Committee included:
•Preparing analyses, recommendations, and other support to inform the Committee’s decisions related to executive and director compensation;
•Providing updates on market trends and the regulatory environment as they relate to executive and director compensation;
•Preparing analyses, recommendations, and other support to inform the Committee’s discussions and decisions related to the COVID-19 pandemic;
•Reviewing and commenting on management proposals presented to the Committee;
•Providing a report comparing the compensation of Company executives to a peer group of companies and survey data;
•Reviewing the Committee charter and providing recommendations and other support to inform the Committee’s related discussions and decisions; and
•Working with the Committee to validate the pay-for-performance relationship, in support of alignment with stockholders.
The Committee assessed the independence of CAP pursuant to SEC and NYSE rules, and concluded that no conflict of interest exists that would prevent CAP from providing independent advice to the Committee. CAP will not perform other services for WEX without the consent of the Chair of the Committee. CAP meets with the Committee Chair and the Committee outside the presence of management. In addition, CAP participated in all of the Committee’s meetings determining 2020 compensation and, when requested by the Committee Chair, participates in preparatory meetings and executive sessions.
50     WEX Inc.

EXECUTIVE COMPENSATION
Total Compensation — Objectives and Compensation Philosophy
Objectives
Our compensation programs are designed and administered to balance the achievement of near-term operational results and long-term growth goals with the ultimate objective of increasing long-term stockholder value and retaining talent viewed as critical to our ongoing growth and success. The principal elements of an executive’s total compensation consist of: base salary, the STIP payment, and long-term incentives.
Compensation Philosophy
Generally, we target total direct compensation (salary, annual incentive and long-term incentives) within a competitive range of the market median. Pay may vary above or below target based on actual performance outcomes. Variations in total direct compensation among the NEOs reflect differences in competitive pay for their respective positions as well as the size and complexity of the business units or functions they oversee, the performance of those business units or functions, key competencies and individual performance.
2020 Total Direct Compensation
We structure NEO target total direct compensation so that the majority of such compensation is delivered in the form of equity awards. Equity awards provide incentives for NEOs to work towards long-term top and bottom-line growth that will enhance stockholder returns and align our NEOs’ compensation directly with our stockholders’ interests. We also structure our NEOs’ cash compensation so that a significant portion is at risk under the Company’s short-term incentive plan, payable primarily based on enterprise and business unit results, and to a lesser degree payable based on individual performance. We further detail each component of total direct compensation below. In addition, see the section titled "2020 Awarded Compensation" and the tables below for a summary of the Committee’s compensation decisions for the NEOs for levels of salary, target STIP opportunity and target value for equity grants made during 2020, in the manner in which it was considered by the Committee.
Base Salary
We review base salaries annually, but we do not necessarily award salary increases each year. In determining base salary levels for NEOs, the Committee considers the following qualitative and quantitative factors: job level and responsibilities, relevant experience, individual performance, recent corporate and business unit performance, internal equity, and our objective of paying competitive total direct compensation if performance expectations are met. From time to time, base salaries may be adjusted other than as a result of an annual review, for example, in order to address competitive pressures or in connection with a promotion. Annual NEO salaries were as follows:

	NEOs Base Salary
Name	2019	2020	% Increase (2019-2020)	Rationale for Increase
Melissa Smith Chair, CEO and President	$770,000	$770,000	0%	n/a
Roberto Simon CFO	$500,000	$550,000	10%	Market-based adjustment
Scott Phillips President, Global Fleet	$475,000	$475,000	0%	n/a
Robert Deshaies President, Health	$425,000	$425,000	0%	n/a
Joel Dearborn President, Corporate Payments	$400,000	$400,000	0%	n/a
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EXECUTIVE COMPENSATION
During the height of pandemic-related uncertainty during 2020, to support cash conservation and further align our NEOs and Executive Officers with broader employee actions, we reduced the salary of our CEO and other NEOs by 20% and 10% respectively, effective April 20, 2020 through July 31, 2020, at which time salaries were restored to the amounts disclosed in the table above. Accordingly, the base salaries shown above were the intended salaries for the year 2020, but were not the actual base salaries paid to our NEOs for 2020.
Short-Term Incentive Plan
Our Short-Term Incentive Plan (STIP) is designed to motivate our NEOs to drive profitable Company growth, while diversifying Company revenues, by measuring NEO performance against our plans at the corporate and business unit level, with the potential for individual adjustment as described below. For NEOs leading a business unit, corporate goals are typically weighted 40% and business unit goals are typically weighted 60%. This framework holds the NEO group accountable for the same corporate metrics and goals, while also emphasizing and holding business unit leaders accountable for the results they can most influence.
We establish a cash incentive payment target for each NEO based upon their position within the Company, responsibility and competitive cash incentive payment opportunities for similar positions at other companies.
During the year ended December 31, 2020, the spread of a novel strain of coronavirus (COVID-19), and conditions arising in connection with it, including restrictions on businesses and individuals and wider changes in business and customer behavior, had a significant impact on the Company’s businesses.

As a result, the Company’s performance during the year ended December 31, 2020, was shaped largely by the pandemic. We also updated our corporate strategy to take COVID-19 into account as well as commence planning for the business environment following COVID-19. On June 23, 2020, the Committee approved changes to the 2020 STIP in response to the effects of the pandemic. These changes impacted STIP payment for nearly 2,500 employees, which reflects a significant portion of our employees globally, including each of our NEOs.

When the 2020 STIP targets were initially established and approved on March 2, 2020, prior to the full outbreak of the pandemic and the understanding of its effects, the performance metrics for the financial component were compensation adjusted revenue (40%) and compensation adjusted operating income (60%), and the final STIP payout ranged from 0% to 200% of the target bonus opportunity based on actual performance outcomes. Given the significant economic uncertainty and business disruption created by the COVID-19 pandemic, on June 23, 2020 the shared 2020 STIP corporate performance goals were changed to the following new metrics as a result of the difficulty of forecasting compensation adjusted revenue and compensation adjusted operating income:
•Satisfying a Reduced Capital Expenditures (“CAPEX”) amount, weighted at 40%;
•Cost Containment, in areas such as headcount, travel and entertainment expenditures, reduced outside professional services and vendors expenditures, and project delays, weighted at 40%; and
•Revenue and Adjusted Operating Income of our Health business, weighted 20%.
The performance goals for each of these metrics were based on performance for the second half of 2020, to align with our near-term business objectives and newly updated corporate strategy to take COVID-19 into account as well as commence planning for the business environment following COVID-19. Individual performance could modify the award payout ± 25% for our executive officers, as was previously the case. Maximum potential STIP payout for our executive officers was reduced from 200% of target to 150% of target, and a minimum level of profitability (Health Adjusted Operating Income) was established for threshold STIP pool funding to occur.
This revised 2020 STIP program continued to focus the officer group and those employees who follow the same targets on being accountable for shared corporate performance metrics and goals, while also emphasizing and holding leaders accountable for the results they can most influence. Our STIP program is designed to drive behaviors that will support our Company being well-positioned during, and coming out of, the COVID-19 pandemic. In addition, in our short-term incentive program, the individual component and WEX Health component continue to recognize the importance of continuing to grow our business.
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EXECUTIVE COMPENSATION
The following tables describe 2020 NEO performance goals, results for each component of the 2020 STIP, and the actual STIP payout for each NEO.

	Weighting Used in Determination of 2020 STIP Payout(1)
Corporate Goals	M. Smith	R. Simon	S. Phillips	R. Deshaies	J. Dearborn
Satisfying a Reduced Capital Expenditures ("CAPEX") Amount	40%	40%	16%	20%	16%
Cost Containment	40%	40%	16%	20%	16%
Health Revenue	8%	8%	3%	24%	3%
Health Adjusted Operating Income	12%	12%	5%	36%	5%
Business Unit Financial Goals
Fleet Capital Expenditures	—%	—%	30%	—%	—%
Fleet Cost Containment	—%	—%	30%	—%	—%
Corporate Payments Expenditures	—%	—%	—%	—%	30%
Corporate Payments Cost Containment	—%	—%	—%	—%	30%
STIP payout as a percentage of target based on 2020 corporate performance	107.6%	107.6%	109.0%	108.8%	97.0%
(1)The percentages for each NEO represent the weight that the corporate goals are provided in determining the actual 2020 STIP payout.
Performance versus the financial goals in our STIP program resulted in an initial funding factor of approximately 126% of target. The Committee then adjusted, in consultation with management, such funding factor down to 115% of target, to remove any benefit from reduced travel and entertainment ("T&E") spend during the second half of 2020. In addition, after reviewing results retrospectively, on a comprehensive basis, the Committee then, in consultation with management and its independent compensation consultant, approved an additional downward adjustment to the STIP funding factor, with a final approved corporate funding and payout factor of 107.6% of target.

		Performance Goals ($000s)			2020 Actual (Maximum 150% payout)
Corporate Goals	Weight	Threshold (50% payout)	Target Performance Goal (100% payout)	Maximum (200% payout)	Actual Performance	Actual % Performance	Payout based on Actual 2020 Performance
Satisfying a Reduced Capital Expenditures Amount(1)	40%	$88,396	$84,187	$79,978	$83.137	112.5%	45.0%
Cost Containment(2)	40%	$56,091	$62,323	$68,555	$71.663	150.0%	60.0%
Health Revenue(3)	8%	$310,300	$365,000	$438,000	$357.317	93.0%	7.4%
Health Adjusted Operating Income(4)	12%	$78,200	$92,000	$110,400	$96.322	111.7%	13.4%
Initial Weighted Average Payout Factor							125.8%
Final Weighted Average Payout after Committee discretion							107.6%
(1)Satisfying a Reduced Capital Expenditures means 2020 capital expenditure targets established by the Committee in June 2020 with its approved change of the original 2020 STIP metrics. The results were further adjusted for other items as shown on Appendix A.
(2)Cost Containment means 2020 cost savings targets established by the Committee in June 2020 with its approved change of the original 2020 STIP metrics. The results were further adjusted for other items as shown in Appendix A.
(3)Health Revenue means 2020 revenue attributed to our US Health business for the performance period.
(4)Health Adjusted Operating Income means 2020 operating income attributed to our US Health business for the performance period adjusted for: acquisition-related intangible amortization, other acquisition related items, stock-based compensation, and other costs.
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EXECUTIVE COMPENSATION
The initial funding of the STIP payout, based on the financial metrics and pre-set goals described above, may be adjusted for each NEO through an individual performance modifier, down to 75% or up to 125% of the initial funding of the STIP amount, with no payout greater than 150% of target under the STIP for 2020. The adjustment is made based on the Committee's assessment of performance versus pre-defined, often quantitative, individual goals. Our CEO may make individual modifier recommendations to the Committee for the other NEOs, for consideration and approval by the Committee, and the Committee independently considers and approves the CEO individual modifier factor, if any.
The Committee believes that our named executive officers’ performance goals should support and help achieve the Company’s strategic objectives. Individual performance goals for the CEO were established under the oversight of, and with the approval of, the Committee. Individual performance goals for the other NEOs were proposed by the CEO and reviewed and approved by the Committee. Across our NEO group, in addition to an evaluation of general leadership competencies, the results that were measured against pre-defined goals (generally quantitative) to determine individual modifiers, are discussed below:

M. Smith	Goal Results
FY2020 Performance Results
•Alignment on technology and data roadmap
•Leadership during COVID-19 pandemic; e.g., identified opportunities to reduce business, talent and operational risk
•Continued execution of M&A strategy with successful completion of eNett and Optal acquisition, execution of an agreement to acquire the HealthcareBank HSA assets, and also execution against integration objectives
•Generated new sources of revenue, including strong new customer signings in each line of business
•Continued to experience strong organic revenue growth in US Healthcare and Corporate Payments businesses, and another positive enrollment season for US Healthcare business
•Approximately two-thirds of transaction volume now in the cloud
•Deepened bench and ensured right skills in place to execute on growth ambitions
•Employee resource groups support more than 400 employees

R. Simon	Goal Results
FY2020 Performance Results
•Alignment on technology and data roadmap
•Leadership during COVID-19 pandemic; e.g., identified opportunities to reduce business, talent and operational risk
•Management of Company balance sheet and related activities to mitigate risks and identify and take advantage of opportunities
•Generated new sources of revenue and execution against M&A and integration objectives
•Deepened bench and ensured right skills in place to execute on growth ambitions

S. Phillips	Goal Results
FY2020 Performance Results
•Alignment on technology and data roadmap
•Leadership during COVID-19 pandemic; e.g., identified opportunities to reduce business, talent and operational risk
•Management of Company balance sheet and related activities to mitigate risks and identify and take advantage of opportunities
•Generated new sources of revenue and execution against M&A and integration objectives
•Deepened bench and ensured right skills in place to execute on growth ambitions

R. Deshaies	Goal Results
FY2020 Performance Results
•Alignment on technology and data roadmap
•Leadership during COVID-19 pandemic; e.g., identified opportunities to reduce business, talent and operational risk
•Management of Company balance sheet and related activities to mitigate risks and identify and take advantage of opportunities
•Generated new sources of revenue and execution against M&A and integration objectives
•Deepened bench and ensured right skills in place to execute on growth ambitions

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EXECUTIVE COMPENSATION

J. Dearborn	Goal Results
FY2020 Performance Results
•Alignment on technology and data roadmap
•Leadership during COVID-19 pandemic; e.g., identified opportunities to reduce business, talent and operational risk
•Management of Company balance sheet and related activities to mitigate risks and identify and take advantage of opportunities
•Generated new sources of revenue and execution against M&A and integration objectives
•Deepened bench and ensured right skills in place to execute on growth ambitions

Given each NEO's results measured against their individual goals, as discussed above, the Committee, in its discretion, determined the individual performance factor for each NEO's STIP award at the percentage displayed in the table below. The Committee considered the input of Ms. Smith regarding performance against the pre-established individual goals for each NEO (other than for Ms. Smith) in its decision-making process. When making its individual performance factor determinations, the Committee did not assign a specific weighting to any individual goal, but instead reviewed each NEO's results against his or her individual goals in the aggregate.
The payouts under our STIP are computed based on corporate and individual performance, as discussed above and outlined below. The fiscal year 2020 STIP payments are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2020, and are set forth in the following table. The table also provides a supplemental breakdown of the components that make up the NEOs' actual fiscal year 2020 STIP awards. The awards as a percentage of the target are displayed for each component.

Annual Base Salary	x	Target Annual Incentive %	x	Corporate Performance Factor % (0%-200%)	x	Individual Performance Factor % (75%-125%)	=	Final STIP Award (0%-150%) (0%-200% for prior years)

		Target		Actual
Executive	Annual Base Salary(1) (a)	Annual Incentive % (b)	Annual Cash Incentive $ (a) x (b) = (c)	Corporate Performance Factor % (d)	Individual Performance Factor % (e)	Final Award $ (c) x (d) x (e)	Final Award as a % of Target (d) x (e)
Melissa Smith	$770,000	150%	$1,155,000	107.6%	100.0%	$1,242,780	107.6%
Roberto Simon	$505,962	100%	$505,962	107.6%	112.5%	$612,466	121.1%
Scott Phillips	$475,000	90%	$427,500	109.0%	100.0%	$465,975	109.0%
Robert Deshaies	$425,000	75%	$318,750	108.8%	100.0%	$346,800	108.8%
Joel Dearborn	$400,000	75%	$300,000	97.0%	100.0%	$291,000	97.0%
(1)Reflects base salary for full year 2020 (i.e., "eligible earnings"), without the impact of the temporary salary reductions in 2020 discussed above. Roberto Simon's annual base salary reflects a weighted average of his annual base salary given a salary increase during 2020.
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EXECUTIVE COMPENSATION
Long-Term Incentive Compensation
The Company provides annual long-term equity-based incentives through the LTIP. Annual grants under the LTIP were provided through a mix of (i) PSUs, which vest from 0% to 200% based on the achievement of multi-year performance goals and subject to service-based vesting, described below, (ii) stock options, which have no value absent stock price appreciation and encourage stockholder value creation over a long-term (10 year) time horizon, and (iii) RSUs, which vest based on the passage of time and fluctuate in value based on changes in our stock price. PSUs, stock options, and RSUs generally vest over a three-year period of employment.
We aim to provide long-term awards such that together with cash compensation, target total direct compensation (salary plus target STIP payments, plus grant-date value of annual long-term incentive awards) is within a competitive range of the market median. Compensation is intended to vary based on Company and individual performance outcomes. The Committee bases individual award levels on comparative market data for the executive’s position, award levels of comparably-situated executives, and an assessment of individual potential and performance. In making annual equity awards to any individual, the Committee does not alter its compensation philosophy based on the individual’s value realized, or failure to achieve gains, on prior RSU, stock option or PSU awards.
Annual equity grants were 60% PSUs, 20% stock options and 20% RSUs for our non-CEO NEOs. The mix for our CEO was: 60% PSUs, 25% stock options and 15% RSUs. Our program balances mid-term (PSU) goals and results and long-term (stock options and RSUs) stockholder valuation creation, with key employee motivation and retention. The above percentages do not include the 2020 business continuity and outperformance grant described in detail below.
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EXECUTIVE COMPENSATION
2020 LTIP
The 2020 LTIP - which was approved on March 2, 2020 and granted on March 16, 2020 - was designed to support our multi-year strategic plan and reward each of the NEOs for their contribution to the achievement of plan goals during the three-year performance period from January 1, 2020 to December 31, 2022. There were two performance metrics for the PSU awards: Compensation Adjusted Net Income Earnings Per Share, weighted 60%, and Compensation Revenue, weighted 40%. If earned, PSUs will cliff vest on the third anniversary of the grant date. The stock options and RSUs will vest according to the Company’s practice of having one-third of each award vest on each of the first three anniversaries of the grant date.
After the March 2020 PSU grants were approved, the severity of the impact of the COVID-19 pandemic on the global population, on the global economy, and on general economic uncertainty, increased significantly, while still being far from calculable in severity or duration. In light of this, on June 23, 2020, the Committee changed the performance goal for 2020 PSU awards to relative total shareholder return ("TSR"), relative to other companies in the S&P 400 index, and set the payout scale (% of target) as shown in the following table:

Relative TSR Performance	Payout
75-100th Percentile	200%
Straight Line Interpolation
50th Percentile	100%
Straight Line Interpolation
0-25th Percentile	0%
The performance period will continue to end on December 31, 2022, and, if earned, PSUs will cliff vest in March 2023, on the third anniversary of the grant date. Payout for the PSUs will be disclosed in the 2023 proxy statement once the performance period is complete.

The Committee believes that the revised 2020 PSU program aligns our compensation program with the long-term interests of our stockholders and will continue to support our objectives of actual pay levels being commensurate with actual annual and multi-year performance outcomes. This change impacted the approximately 330 employees at WEX that received a relevant 2020 PSU award, including all NEOs.

2018 LTIP Grant Payout
PSUs with a three-year performance period ended December 31, 2020 were previously reported in our proxy statement for the 2019 annual meeting at fair value at the time of grant. The 2018 PSU award was designed to support our multi-year strategic plan and reward each of the officers for their contribution to the achievement of plan goals during the performance period. These PSU grants were subject to the achievement of three-year non-fuel price sensitive revenue and adjusted net income earnings per share goals. Based on the performance results that reflect outperformance versus goals, 200% of the target stock units granted in 2018 were earned.

Company Goals	Threshold (50% Payout)	Target Performance Goal (100% Payout)	Maximum (200% Payout)	Weighted	Actual Performance	Payout based on Actual 2018-2020 Performance
Non Fuel Sensitive Revenue ($ millions)(1)	$3,042.7	$3,271.7	$3,500.7	40%	$3,709	80%
Adjusted Net Income — Earnings Per Share(2)	$22.41	$24.71	$26.96	60%	$27.87	120%
Weighted Average Payout						200%
(1)Non Fuel Sensitive Revenue is defined as revenue as reported in the Form 10-K filing for the performance period for our Travel & Corporate Solutions and Health and Employee Benefits segments and all revenue lines in Fleet with the exception of payment processing revenue. The results were further adjusted for other items as shown in Appendix A.
(2)Adjusted Net Income - Earnings Per Share is defined as Adjusted Net Income - Earnings Per Share as reported in the Form 10-K filing for the performance period adjusted for price per gallon of fuel and other items as shown in Appendix A.
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EXECUTIVE COMPENSATION
2019 LTIP Grant Payout
PSUs granted on March 20, 2019 with a three-year performance period were previously reported in our proxy statement for the 2020 annual meeting at fair value at the time of grant. The 2019 PSU award was designed to support our multi-year strategic plan and reward each of the officers for their contribution to the achievement of plan goals during the performance period. There are two performance metrics: Compensation Adjusted Net Income Earnings Per Share, weighted 60%, and Compensation Revenue, weighted 40%. Three-year performance goals for these metrics were established and approved by the Committee on March 1, 2019.
Effective June 23, 2020, considering a number of factors, including the impact of the COVID-19 pandemic on the global economy and our business planning, and our newly updated corporate strategy, the Committee determined to shorten the performance period for the Compensation Adjusted Net Income Earnings Per Share and Compensation Revenue metrics from the three years ending December 31, 2021 to the two years ending December 31, 2020. Despite the fact that the performance period for the financial performance metrics was reduced from three years to two years, the cliff vesting for such potential PSU award payout remained three years from the grant date (i.e., in March 2022), and the final payout will be determined with reference to the TSR modifier discussed below, which will be measured through the end of the original three-year performance period of December 31, 2021. This change impacted the approximately 235 WEX employees that received a March 2019 PSU grant.

The annual growth rates embedded in the original 2019 PSU award three-year goals were maintained, as shown in the table below. The change to shorten the performance period impacted all employees at WEX that received a relevant 2019 PSU award, including all Executive Officers.

Based on outperformance versus financial goals, an initial payout factor of 125.7% of the target stock units granted in 2019 resulted from our performance versus the pre-established multi-year goals.

Company Goals	CAGR to Achieve Threshold (50% Payout)(2)	CAGR to Achieve Target (100% Payout)(3)	CAGR to Achieve Maximum (200% Payout)(4)	Weighted	2020 Metric Final Results ($)	Final CAGR between 12/31/18 and 12/31/20	Payout based on Final Growth Performance from 2018 through 2020
Compensation Revenue ($millions)(1)	8.5%	12.0%	16.0%	40%	$1,950.7	14.3%	63.2%
Adjusted Net Income — Earnings Per Share(1)	8.0%	15.0%	20.0%	60%	$10.99	15.2%	62.5%
Weighted Average Payout							125.7%
(1)Further description of relevant adjustments to results for this financial performance metric, for incentive plan calculation purposes, will be included in our 2022 proxy statement, after the final payout factor for this award is known at the end of the three-year performance and vesting period, with reference to the TSR modifier discussed above.
(2)The threshold growth rates included in the table above correspond to 2020 Compensation Revenue of $1,757.2 million and 2020 Adjusted Net Income – Earnings Per Share of $9.66, which represent the amounts needed to achieve a 50% payout.
(3)The target growth rates included in the table above correspond to 2020 Compensation Revenue of $1,872.4 million and 2020 Adjusted Net Income – Earnings Per Share of $10.95, which represent the amounts needed to achieve a 100% payout.
(4)The maximum growth rates included in the table above correspond to 2020 Compensation Revenue of $2,008.5 million and 2020 Adjusted Net Income – Earnings Per Share of $11.92, which represent the amounts needed to achieve a 200% payout.
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EXECUTIVE COMPENSATION
In addition, the Committee determined that it was appropriate to add a relative TSR modifier, measured against other companies in the S&P 400 index, that can modify the payout factor derived from the financial results by ±15%. Therefore, a modifier of ±15% may be applied to the initial payout factor of 125.7%. Relative TSR will be measured from June 23, 2020, the date these award revisions were approved, until the end of the original three-year performance period of December 31, 2021. The performance and payout scale for the relative TSR modifier is shown below:

Relative TSR Performance	Modifier
75-100th Percentile	+15%
Straight Line Interpolation
50th Percentile	No Adjustment
Straight Line Interpolation
0-25th Percentile	-15%

The final payout factor for this award will not be known until the end of the three-year performance and vesting period.

In connection with Mr. Deshaies’ promotion to President, Health in the third quarter of 2019, Mr. Deshaies was granted additional PSUs on September 16, 2019 with the same performance conditions as the March 2019 PSUs described above. Mr. Deshaies’ September 2019 PSUs were reported in our proxy statement for the 2020 annual meeting at fair value at the time of grant. Effective June 23, 2020, the Committee modified the September 2019 PSUs in the same manner it modified the March 2019 PSUs, which is more fully described above.
2020 Business Continuity and Outperformance Grant
WEX has faced intense competitive pressure for our key talent, throughout our organization, including our NEOs, which was the case during 2020, despite the pandemic, and which has remained the case during 2021. This competitive pressure has come from other public companies, as well as private companies and private equity. During 2020, the Committee viewed retaining key talent as an important component to protecting shareholder value and keeping WEX well positioned for future growth.
On June 23, 2020, the Committee approved a special equity award made 75% in PSUs and 25% in RSUs to be granted on June 24, 2020 to a broad-based group of key employees across the Company (the “Award” or the "Business Continuity and Outperformance Grant").

Approximately 135 key employees across the Company – at the Senior Vice President, Vice President, Senior Director, Senior Manager, Manager and Individual Contributor levels – received an Award, including our executive officers.

In making the Award, the objectives of the Committee included:
•The further alignment and focusing of a broad group of key employees on our stock price and TSR outperformance relative to other companies in the S&P MidCap 400 index during, and coming out of, a time of significant economic uncertainty and business disruption created by the COVID-19 pandemic.
•Support strong ongoing pay and performance alignment. Our pay-for-performance philosophy, as described in our annual proxy statement, is structured to reward above median performance with commensurate actual pay outcomes (and vice versa for below median performance). Our Committee regularly reviews the pay and performance relationship for continued alignment based on a balanced, strongly performance-based executive pay program.
•Motivation of a broad group of high-performing employees whom the Committee believes are important to the Company’s continued TSR outperformance and who were especially critical to achieving success in the then (and currently still) uncertain and evolving COVID-19 environment. This additional compensation opportunity is designed to motivate these employees in a manner strongly aligned with the long-term interests of our stockholders. The past success of these
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EXECUTIVE COMPENSATION
employees is demonstrated by the Company’s historic TSR outperformance during the one- and three-year periods ended December 31, 2019, as shown in the following table:

Total Shareholder Return
Wex Percentile
Index	1-year: 12/31/18 – 12/31/19	3-year: 12/31/16 – 12/31/19
S&P 500	82nd	76th
S&P 400	80th	82nd
S&P 600	79th	86th
Russell 3000	80th	81st
Russell 2000	80th	83rd
The Committee approved a grant date target Award for each of our NEOs, with a value of $6.0 million for Ms. Smith, our Chair and CEO, $2.0 million for Mr. Simon, our Chief Financial Officer, $1.7 million for Mr. Phillips, our President, Global Fleet, $1.2 million for Mr. Deshaies, our President, Health, and $1.0 million for Mr. Dearborn, our President, Corporate Payments. The target Award value was converted into RSUs and PSUs based on WEX's closing price on the date of grant, June 24, 2020. Target grant value for all 135 Business Continuity and Outperformance Grant recipients was determined on a consistent basis, within a range of ±33% of the targeted value of an individual’s annual long-term incentive award. The targeted total grant value and approach for all of these grants was approved by the Committee. The CEO provided input to the Committee on proposed grant values for the other executive officers, and was given discretion to make individual adjustments below the executive officer level, within the pre-defined structure and Committee approved total value amount.
The PSUs portion of the Awards may vest after three years, depending upon the achievement of pre-defined performance goals. For Ms. Smith, there is also a one-year holding requirement applicable to the after-tax number of shares issued on vesting of the PSU.
The PSUs have a three-year performance measurement period, commencing with the Award grant date. Vesting of the PSUs is tied to the Company’s TSR relative to other companies in the S&P 400 index. The PSUs provide for a threshold, target and maximum number of shares that may be earned based upon achievement of relative TSR performance goals adopted by the Committee, as shown on the following performance and payout scale:

Relative TSR Performance	Payout
90-100th Percentile	250% of target
75-89th Percentile	200% of target
61-74th Percentile	150% of target
51-60th Percentile	100% of target
41-50th Percentile	75% of target
31-40th Percentile	50% of target
0-30th Percentile	0% of target

As shown above, median TSR must be exceeded for target PSU payout to occur, and 60th percentile TSR performance must be exceeded for an above target PSU payout to occur. The PSUs, which constitute 75% of the Award, are intended to complement other elements of the compensation program, which has included absolute financial goals and awards linked to absolute stock price growth.

The RSU portion of the Award, which constitute the remaining 25% the Award, vests 50% on the two-year anniversary of the date of grant, and 50% on the three-year anniversary of the date of grant. For Ms. Smith, there is also a one-year holding requirement applicable to the after-tax number of shares issued on vesting of the RSUs.
60     WEX Inc.

EXECUTIVE COMPENSATION
We successfully retained key talent during 2020, throughout our organization, including our leadership team, and we believe that our one-time compensation actions during 2020 were important to this success. The Committee believes that with our success in retaining key talent, and with our one-time compensation actions during 2020, WEX is well positioned for Company growth and a focus among key talent across our organization on outperformance in terms of shareholder value protection and creation.
2020 was an historic and difficult year, as the world dealt with the pandemic, economic uncertainty, and social unrest. Throughout the year, we focused on protecting our financial health and stability, keeping employees safe and retaining our talent. In addition, we focused on the Optal and eNett litigation in the United Kingdom. In reaction to challenges posed by the pandemic, in the first half of the year we took action with our short- and long-term incentives, as described above. These actions were executed in specific response to the business environment created by the pandemic and do not indicate a permanent shift in long-term, compensation strategy.
Changes for 2021
For 2021, considering input from investors, board members, management and the Committee’s independent compensation consultant, the Committee approved a return to growth-focused corporate incentive plan metrics, similar to what we have used in prior years. This reflects our ongoing focus on the Company's growth, and a pay program design that has historically received high levels of shareholder support through our Say on Pay vote results (e.g., 98.4% in 2020).

Changes the Committee Made For 2021	Rationale

STIP

•Returned to compensation adjusted revenue and compensation adjusted operating income goals, where maximum payout can range from 0-200% of target
•For NEOs leading a business unit, returned to corporate goals being weighted 40% and business unit goals being weighted 60%
•We are a growth-focused company. •These metrics align with short-term business objectives.

LTIP PSUs:

•Returned to multi-year compensation revenue and compensation adjusted net income earnings per share goals, where payout can range from 0-200% of target with cliff vesting on third anniversary of grant
•Added a 3-year ±15% relative TSR modifier, with performance measured against other companies in the S&P 400 Index
•We are a growth-focused company. •These metrics and this vehicle align with multi-year business objectives, and further support alignment with shareholder value creation outcomes.

As discussed above, we successfully protected shareholder value during 2020, through a pandemic, while also positioning WEX for future growth. For 2021, we returned to absolute revenue and profit-based growth metrics in our STIP and LTIP programs. One example that reinforces our view that our 2020 compensation-related actions successfully positioned WEX for future growth is that threshold Company goals for compensation adjusted revenue and compensation adjusted operating income in our 2021 STIP program each reflect material growth versus 2020. For any payout whatsoever, even 50% of target, to result from our 2021 STIP program for our NEOs, there must be material growth in the compensation adjusted revenue and compensation adjusted operating income of WEX year-over-year.
2021 Proxy Statement     61

EXECUTIVE COMPENSATION
Peer Group
We have created a target compensation structure that focuses on the median of our selected compensation benchmarking peer companies, but also allows total target compensation to vary to reflect other considerations, such as Company performance, individual experience, job responsibilities and other individual performance factors. A key element of this process is selecting a relevant peer group against which we compare NEO pay elements. The Committee determines the composition of our compensation benchmarking peer group, considering input from its independent compensation consultant and management, among other factors, such as size, business, operating characteristics and competition for executive talent. For 2020, our compensation benchmarking peer group consisted of the 12 companies shown below, whose aggregate profile was comparable to WEX.

2020 Compensation Benchmarking Peer Group
Black Knight, Inc.	FLEETCOR Technologies, Inc.
Broadridge Financial Solutions, Inc.	Jack Henry & Associates, Inc.
Cardtronics, Inc.(1)	Paychex, Inc.
CSG Systems International, Inc.	Paycom Software, Inc.
Euronet Worldwide, Inc.	Square, Inc.
EVERTEC, Inc.	Virtusa Corporation(2)
(1)Cardtronics, Inc. has entered into an agreement to be acquired. Upon completion of the transaction, Cardtronics will become a privately held company, and will no longer be a part of the peer group.
(2)Virtusa Corporation was acquired and taken private in February 2021; therefore going forward, Virtusa will no longer be a part of the peer group.

Metrics	WEX ($millions)	Peer Median ($millions)
Market Capitalization (at 12/31/2020)	$8,982	$13,048
2020 EBITDA Margin	29%	24%
2020 Revenue	$1,560	$1,505
3-Year Revenue Growth	24%	24%
Peer group data and other information provided to the Committee were considered in setting target compensation levels for our NEOs. For purposes of defining the market for each individual role, the Committee used peer group data for all NEOs, including our CEO, CFO and other NEOs who each lead a business unit.
During 2020, on average, target total direct compensation of our NEOs was positioned within a competitive range of the market median. Adjustments are typically made when we believe that there is a market-based gap and/or as warranted by individual performance.
The Committee also regularly reviews the Company's TSR relative to compensation benchmarking peers. In addition to – and separate from – our compensation benchmarking peer group, we have also created a performance benchmarking peer group to provide our Committee and management team with additional reference information relating to compensation program practices and financial performance. The Committee determined the composition of our performance benchmarking peer group considering input from its independent compensation consultant and management, as well as from the Company's investors, among other factors, such as business, growth rate and operating characteristics. For 2021, our performance benchmarking peer group consists of the 12 companies shown below.

2021 Performance Benchmarking Peer Group
Equifax Inc.	HealthEquity, Inc.
EVO Payments, Inc.	Intuit Inc.
Fidelity National Information Services, Inc.	Jack Henry & Associates, Inc.
Fiserv, Inc.	Mastercard Incorporated
FLEETCOR Technologies, Inc.	TransUnion
Global Payments Inc.	Visa Inc.
62     WEX Inc.

EXECUTIVE COMPENSATION
Other Compensation Program and Governance Features
Compensation Risk Assessment
The Committee considers the potential risk to the Company from its compensation programs and policies. The Committee also reviews a risk assessment of our compensation policies, practices and programs covering employee groups, conducted by representatives from Human Resources working with the Committee’s independent compensation consultant. The analysis evaluates the levels of risk-taking that potentially could be encouraged by our compensation arrangements, taking into account the arrangements’ risk-mitigation features, to determine whether they are appropriate in the context of our strategic plan and annual budget, our overall compensation arrangements, our compensation objectives and the Company’s overall risk profile. We concluded that WEX has an executive compensation program that balances competitive compensation with performance incentives and does not use compensation policies or practices — across employee groups — that create risks that are reasonably likely to have a material adverse effect on the Company. Select identified risk-mitigation features with respect to our NEOs include the following:
•A competitive base salary, which provides executives with ongoing income;
•Budget and goal-setting processes that involve multiple levels of review;
•Independent oversight of incentive program design and payouts;
•Different performance-measurement and time-based vesting requirements between our short-term and long-term incentive programs;
•Stock ownership guidelines, clawback, anti-hedging and anti-pledging policies; and
•Committee approval for all Section 16 Executive Officer compensation.
Tax Deductibility of Compensation
Internal Revenue Code Section 162(m) generally limits the tax deductibility of compensation paid to certain executive officers (and, beginning for 2018, certain former executive officers) to $1 million in any taxable year. Historically, an exception was available for compensation that qualified as “performance-based” within the meaning of Section 162(m), but the exception has now been repealed, effective for taxable years beginning after December 31, 2017, subject to certain transition rules. It has been our historical policy (prior to 2018) to structure certain compensation arrangements with our executive officers in a manner intended to qualify as performance-based, so as to potentially maximize the tax deductibility of that compensation for U.S. federal income tax purposes. However, there have been cases where the benefit of such tax deductibility was outweighed by other objectives. Furthermore, incentive compensation opportunities provided in 2018 and in future years can no longer qualify for the previously available performance-based exception due to 2017 tax reform legislation (i.e., the Tax Cuts and Jobs Act). As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to specified executives will not be deductible, subject to certain grandfathering rules. The Committee has and will continue to review on a periodic basis the effect of Section 162(m) and may use its judgment to authorize compensation payments that are in excess of the deduction limit when it believes such payments are appropriate.
Accounting Implications
In designing our compensation and benefit programs, the Committee reviews and considers the accounting implications of its decisions, including the accounting treatment of amounts awarded or paid to our executives.
2021 Proxy Statement     63

EXECUTIVE COMPENSATION
Executive Stock Ownership Guidelines
To further support alignment of the interests of management and stockholders, we maintain stock ownership guidelines for our executives. The guidelines require that executives attain a specified level of ownership of shares of the Company’s common stock equal in value to a multiple of base salary within the later of five years of the executive’s appointment to their role or the applicability of these guidelines:

2020 Guidelines
Role	Multiple of Base Salary
Chief Executive Officer	5.0x
Other NEOs	3.0x
Until the minimum level of ownership is achieved, executives must retain, net after tax, 50% of any shares of our common stock earned upon vesting of PSUs or RSUs or purchased upon exercise of options.
The Committee reviews the ownership level for covered executives each year. As of the 2020 measurement of ownership, all NEOs were in compliance with the minimum required level of ownership prescribed by the guidelines. “Equity,” for the purposes of executive ownership guidelines, includes shares of our common stock owned directly or indirectly and ownership interests in the WEX Common Stock Fund held in the Company’s 401(k) Plan, as well as 50% of unvested time-based RSU awards. Stock options and unearned, unvested PSUs are not counted.
Anti-Hedging and Anti-Pledging Policies
We maintain a policy that prohibits directors and executive officers from purchasing any financial instrument, or entering into any transaction, that is designed to hedge or offset a decrease in the market value of Company stock (including, but not limited to, prepaid variable forward contracts, equity swaps, collars or exchange funds) or from pledging, hypothecating, or otherwise encumbering shares of Company stock as collateral for indebtedness.
Clawback Policy
We maintain a policy regarding the recoupment of incentive compensation from executive officers in specified situations. In the event of a restatement of the financial results of the Company due to material noncompliance of the Company with any financial reporting requirement under the U.S. federal securities laws or other misconduct on behalf of a current or former executive officer, the result of which is that any performance-based compensation paid to a current or former executive officer of the Company would have been a lower amount, the Committee will review such performance-based compensation to determine the appropriateness of seeking to recover any excess compensation. Such review would include a determination as to whether any executive officer engaged in misconduct, fraud or intentional illegal conduct, which materially contributed to the need for such restatement.
Benefits and Perquisites
We provide competitive benefits to attract and retain associates at all levels. This includes a health and welfare benefits package and a 401(k) plan. Beginning in 2020, the Company began offering reimbursement to our NEOs each year for executive physical exams and financial counseling, up to $4,000 and $12,000 per year, respectively as part of our Financial Wellness Program. The decision to offer such potential reimbursement was authorized by the Committee to support the physical and financial well-being of our NEOs. The Company continues to evaluate the usefulness of perquisites to our overall compensation program. There are no other perquisites provided to any of our NEOs.
64     WEX Inc.

EXECUTIVE COMPENSATION
Nonqualified Deferred Compensation
The Company administers the WEX Inc. 2005 Executive Deferred Compensation Plan, or 2005 EDCP, and the 2017 WEX Inc. Executive Deferred Compensation Plan, or 2017 EDCP. The 2005 EDCP was frozen to new contributions on December 31, 2017 and was replaced by the 2017 EDCP which has the same characteristics as the 2005 EDCP. Both the 2005 EDCP and the 2017 EDCP provide executive officers with the opportunity to defer up to 80 percent of base salary and/or up to 98 percent of short-term incentive compensation. The Company provided a match of up to 6 percent of the participant’s applicable short-term incentive compensation program award under the 2005 EDCP and now provides the same match for the 2017 EDCP. Investment income on contributions and Company match is accrued for participants to reflect performance of investment funds identified by each participant during their annual election period. The investment funds and their performance used to calculate earnings in the 2005 EDCP and 2017 EDCP generally mirror those used in the 401(k) Plan.
Each of the NEOs was eligible to participate in the 2017 EDCP during 2020, and all except Robert Deshaies chose to defer a portion of his or her 2020 short term incentive compensation under the plan.
Prior to our initial public offering, we offered the WEX Inc. Supplemental Investment and Savings Plan, or SERP, which allowed participants to defer compensation. The SERP was frozen to new contributions on December 31, 2004. Ms. Smith has a balance in the SERP, which continues to earn investment returns based on the funds she selects from an available menu. We believe these investment returns are market competitive for the type of funds offered; there is no preferential interest earned in either the 2005 EDCP or SERP accounts. No other current executive officers participated in the SERP when it was an active plan.
2020 Awarded Compensation
The following table, which we refer to as the Awarded Compensation Table, shows the Committee’s compensation decisions for the NEOs for levels of salary, target STIP opportunity and target value for equity grants made during 2020 and 2019, in the manner in which it was considered by the Committee.

Name	Year	Salary	Target STIP Cash	Target Annual Equity Awards	Total Target Annual Compensation	Business Continuity and Outperformance Grant Target Award
Melissa Smith	2020	$770,000	$1,155,000	$6,000,000	$7,925,000	$6,000,000
	2019	$770,000	$1,078,000	$4,600,000	$6,448,000	$—
Roberto Simon	2020	$550,000	$550,000	$2,000,000	$3,100,000	$2,000,000
	2019	$500,000	$400,000	$1,500,000	$2,400,000	$—
Scott Phillips	2020	$475,000	$380,000	$1,700,000	$2,555,000	$1,700,000
	2019	$475,000	$380,000	$1,400,000	$2,255,000	$—
Robert Deshaies	2020	$425,000	$318,750	$1,200,000	$1,943,750	$1,200,000
	2019	Promoted to President, WEX Health during 2019; was not an Executive Officer until 3rd quarter of 2019
Joel Dearborn	2020	$400,000	$300,000	$1,300,000	$2,000,000	$1,000,000
	2019	$400,000	$300,000	$1,300,000	$2,000,000	$—
While the Awarded Compensation Table above summarizes how the Committee viewed its annual target compensation decisions for the NEOs, it is not a substitute for the Summary Compensation Table on page 69.

2021 Proxy Statement     65

EXECUTIVE COMPENSATION
This presentation in the Awarded Compensation Table differs from that contained in the Summary Compensation Table in the following respects:
•Salary: The table above reflects the annual base salary rate applicable for each NEO approved by the Committee in the first quarter of the relevant year, other than for Mr. Simon, where salary rate represents an amount approved by the Committee in the fourth quarter of 2020. The “Salary” column in the Summary Compensation Table presents the amount of base salary actually earned during the relevant year.
•Target STIP Cash: The table above reflects the target cash annual incentive (STIP) award payable to our NEOs for the relevant year. The “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table presents the actual STIP cash payout made to the NEOs for each year.
•Target Annual Equity Awards: The column “Target Annual Equity Awards” in the table above reflects the target grant date value of NEO equity awards, as approved by the Committee during the first quarter of the relevant year. In contrast to the Summary Compensation Table, the column “Target Annual Equity Awards” in the table above does not include (i) the Business Continuity and Outperformance Grant, which is reflected in a separate column in the table above; and (ii) incremental fair value associated with modifications to 2019 and 2020 PSU awards, which did not reflect new PSU awards, and which incremental expense is primarily the result of incorporation of a relative TSR performance metric, which were compensation decisions made by the Committee in June 2020 in response to the impact of the COVID-19 pandemic. The column above also does not include other immaterial value differences resulting from rounding to whole (non-fractional) share units and option award numbers on grant date.
•Total Target Annual Compensation: The amounts disclosed in the column “Total Target Annual Compensation” in the table above differ from the amounts reported in the “Total” column of the Summary Compensation Table due to the different methodologies discussed in the notes above and below. Additionally, the table above excludes values reported in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation” columns of the Summary Compensation Table. The Company does not view such values as primary components of regular annual compensation and therefore the Committee did not consider such items in determining compensation for 2020.
•Business Continuity and Outperformance Grant Target: The column “Business Continuity and Outperformance Grant Target” in the table above reflects the target grant date value of a special equity award, which was approved by the Committee in June 2020 in response to the COVID-19 pandemic and was not viewed by the Committee as part of our core annual NEO target compensation program. For further discussion on this award, see the sections titled the “2020 Business Continuity and Outperformance Grant” and “Impact of COVID-19 on Compensation”. In contrast to the Summary Compensation Table, the values in the table above reflect a grant date value based on target performance and the Company’s stock price at grant, whereas the values in the Summary Compensation Table reflect a higher grant date fair value amount resulting from the use of relative TSR as a performance metric. The values in the table above also do not include other immaterial value differences resulting from rounding to whole (non-fractional) share unit award numbers on grant date.
66     WEX Inc.

EXECUTIVE COMPENSATION
Compensation Committee Report
The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020.
THE LEADERSHIP DEVELOPMENT AND COMPENSATION COMMITTEE
Daniel Callahan (Chair)
James Neary
Susan Sobbott
Jack VanWoerkom
2021 Proxy Statement     67

EXECUTIVE COMPENSATION
Executive Compensation Tables
2020 Summary Compensation Table
This 2020 Summary Compensation Table reflects the compensation of our NEOs in accordance with SEC reporting rules, which require the incremental fair value of an equity award modification to be included in the Summary Compensation Table for the year in which the modification occurs.
•As a result, 2020 Stock Awards for our NEOs in the Summary Compensation Table below include the incremental fair value associated with modification of their 2020 annual PSUs, which occurred in 2020, as well as the original grant date value for their 2020 annual PSUs (see footnote (3) to this Summary Compensation Table, and the 2020 Grants of Plan Based Awards Table below).
•Also as a result, 2020 Stock Awards for our NEOs in the Summary Compensation Table below include the incremental fair value associated with the modifications of their 2019 annual PSU awards, which occurred in 2020, while the full original grant date value for their 2019 annual PSUs remains reflected in the 2019 Stock Awards for our NEOs in the Summary Compensation Table below.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Melissa Smith Chair and CEO	2020	$725,577	$—	$16,523,075	$1,499,996	$1,242,780	$25,825	$93,400	$20,110,653
	2019	$763,269	$—	$3,450,218	$1,150,020	$1,006,172	$35,545	$77,170	$6,482,394
	2018	$729,615	$—	$2,699,878	$899,992	$1,212,474	$—	$88,758	$5,630,717
Roberto Simon Chief Financial Officer	2020	$491,539	$—	$5,827,425	$400,013	$612,466	$—	$68,293	$7,399,736
	2019	$500,000	$—	$1,200,156	$300,020	$390,336	$—	$40,258	$2,430,770
	2018	$500,000	$—	$999,697	$249,978	$445,125	$—	$37,822	$2,232,622
Scott Phillips President, Global Fleet	2020	$461,298	$—	$4,959,480	$340,007	$465,975	$—	$57,059	$6,283,819
	2019	$475,000	$—	$1,120,318	$280,031	$369,636	$—	$38,978	$2,283,963
	2018	$475,000	$—	$999,697	$249,978	$359,100	$—	$35,580	$2,119,355
Robert Deshaies President, Health	2020	$412,740	$—	$3,482,563	$240,022	$346,800	$—	$29,100	$4,511,225
	2019	$412,535	$50,000	$740,592	$35,026	$363,531	$—	$18,141	$1,619,825
Joel Dearborn President, Corporate Payments	2020	$388,462	$—	$3,357,734	$260,012	$291,000	$—	$35,429	$4,332,637
	2019	$380,769	$—	$1,040,111	$260,041	$283,744	$—	$33,825	$1,998,490
In addition – while not a substitute for this Summary Compensation Table or any other compensation disclosure required by the SEC – we encourage you to reference the 2020 Awarded Compensation section and table on page 66 within the Compensation Discussion and Analysis above, that summarizes how the Committee viewed its 2020 annual target compensation decisions for the NEOs, including target values for their 2020 equity awards.
(1)This column shows the actual amount of base salary earned by the NEOs during 2020, which amounts are reflective of the temporary salary reductions instituted during 2020 as a result of COVID-19. For further information about these salary reductions, see Compensation Discussion & Analysis - Executive Summary - Impact of COVID-19 on Compensation. The amounts shown in this column include any amounts that may be contributed by each named executive officer on a pre-tax basis to the Company’s 401(k) plan and 2017 EDCP.
(2)This was a one-time cash award associated with Mr. Deshaies' promotion to President, Health that was earned in 2019 but paid in 2020.
(3)The amounts shown in this column represent the (i) aggregate grant date fair value of PSUs and RSUs granted during 2020, 2019, and 2018, respectively, calculated in accordance with FASB ASC Topic 718 and (ii) for 2020 only, the aggregate incremental fair value related to the modifications made on June 23, 2020 to the PSUs granted on March 20, 2019, September 16, 2019 (Mr. Deshaies' promotion related PSU more fully described under 2020 Total Direct Compensation - 2019 LTIP Grant Payout) and March 16, 2020. The aggregate incremental fair value was calculated as of the modification date in accordance with FASB ASC Topic 718 and does not represent new PSU awards to our NEOs.
68     WEX Inc.

EXECUTIVE COMPENSATION

Aggregate Incremental Fair Value for PSU Modifications Included in 2020 Stock Awards (does not represent new PSU awards)
Melissa Smith	Roberto Simon	Scott Phillips	Robert Deshaies	Joel Dearborn
$3,763,231	$1,252,779	$1,071,033	$737,487	$830,207
A portion of the amounts shown in this column represents the value of PSUs and RSUs granted in June 2020, referred to collectively as the Business Continuity and Outperformance Grant. The value reported in this column for the Business Continuity and Outperformance Grant for each NEO reflects the grant date fair value reported in accordance with FASB ASC Topic 718, which is significantly greater than the corresponding target grant values approved by the Committee, as shown in the table below, which is not a substitute for this Summary Compensation Table or any other compensation disclosure required by the SEC. The Committee approved a methodology where the target grant values were to be divided by the grant date closing stock price to determine the number of shares subject to the applicable PSU at target performance.

June 2020 Business Continuity and Outperformance Grant Incremental Fair Value for Equity Grant Included in 2020 Stock Awards vs. Target Grant Value Approved by the Committee
	Melissa Smith	Roberto Simon	Scott Phillips	Robert Deshaies	Joel Dearborn
Difference (Reported vs. Target)	$2,259,727	$974,597	$828,334	$585,002	$487,511
The significantly higher reported value required to be included in the Summary Compensation Table for the Business Continuity and Outperformance Grant for each NEO is primarily the result of our use of a market-based performance metric (i.e., relative TSR) and the related requirements for the grant date fair value calculation for PSU awards with such a performance metric under FASB ASC Topic 718. The Committee was aware that the Summary Compensation Table would require the Company to report a higher value, but did not believe it was appropriate to change the Committee’s standard PSU award denomination approach, as used in prior years, solely due to the reporting requirements of the Summary Compensation Table.
Assumptions used in the calculation of the amounts in this column are included in the Company’s audited financial statements for the fiscal years ended December 31, 2020, 2019, and 2018 included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021, February 28, 2020, and March 18, 2019, respectively.
(4)For PSUs reported in this column, the amounts in the table reflect the grant date fair value of such awards based upon the probable outcome of the performance conditions at the grant date calculated in accordance with FASB ASC Topic 718 or the incremental fair value of modifications at the time of modification, also calculated in accordance with FASB ASC Topic 718. Assuming the highest level of performance conditions were achieved, the value for PSUs granted in 2020 included in the “Stock Awards” column would be $24,099,295 for Ms. Smith; $8,586,352 for Mr. Simon; $7,298,418 for Mr. Phillips; $5,152,436 for Mr. Deshaies; and $4,653,454 for Mr. Dearborn. The corresponding amounts for fiscal years 2019 and 2018 are described in the similar sections of our fiscal year 2019 and 2018 proxy statements.
(5)The amounts shown in this column represent the aggregate grant date fair value of option awards made during 2020, 2019, and 2018, respectively, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the Company’s audited financial statements for the fiscal years ended December 31, 2020, 2019, and 2018, included in the Company’s Annual Reports on Form 10-K filed with the Securities and Exchange Commission on March 1, 2021, February 28, 2020, and March 18, 2019, respectively.
(6)The amounts shown in this column reflect the cash incentive award made in March 2021 for 2020 STIP results, March 2020 for 2019 STIP results, and March 2019 for 2018 STIP results, respectively, and include amounts contributed by each named executive officer on a pre-tax basis to the Company’s 2017 EDCP (for 2020, 2019 and 2018 STIP results).
(7)The amounts shown reflect SERP above-market earnings.
(8)The following table describes the elements that are represented in the “All Other Compensation” column above:
ALL OTHER COMPENSATION

Name	401(k) or Other Retirement Plan Employer Match ($)	2017 EDCP Employer Match ($)(1)	Other ($)(2)	Total ($)
Melissa Smith	$17,100	$74,567	$1,733	$93,400
Roberto Simon	$17,100	$36,748	$14,445	$68,293
Scott Phillips	$17,100	$27,959	$12,000	$57,059
Robert Deshaies	$17,100	$—	$12,000	$29,100
Joel Dearborn	$17,100	$17,460	$869	$35,429
(1)The amounts reflect the Company’s contributions to the executive officer under the 2017 EDCP which were earned in 2020 and made in 2021.
(2)The amounts reflect the value received as part of our Financial Wellness Program, including (i) reimbursement of $12,000 for external financial advising services for Mr. Simon, Mr. Phillips and Mr. Deshaies and (ii) reimbursement of physical exams for Ms. Smith of $1,733, Mr. Simon of $2,445, and Mr. Dearborn of $869.
2021 Proxy Statement     69

EXECUTIVE COMPENSATION
2020 Grants of Plan-Based Awards Table
The following table represents all plan-based awards granted to the named executive officers in 2020:

			Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Type of Award(1)	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Melissa Smith	STIP			577,500	1,155,000	1,732,500	—	—	—	—	—	—	—
	RSU(4)	3/16/2020	3/2/2020	—	—	—	—	—	—	8,208	—	—	900,089
	RSU(5)	6/24/2020	6/23/2020	—	—	—	—	—	—	9,367	—	—	1,500,031
	PSU(6)	3/16/2020	3/2/2020	—	—	—	16,415	32,829	65,658	—	—	—	3,600,028
	PSU(7)(8)	6/24/2020	6/23/2020	—	—	—	14,051	28,101	70,253	—	—	—	6,759,696
	Mod. PSU(9)	6/23/2020	6/23/2020	—	—	—	16,415	32,829	65,658	—	—	—	3,538,310
	Mod. PSU(10)	6/23/2020	6/23/2020	—	—	—	7,468	14,935	29,870	—	—	—	224,921
	NQ(11)	3/16/2020	3/2/2020	—	—	—	—	—	—	—	42,696	$109.66	1,499,996
Roberto Simon	STIP			252,981	505,962	887,700	—	—	—	—	—	—	—
	RSU(4)	3/16/2020	3/2/2020	—	—	—	—	—	—	3,648	—	—	400,040
	RSU(5)	6/24/2020	6/23/2020	—	—	—	—	—	—	3,123	—	—	500,117
	PSU(6)	3/16/2020	3/2/2020	—	—	—	5,472	10,943	21,886	—	—	—	1,200,009
	PSU(7)(8)	6/24/2020	6/23/2020	—	—	—	4,684	9,367	23,418	—	—	—	2,474,480
	Mod. PSU(9)	6/23/2020	6/23/2020	—	—	—	5,472	10,943	21,886	—	—	—	1,179,437
	Mod. PSU(10)	6/23/2020	6/23/2020	—	—	—	2,435	4,870	9,740	—	—	—	73,342
	NQ(11)	3/16/2020	3/2/2020	—	—	—	—	—	—	—	11,386	$109.66	400,013
Scott Phillips	STIP			213,750	427,500	641,250	—	—	—	—	—	—	—
	RSU(4)	3/16/2020	3/2/2020	—	—	—	—	—	—	3,101	—	—	340,056
	RSU(5)	6/24/2020	6/23/2020	—	—	—	—	—	—	2,654	—	—	425,012
	PSU(6)	3/16/2020	3/2/2020	—	—	—	4,651	9,302	18,604	—	—	—	1,020,057
	PSU(7)(8)	6/24/2020	6/23/2020	—	—	—	3,981	7,962	19,905	—	—	—	2,103,322
	Mod. PSU(9)	6/23/2020	6/23/2020	—	—	—	4,651	9,302	18,604	—	—	—	1,002,570
	Mod. PSU(10)	6/23/2020	6/23/2020	—	—	—	2,273	4,546	9,092	—	—	—	68,463
	NQ(11)	3/16/2020	3/2/2020	—	—	—	—	—	—	—	9,678	$109.66	340,007
70     WEX Inc.

EXECUTIVE COMPENSATION

			Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Type of Award(1)	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert Deshaies	STIP			159,375	318,750	478,125	—	—	—	—	—	—	—
	RSU(4)	3/16/2020	3/2/2020	—	—	—	—	—	—	2,189	—	—	240,046
	RSU(5)	6/24/2020	6/23/2020	—	—	—	—	—	—	1,874	—	—	300,102
	PSU(6)	3/16/2020	3/2/2020	—	—	—	3,283	6,566	13,132	—	—	—	720,028
	PSU(7)(8)	6/24/2020	6/23/2020	—	—	—	2,811	5,621	14,053	—	—	—	1,484,900
	Mod. PSU(9)	6/23/2020	6/23/2020	—	—	—	3,283	6,566	13,132	—	—	—	707,683
	Mod. PSU(10)	6/23/2020	6/23/2020	—	—	—	285	569	1,138	—	—	—	8,569
	Mod. PSU(12)	6/23/2020	6/23/2020	—	—	—	705	1,410	2,820	—	—	—	21,235
	NQ(11)	3/16/2020	3/2/2020	—	—	—	—	—	—	—	6,832	$109.66	240,022
Joel Dearborn	STIP			150,000	300,000	450,000	—	—	—	—	—	—	—
	RSU(4)	3/16/2020	3/2/2020	—	—	—	—	—	—	2,371	—	—	260,004
	RSU(5)	6/24/2020	6/23/2020	—	—	—	—	—	—	1,562	—	—	250,139
	PSU(6)	3/16/2020	3/2/2020	—	—	—	3,557	7,113	14,226	—	—	—	780,012
	PSU(7)(8)	6/24/2020	6/23/2020	—	—	—	2,342	4,684	11,710	—	—	—	1,237,372
	Mod. PSU(9)	6/23/2020	6/23/2020	—	—	—	3,557	7,113	14,226	—	—	—	766,639
	Mod. PSU(10)	6/23/2020	6/23/2020	—	—	—	2,111	4,221	8,442	—	—	—	63,568
	NQ(11)	3/16/2020	3/2/2020	—	—	—	—	—	—	—	7,401	$109.66	260,012
(1)All equity awards are granted under the 2019 Equity and Incentive Plan, except that the modification of outstanding PSU awards granted on March 20, 2019 was made under the 2010 Equity and Incentive Plan.
(2)These columns reflect the threshold, target and maximum cash awards payable to our NEOs under the 2020 STIP. The final award is determined based on both corporate and business unit performance, as well as individual performance achievement, each evaluated against pre-defined goals, as determined by the Leadership Development and Compensation Committee. If performance falls below the pre-established thresholds, the payout is $0. The actual STIP payout for fiscal year 2020, for each NEO, is reported in the Summary Compensation Table. For further details, please see the Compensation Discussion and Analysis section titled Short-Term Incentive Plan.
(3)Represents the grant date fair value of RSU, PSU and stock option awards determined in accordance with FASB ASC Topic 718.
(4)RSUs granted on March16, 2020 vest over 3 years at a rate of one third of the total award per year beginning on the first anniversary of the grant date. The grant date fair value is calculated using the closing price of WEX common stock on the date of grant on the New York Stock Exchange.
(5)RSUs granted on June 24, 2020 vest over 3 years at a rate of one half of the total award on the second anniversary of the grant date and one half of the total award on the third anniversary of the grant date. The grant date fair value is calculated using the closing price of WEX common stock on the date of grant on the New York Stock Exchange.
(6)PSUs granted on March 16, 2020 under the 2020 LTIP to our NEOs could have been earned, prior to the modification of the PSU award in June 2020 described in footnote 9 below, based on the achievement of predetermined performance goals for the Company’s Adjusted Net Income Earnings Per Share and Compensation Revenue over 2020, 2021 and 2022. If earned such units would vest in full on the third anniversary of the grant date. The grant date fair value shown reflects the target outcome of the performance conditions, based on the probable outcome of performance goals at grant, excluding the effect of estimated forfeitures.
(7)PSUs granted on June 24, 2020 under the 2020 LTIP to our NEOs may be earned and cliff vest on the third anniversary of the grant date based on the payout factor that corresponds with the Company’s relative total shareholder return percentile rank relative to the other companies in the S&P 400 index. The maximum payout opportunity is 250% of the target award units if the Company's percentile rank is at least in the 90th percentile. The threshold payout opportunity is 50% of the target award units if the Company's percentile rank at least exceeds the 30th percentile. The target payout opportunity is 100% of the target award units if the Company's percentile ranks between the 51st and 60th percentile.
(8)The grant date fair value for the relative total shareholder return PSUs was determined using a Monte Carlo simulation and was based on a price of $240.55 per share for Ms. Smith, and $264.17 for other NEOs, which compares to a grant date closing WEX stock price on the New York Stock Exchange of $160.14. For Ms. Smith only, earned and vested PSUs are subject to a restriction on transfer (post-vest holding requirement) for a period of 12 months following issuance, as further described in the related award agreement.
(9)This does not reflect a new equity grant made in 2020. The amount in the Grant Date Fair Value of Stock and Option Awards column represents the incremental fair value related to the modification in June 2020 of the outstanding PSU awards granted on March 16, 2020. Such incremental fair value
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was determined using a Monte Carlo simulation, given the new relative total shareholder return performance metric, and was based on a price of $280.93 per share, which compares to a modification date closing WEX stock price on the New York Stock Exchange of $173.15. For more details on the modification of the March 2020 PSU awards, see Compensation Discussion and Analysis above, section 2020 LTIP.
(10)This does not reflect a new equity grant made in 2020. The amount in the Grant Date Fair Value of Stock and Option Awards column represents the incremental fair value related to the modification in June 2020 of the outstanding PSU awards granted on March 20, 2019 under the 2010 Equity and Incentive Plan. The incremental fair value was determined using a Monte Carlo simulation, given the new relative total shareholder return performance metric (modifier), and was based on a price of $188.21 per share, which compares to a modification date closing WEX stock price on the New York Stock Exchange of $173.15. For more details on the modification of the 2019 PSU awards, see Compensation Discussion and Analysis above, section 2019 LTIP.
(11)Non-qualified stock options granted to NEOs on March 16, 2020 vest over 3 years at a rate of one third of the total award per year beginning on the first anniversary of the grant date. The number of such stock options received by each NEO, and the grant date fair value, was calculated using the Black-Scholes value as of the grant date, calculated in accordance with FASB ASC Topic 718. The weighted average assumptions used in calculating the grant date fair value of these awards are described in a footnote to the Summary Compensation Table.
(12)This does not reflect a new equity grant made in 2020. The amount in the Grant Date Fair Value of Stock and Option Awards column represents the incremental fair value related to the modification in June 2020 of the outstanding PSU awards granted to Mr. Deshaies on September 16, 2019 related to his promotion to President, Health. The incremental fair value was determined using a Monte Carlo simulation, given the new relative total shareholder return performance metric (modifier), and was based on a price of $188.21 per share, which compares to a modification date closing WEX stock price on the New York Stock Exchange of $173.15. For more details on the modification of the 2019 PSU awards, see Compensation Discussion and Analysis above, section 2019 LTIP.
72     WEX Inc.

EXECUTIVE COMPENSATION
Outstanding Equity Awards at 2020 Fiscal Year-End
The following table represents stock options and unvested stock units held by each of the named executive officers as of December 31, 2020.

		Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options - (#) Exercisable	Number of Securities Underlying Unexercised Options - (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Melissa Smith	3/15/2015	13,000	—	—	103.75	3/15/2025	21,206	4,316,057	193,083	39,298,081
	3/20/2017	23,187	—	—	104.95	3/20/2027	—	—	—	—
	5/10/2017	130,704		43,568	99.69	5/10/2027	—	—	—	—
	3/15/2018	11,691	5,864	—	158.23	3/15/2028	—	—	—	—
	3/20/2019	6,571	13,162	—	184.81	3/20/2029	—	—	—	—
	3/16/2020	—	42,696	—	109.66	3/16/2030	—	—	—	—
Roberto Simon	3/20/2017	7,869	—	—	104.95	3/20/2027	8,383	1,706,192	64,522	13,132,061
	5/10/2017	21,784		21,784	99.69	5/10/2027	—	—	—	—
	3/15/2018	3,247	1,629	—	158.23	3/15/2028	—	—	—	—
	3/20/2019	1,714	3,434	—	184.81	3/20/2029	—	—	—	—
	3/16/2020	—	11,386	—	109.66	3/16/2030	—	—	—	—
Scott Phillips	3/20/2017	5,621	—	—	104.95	3/20/2027	7,295	1,484,751	57,079	11,617,289
	5/10/2017	52,281		17,427	99.69	5/10/2027	—	—	—	—
	3/15/2018	3,247	1,629	—	158.23	3/15/2028	—	—	—	—
	3/20/2019	1,600	3,205	—	184.81	3/20/2029	—	—	—	—
	3/16/2020	—	9,678	—	109.66	3/16/2030	—	—	—	—
Robert Deshaies	3/15/2016	1,032	—	—	77.20	3/15/2026	5,664	1,152,794	36,511	7,430,982
	3/20/2017	843	—	—	104.95	3/20/2027	—	—	—	—
	3/15/2018	389	196	—	158.23	3/15/2028	—	—	—	—
	3/20/2019	200	401	—	184.81	3/20/2029	—	—	—	—
	3/16/2020	—	6,832	—	109.66	3/16/2030	—	—	—	—
Joel Dearborn	3/20/2017	843	—	—	104.95	3/20/2027	5,105	1,039,021	38,548	7,845,674
	3/15/2018	1,428	717	—	158.23	3/15/2028	—	—	—	—
	3/20/2019	1,485	2,977	—	184.81	3/20/2029	—	—	—	—
	3/16/2020	—	7,401	—	109.66	3/16/2030	—	—	—	—
(1)Vests at a rate of one third of the total award on each of the first, second and third anniversary of the grant date.
(2)Vests upon the attainment of specified stock price hurdles beginning on the third anniversary of the grant, being May 10, 2020, and ending on the fifth anniversary of the grant, being May 10, 2022. The stock price hurdles are as follows: (a) 50% of the total award vests if the closing stock price is at least $149.53 for 20 consecutive trading days during the two year period beginning May 10, 2020; (b) additional 25% of the total award vests if the closing stock price is at least $174.45 for 20 consecutive trading days during the two year period beginning May 10, 2020; and, (c) the final 25% of the total award vests if the closing stock price is at least $199.38 for 20 consecutive trading days during the two year period beginning May 10, 2020, in each instance so long as the recipient remains employed with the Company.
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(3)The following table shows the number of RSUs, by grant date, which had not yet vested as of December 31, 2020:

Name	Annual Grant RSUs March 15, 2018 (#)	Annual Grant RSUs March 20, 2019 (#)	Promotion Related RSUs September 16, 2019 (#)	Annual Grant RSUs March 16, 2020 (#)	RSU portion of Business Continuity and Outperformance Grant June 24, 2020 (#)	Total (#)
Melissa Smith	1,140	2,491	—	8,208	9,367	21,206
Roberto Simon	528	1,084	—	3,648	3,123	8,383
Scott Phillips	528	1,012	—	3,101	2,654	7,295
Robert Deshaies	64	127	1,410	2,189	1,874	5,664
Joel Dearborn	233	939	—	2,371	1,562	5,105

Grant Date	Stock Award Vesting Schedule
March 15, 2018	Annual Grant RSUs vests at a rate of one third of the total award per year beginning on the first anniversary of the grant date.
March 20, 2019	Annual Grant RSUs vests at a rate of one third of the total award per year beginning on the first anniversary of the grant date.
September 16, 2019	Mr. Deshaies' promotion related RSUs vest in full on the third anniversary of the grant date.
March 16, 2020	Annual Grant RSUs vests at a rate of one third of the total award per year beginning on the first anniversary of the grant date.
June 24, 2020	The Business Continuity and Outperformance Grant vests 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.
(4)Reflects the value as calculated based on the closing price of the Company’s common stock ($203.53) on December 31, 2020.
(5)These amounts represent the number of PSUs granted assuming maximum performance conditions are met. The following table shows the PSUs, by grant date, where achievement of the performance conditions have not yet been determined as of December 31, 2020:

Name	Annual Grant PSUs March 15, 2018 (#)	Special Incentive PSU Grant December 17, 2018 (#)	Annual Grant PSUs March 20, 2019 , as modified on June 23, 2020 (#)	Promotion Related PSUs September 16, 2019, as modified on June 23, 2020 (#)	Annual Grant PSUs March 16, 2020, as modified on June 23, 2020 (#) (a)	PSU portion of Business Continuity and Outperformance Grant June 24, 2020 (#)	Total (#)
Melissa Smith	27,302	—	29,870	—	65,658	70,253	193,083
Roberto Simon	9,478	—	9,740	—	21,886	23,418	64,522
Scott Phillips	9,478	—	9,092	—	18,604	19,905	57,079
Robert Deshaies	1,136	4,232	1,138	2,820	13,132	14,053	36,511
Joel Dearborn	4,170	—	8,442	—	14,226	11,710	38,548

Grant Date	Stock Award Vesting Schedule (Assuming Performance Conditions are Met)
March 15, 2018	Vests in full on the third anniversary of the grant date.
December 17, 2018	Vests in full on March 15, 2022.
March 20, 2019	Vests in full on the third anniversary of the grant date.
September 16, 2019	Vests in full on March 20, 2022.
March 16, 2020	Vests in full on March 16, 2023
June 24, 2020	Vests in full on June 23, 2023
(6)Value as calculated based on the closing price of the Company’s common stock ($203.53) on December 31, 2020 assuming maximum performance conditions are met.
74     WEX Inc.

EXECUTIVE COMPENSATION
2020 Option Exercises and Stock Vested
The following table represents stock options exercised and shares of our common stock received upon vesting of RSUs and PSUs in 2020 by each of the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Melissa Smith	16,112	2,286,132	41,687	4,225,832
Roberto Simon	43,568	3,497,760	17,963	1,822,191
Scott Phillips	—	—	13,101	1,333,949
Robert Deshaies	—	—	1,936	196,611
Joel Dearborn	—	—	2,509	260,011
2020 Non-Qualified Deferred Compensation
The following table represents the amounts deferred by each of the named executive officers in the: 2005 EDCP; 2017 EDCP; and the SERP. The SERP, which was frozen to new contributions on December 31, 2004, the 2005 EDCP, which was frozen to new contributions on December 31, 2017, and the 2017 EDCP are described in the Nonqualified Deferred Compensation section of the CD&A.

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(5)
Melissa Smith	SERP	—	—	25,825	—	172,322(4)
	2005 EDCP	—	—	142,409	—	865,160
	2017 EDCP	124,278	74,567	142,170	—	808,344
Roberto Simon	2005 EDCP	—	—	-17,302	—	430,041
	2017 EDCP	153,117	36,748	-8,575	—	444,490
Scott Phillips	2005 EDCP	—	—	31,899	—	82,920
	2017 EDCP	69,896	27,959	40,548	—	257,914
Robert Deshaies	2005 EDCP	—	—	—	—	—
	2017 EDCP	—	—	2,846	—	54,183
Joel Dearborn	2005 EDCP	—	—	—	—	—
	2017 EDCP	17,460	17,460	34,079	—	150,831
(1)The amounts shown in this column have been reported in Salary and/or Non-Equity Incentive Plan Compensation of the Summary Compensation Table for 2020.
(2)Participant contributions to the 2017 EDCP are matched on annual short term incentive program payments only. WEX matches the executives’ short-term incentive deferral up to a maximum of 6% of their total short term incentive program award. The amounts shown in this column have been reported in the All Other Compensation column of the Summary Compensation Table for 2020.
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EXECUTIVE COMPENSATION
(3)Earnings on the SERP are included in the Summary Compensation Table. The Company does not pay above-market interest rates on the 2005 EDCP and 2017 EDCP, and thus earnings on the 2005 EDCP and 2017 EDCP are not included in the Summary Compensation Table.
(4)Includes the earnings and balance on December 31, 2020 of the SERP, which is explained in the Nonqualified Deferred Compensation Section of the CD&A.
(5)Portions of the amounts shown in this column have been reported in the Salary, Non-Equity Incentive Plan Compensation and All Other Compensation columns of the Summary Compensation Table in previous years, to the extent these officers were NEOs in previous years, as follows:

Name	Salary	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Melissa Smith	$36,481	$776,445	$502,309	$1,315,235
Roberto Simon	$—	$722,871	$142,430	$865,301
Scott Phillips	$—	$169,194	$87,537	$256,731
Robert Deshaies	$—	$—	$—	$—
Joel Dearborn	$—	$56,434	$34,485	$90,919
During the year ended December 31, 2020, participants were given the opportunity to select among various funds in the SERP, 2005 EDCP and 2017 EDCP. The table below shows the funds available to participants and their annual rate of return for the year ended December 31, 2020. The investment alternatives in the 2005 and 2017 EDCPs are the same as those available under our 401(k) plan with the exception of the iShares S&P 500 Index Fund, Vanguard Extended Market Index Fund and Retirement Services Money Fund. The comparable funds used in the 401(k) are the Northern Trust S&P 500, Northern Trust Extended Equity Market Index Fund and Wells Fargo Stable Return Fund, respectively.

SERP	2020 Rate of Return
Fidelity VIP Government Money Market	-0.10%
Principal Global Investors Core Plus Bond	9.09%
Principal Global Investors Diversified Balanced	12.48%
Principal Global Investors Diversified International
Principal Global Investors MidCap	17.84%
Principal Government & High Quality Bond	2.44%
Principal Global Investors Equity Income Account	5.99%
T. Rowe Price LargeCap Growth	35.63%
76     WEX Inc.

EXECUTIVE COMPENSATION

2005 EDCP and 2017 EDCP
MFS Mid Cap Value Fund R6	4.40%
Deutsche Real Estate Securities Fund (A)	-4.74%
American EuroPacific Growth Fund (R-4)	25.27%
Fidelity 500 Index Fund	18.40%
MFS Value Fund CL R4	3.91%
Invesco Developing Markets Fund R6	17.66%
PRIMECAP Odyssey Stock Fund	9.97%
Principal High Yield Fund CL R6	6.49%
MainStay Winslow Large Cap Growth Fund R6	37.44%
AllianceBernstein Discovery Value Fund	3.45%
Fidelity Total International Index Fund	11.07%
Fidelity Extended Market Index Fund	32.16%
Wells Fargo Discovery Fund	62.52%
Metropolitan West Total Return Bond Fund	9.17%
T. Rowe Price Retirement Balance Inv	11.66%
T. Rowe Price 2005 Retirement	11.51%
T. Rowe Price 2010 Retirement	12.06%
T. Rowe Price 2015 Retirement	12.81%
T. Rowe Price 2020 Retirement	13.31%
T. Rowe Price 2025 Retirement	14.62%
T. Rowe Price 2030 Retirement	15.92%
T. Rowe Price 2035 Retirement	17.04%
T. Rowe Price 2040 Retirement	18.16%
T. Rowe Price 2045 Retirement	18.72%
T. Rowe Price 2050 Retirement	18.72%
T. Rowe Price 2055 Retirement	18.68%
T. Rowe Price 2060 Retirement	18.79%
Fidelity US Bond Index Fund	7.80%
Vanguard Federal Money Mkt Inv	0.45%

2021 Proxy Statement     77

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Employment Agreements, Severance and Change in Control Benefits
The Company provides employment agreements, severance benefits and change of control benefits to attract and retain key executive officers. In the event, or threat, of a change in control transaction, these agreements and the WEX Inc. Executive Severance Pay and Change in Control Plan are intended to reduce uncertainty and provide compensation for the significant levels of executive engagement and support required during an ownership transition that results in the termination of a key executive officer's employment. These provisions represent competitive severance and change in control benefits based upon the review by the Committee.
The Committee reviews these agreements and the WEX Inc. Executive Severance Pay and Change in Control Plan periodically to assess whether the total value to an executive remains at the level needed to attract and retain executives without being considered excessive in the opinion of the Committee.
The following provisions are in effect as of December 31, 2020:

		Melissa Smith	Roberto Simon	Joel Dearborn	Robert Deshaies	Scott Phillips
Basic Severance Benefit(1)	Severance Payment	1.5x base salary plus 1x target bonus each paid in a lump sum or over 12 months at the Company’s election	1.5x base salary paid over an 18-month period plus pro rata portion of bonus in a lump sum	1.5x base salary paid over an 18-month period		1.5x base salary paid over an 18-month period plus pro rata portion of bonus payable in a lump sum
	Accelerated Vesting of Equity	1 year	None
	Health Benefit Continuation	One-time lump-sum cash payment equal to 12 x the value of the Company’s monthly share of the cost of coverage (i.e., premiums) for participant’s group health coverage benefits.				Payment of 100% of the premium, including any additional administration fee, until the shorter of 12 months following termination date or the day COBRA eligibility ends.
Change in Control (CiC)(2) Severance Benefit Double Trigger: (requires CiC and loss of comparable position)	Severance Payment	2x base salary and 2x target bonus paid over a 24 month period
	Accelerated Vesting of Equity	100% (other than performance options which vest only if CiC price exceeds performance thresholds)		100%(3)
	Health Benefit Continuation	One-time lump-sum cash payment equal to 24 times the value of the Company’s monthly share of the cost of coverage (i.e., premiums) for Participant’s group health coverage benefits.
Other Agreements(4)	Non-Compete(5)	2 years for without cause termination and constructive discharge with CiC; 1 year otherwise	1 year			2 years
Non-Solicitation(6)
Non-Disparagement(7)
	Non-Disclosure(8)	Indefinitely
(1)Basic severance benefit is payable in the case of the executive officer resigning for “good reason” or if the executive officer is terminated “without cause,” each as defined in the WEX Inc. Executive Severance Pay and Change in Control Plan.
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(2)“Change in Control” means, in summary: (i) an acquisition of 50 percent or more of either the then-outstanding shares of common stock or the combined voting power of the then-outstanding voting securities of the Company excluding certain specified acquisitions; (ii) a change in the composition of the Board such that the individuals who constitute the Board at that point in time cease to constitute a majority of the Board; (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of shares or assets of another company excluding certain specified transactions; or (iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company. If an executive terminates and receives benefits under the 2010 Equity and Incentive Plan or the 2019 Equity and Incentive Plan, and then is rehired, subsequent benefits may not be paid and/or reimbursement of a portion of benefits already paid can be required.
(3)Upon a “Change in Control” of the Company, if the surviving entity does not agree to assume the obligations set forth in the equity award agreement, then the equity award shall become immediately and fully vested, subject to any terms and conditions set forth in the 2010 Equity and Incentive Plan or the 2019 Equity and Incentive Plan or imposed by the Committee.
(4)In connection with any separation of employment by an executive officer, the officer shall execute and not timely revoke a separation agreement and release, in a form acceptable to the Company, in order to receive the basic severance and/or change in control severance benefits described. Each separation agreement shall include terms relating to non-competition, non-solicitation, non-disparagement and non-disclosure, as well as a release of claims. To the extent there is a violation of the restrictions or obligations in the separation agreement, the Company may cease future payments, obtain injunctive or other equitable relief or seek reimbursement of previously paid amounts, as well as any other remedies available to the Company under the WEX Inc. Executive Severance Pay and Change in Control Plan or applicable law.
(5)Each of the executive officers has agreed to provisions which restrict the executive officer from performing any acts which advance the interests of any existing or prospective competitors of WEX during the period specified above.
(6)Each of the executive officers has agreed to provisions which restrict the executive officer from soliciting customers or employees to terminate their relationship with the Company.
(7)Each of the executive officers has agreed to provisions which restrict the executive officer from making any statements or performing any acts intended or reasonably calculated to advance the interest of any existing or prospective competitor or in any way to injure the interests of or disparage the Company.
(8)Each of the executive officers has agreed to provisions which restrict the executive from disclosing confidential information as defined in the agreement.
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Potential Payments upon Termination of Employment
The following chart shows the payments to each named executive officer which would be made as a result of possible termination scenarios assuming each had occurred on December 31, 2020.

Named Executive Officer	Voluntary Termination or Involuntary Termination For Cause ($)	Involuntary Termination Without Cause or Resignation for Good Reason ($)	Change in Control With Termination ($)	Disability ($)(1)	Death ($)(1)
Melissa Smith
Acceleration of Equity Awards(2)	—	$10,066,947	$31,579,255	—	$31,579,255
Salary and Benefits Continuation	—	$1,180,556	$1,591,113	—	—
Short Term Incentive Program	—	$1,155,000	$2,310,000	$1,155,000	$1,155,000
Non-Qualified Plan Payout(3)	$1,845,826	$1,845,826	$1,845,826	$1,845,826	$1,845,826
Total	$1,845,826	$14,248,329	$37,326,194	$3,000,826	$34,580,081
Roberto Simon
Acceleration of Equity Awards(2)	—	—	$11,264,539	—	$11,264,539
Salary and Benefits Continuation	—	$848,596	$1,147,193	—	—
Short Term Incentive Program	—	$550,000	$1,100,000	$550,000	$550,000
Non-Qualified Plan Payout(3)	$874,531	$874,531	$874,531	$874,531	$874,531
Total	$874,531	$2,273,127	$14,386,263	$1,424,531	$12,689,070
Scott Phillips
Acceleration of Equity Awards(2)	—	—	$9,740,154	—	$9,740,154
Salary and Benefits Continuation	—	$738,742	$1,002,485	—	—
Short Term Incentive Program	—	$427,500	$855,000	$427,500	$427,500
Non-Qualified Plan Payout(3)	$340,833	$340,833	$340,833	$340,833	$340,833
Total	$340,833	$1,507,075	$11,938,472	$768,333	$10,508,487
Robert Deshaies
Acceleration of Equity Awards(2)	—	—	$5,239,980	—	$5,239,980
Salary and Benefits Continuation	—	$657,150	$889,300	—	—
Short Term Incentive Program	—	—	$637,500	$318,750	$318,750
Non-Qualified Plan Payout(3)	$54,183	$54,183	$54,183	$54,183	$54,183
Total	$54,183	$711,333	$6,820,963	$372,933	$5,612,913
Joel Dearborn
Acceleration of Equity Awards(2)	—	—	$5,506,466	—	$5,506,466
Salary and Benefits Continuation	—	$616,954	$833,909	—	—
Short Term Incentive Program	—	—	$600,000	$300,000	$300,000
Non-Qualified Plan Payout(3)	$150,831	$150,831	$150,831	$150,831	$150,831
Total	$150,831	$767,785	$7,091,206	$450,831	$5,957,297
(1)The Company's STIP provides for a pro-rated lump sum payment at target in the event of death or disability and the Company's LTIP provides for 100% acceleration of unvested equity similar to a Change in Control with Termination in the event of death.
(2)For purposes of these calculations, the stock price used to calculate potential payments was the closing price of the Company's common stock on December 31, 2020, which was $203.53. The officers identified above hold unvested employee stock options that feature an exercise price of $99.69, $158.23, $184.81 and $109.66.
(3)As used in this table, Non-Qualified Plan Payout consists solely of the participants’ balances in their 2005 EDCP, 2017 EDCP and SERP accounts, as applicable.
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Pay Ratio Disclosure
In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee. For 2020, the median annual total compensation of all employees, excluding our CEO, was $57,484 and the annual total compensation of our CEO was $20,110,653. The ratio of these amounts is 350:1.
Supplemental Pay Ratio
We are also presenting a supplemental pay ratio that we believe facilitates a fulsome understanding of our CEO’s annual total compensation. The pay ratio provided above is based on our CEO’s 2020 annual total compensation, as reported in the 2020 Summary Compensation Table, which contains a special equity award (the 2020 Business Continuity and Outperformance Grant) and incremental fair value for modified 2019 and 2020 PSU awards calculated in accordance with FASB ASC Topic 718, which does not represent new PSU grants and is included to comply with SEC reporting rules.
As included in our 2020 Summary Compensation Table, the grant date fair value of the special one-time equity award for our CEO was $8,259,727 and the incremental fair value for the PSU modifications calculated in accordance with FASB ASC Topic 718 – not representative of new PSU grants – for modified 2019 and 2020 PSU awards for our CEO was $3,763,231. The cumulative value of these two amounts is approximately $12.0 million. This compares to a grant date fair value of approximately $6.0 million for Ms. Smith’s 2020 annual equity awards (i.e., PSUs, options and RSUs granted in March 2020) prior to modification, which is used in the supplemental pay ratio below.
The supplemental pay ratio presented below excludes the special equity award and the incremental fair value for the modifications. For purposes of this supplemental ratio, our CEO’s 2020 annual total compensation is $8,087,695 which, when compared to the annual total compensation of our median compensated employee of $57,484, results in a ratio of 140:1.

	CEO Annual Total Compensation	Median Employee Annual Total Compensation	Pay Ratio
SEC Required Calculation	$20,110,653	$57,484	350:1
Supplemental Pay Ratio	$8,087,695	$57,484	140:1
The information disclosed in this section was developed and is provided to comply with specific legal requirements. We do not use this information in managing our company. We do not believe this information provides stockholders with a useful mechanism for evaluating our management’s effectiveness, operating results, or business prospects, nor for comparing our company with any other company in any meaningful respect. For discussion of annual CEO compensation in the manner in which it was primarily considered by the Committee, please refer to the “Awarded Compensation” section of the CD&A above, which can be found on page 66 of this proxy statement.
Methodology – SEC Required Calculation
This calculation of our median employee reflects analysis of our global workforce of 4,887 employees as of October 1, 2020. We used salary compensation to determine the median employee. Our estimate of salary for our full 2020 fiscal year included: (i) annual base salary and (ii) hourly salary rate times annual standard hours. For the 2020 calculation, our employee population data described above does not include 358 employees of eNett and Optal which we acquired in December 2020, which is after the determination date.
Our estimates were based on an analysis of the pay components and payrolls in each of the countries in which we operate. Cash compensation rates of employees paid in foreign currencies were converted into US dollars using foreign exchange conversion rates in effect on October 1, 2020.
Once the median employee was identified, actual total compensation was determined in accordance with Item 402(c) (2)(x) of Regulation S-K.
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Proposal 3
Approval of the WEX Inc. Amended and Restated 2019 Equity and Incentive Plan to Increase the Number of Shares Issuable Thereunder

We are asking stockholders to approve the WEX Inc. Amended and Restated 2019 Equity and Incentive Plan (the “Amended 2019 Plan”), which is an amendment and restatement of our 2019 Equity and Incentive Plan (the “Original 2019 Plan”). On March 31, 2021, upon the recommendation of the Leadership Development and Compensation Committee, and subject to stockholder approval, our Board of Directors adopted the Amended 2019 Plan as an amendment and restatement of the Original 2019 Plan in order to increase the number of shares issuable thereunder.

WEX is requesting the amendment and restatement of the Original 2019 Plan solely to increase the number of shares of our common stock available for issuance of new awards under the plan to 4.5 million shares, subject to the fungible ratio described below, pursuant to which the available share reserve is depleted by 1.7 shares for each full-value stock award granted under the plan. The share increase is intended to meet our anticipated equity compensation needs for the next four to five years.

We believe that our stock-based compensation programs have been integral to our success in the past and will be important to our ability to succeed in the future. If the Amended 2019 Plan is not approved, our ability to make long-term equity incentive awards will be impaired. Therefore, we consider approval of the Amended 2019 Plan vital to our future success.
Our Board of Directors believes adoption of the Amended 2019 Plan is in the best interests of the Company and its stockholders and unanimously recommends that you vote “FOR” the approval of the Amended 2019 Plan.
Vote Required
WEX stockholders are being asked to approve the Amended 2019 Plan at the Annual Meeting. The Approval of the Amended 2019 Plan requires the affirmative vote of a majority of the votes cast at the meeting (either in person or by proxy) on this Proposal 3.
Summary
We are asking stockholders to approve the Amended 2019 Plan. If stockholders approve the Amended 2019 Plan, subject to adjustment in the event of stock splits and other similar events and the share counting rules set forth below: (i) 4,500,000 shares of the Company’s common stock, reduced by the number of shares of the Company’s common stock subject to awards granted under the Original 2019 Plan between March 21, 2021 and the date of the Annual Meeting, will be available for the issuance of new awards under the Amended 2019 Plan after the date of the Annual Meeting, (ii) 1,235,669 shares of the Company’s common stock will be reserved for issuance in respect of awards granted under the Original 2019 Plan between May 9, 2019 and March 21, 2021, and (iii) the number of shares of the Company’s common stock as is equal to the number of shares of the Company’s common stock subject to awards granted under the Company’s 2010 Equity and Incentive Plan (the “Prior Plan”), which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company pursuant to a contractual repurchase right will be made available for the issuance of awards under the Amended 2019 Plan. Our Board of Directors believes that our success depends, in large part, on our ability to attract, retain and motivate key employees. We believe that our stock-based compensation programs are central to this objective.

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As of March 21, 2021, options to purchase 573,275 shares of the Company’s common stock were outstanding under the Prior Plan with a weighted-average remaining term of 6.46 years and a weighted-average exercise price of $123.33 per share, 105,595 shares of the Company’s common stock were subject to outstanding restricted stock units granted under the Prior Plan, 97,907 shares of the Company’s common stock were subject to outstanding performance restricted stock units granted under the Prior Plan (assuming target performance), and no shares of restricted stock were outstanding under the Prior Plan. As of March 21, 2021, options to purchase 366,775 shares of the Company’s common stock were outstanding under the Original 2019 Plan with a weighted-average remaining term of 9.31 years and a weighted-average exercise price of $147.34 per share, 387,019 shares of the Company’s common stock were subject to outstanding restricted stock units granted under the Original 2019 Plan, 481,875 shares of the Company’s common stock were subject to outstanding performance restricted stock units granted under the Original 2019 Plan (assuming target performance), and no shares of restricted stock were outstanding under the Original 2019 Plan.
The Amended 2019 Plan, as implemented through our equity compensation program, incorporates many current best practices that are intended to protect stockholder interests:

What We Do	What We Don’t Do
•Fixed maximum share limit
•Double-trigger equity acceleration upon a change-in-control
•Equity ownership guidelines for non-employee directors and NEOs
•Separate annual compensation limit for non-employee directors
•Minimum vesting requirements
•Executive officer awards – includes NEOs – subject to clawback policy
•Administered by an independent committee comprised of non-employee directors

•No “evergreen” share reserve
•No dividends on unvested awards
•No liberal “change-in-control” definition
•No repricing of underwater stock options or stock appreciation rights (SARs) without stockholder approval
•No discounted stock options or SARs
•No liberal share recycling or counting
•No material amendments without stockholder approval

Potential Compensation Needs
We expect that the proposed share pool under the Amended 2019 Plan will allow us to continue to grant equity awards at our historic rates for approximately four to five years, but may vary based on changes in participation, potential future acquisitions by the Company and the Company’s stock price.
We believe that our stock-based compensation program has been integral to our success in the past and will be important to our ability to succeed in the future.
•If the Amended 2019 Plan is not approved, our ability to make equity incentive awards under a stockholder-approved equity incentive plan will be impaired. Therefore, we consider approval of the Amended 2019 Plan vital to our future success.
In addition, stockholder approval of the Amended 2019 Plan is necessary in order for us to continue our practice of broadly granting equity compensation throughout our organization, thereby incentivizing and retaining important employees, including our many employees beyond the executive officers.
•In fiscal year 2020, more than 70% percent of the Company’s equity awards were granted to employees other than our NEOs.

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A material reduction in compensation would impair our ability to recruit, retain and motivate key employees, and would therefore threaten our business.
•We seek to deliver compensation at competitive levels, and utilizing long-term equity incentives to align the interests of our key employees to the outcomes achieved by our stockholders has been a hallmark of our compensation philosophy and supports our objective to attract and retain best-in-class talent in our industry.
Our executive compensation program and related decision-making has been strongly supported by our stockholders.
•In 2020, our advisory vote on executive compensation received 98% stockholder support.
Information Regarding Overhang and Potential Dilution
In developing our share request for the Amended 2019 Plan and analyzing the impact of utilizing equity as a means of compensation on our stockholders, we considered both our “overhang” and our “burn rate”.
Overhang is a measure of potential dilution which we define as the sum of (i) the total number of shares of the Company’s common stock underlying all equity awards outstanding and (ii) the total number of shares of the Company’s common stock available for future award grants, divided by (iii) the number of shares of the Company’s common stock outstanding. As of March 21, 2021, there were 2,012,446 shares underlying all equity awards outstanding, 1,847,162 shares available for future awards, and 43,355,663 common shares outstanding. Accordingly, our overhang at March 21, 2021 was 8.9%, which was between 25th percentile and median of our peer group. For purposes of this calculation, we counted the shares subject to our performance restricted stock units based on the target number of shares of common stock issuable under such awards. If the Amended 2019 Plan had been approved as of March 21, 2021, our overhang on such date would have been 15.0%. Historically, however, WEX has granted approximately 70% of equity awards in the form of full-value awards and approximately 30% of equity awards in the form of stock options. Applying the fungible share ratio applicable to full-value awards under the Original 2019 Plan and the Amended 2019 Plan pursuant to which each full-value equity award reduces the shares available under the plan by 1.7 shares, and, assuming our historic grant practices continue, the Amended 2019 Plan would have resulted in an overhang on March 21, 2021 of 12.0% which would place us, approximately, in the 75th percentile of our peer group.
Burn rate provides a measure of the potential dilutive impact of our equity awards program, which we calculate by dividing the number of shares subject to equity awards granted during the year by the basic weighted average number of shares outstanding. Set forth below is a table that reflects our burn rate for the 2020, 2019 and 2018 calendar years as well as an average over those years.

Calendar Year	Awards Granted (000s)	Basic Weighted Average Number of Common Shares Outstanding (000s)	Gross Burn Rate(1)
2020	914	43,842	2.1%
2019	397	43,316	0.9%
2018	317	43,156	0.7%
Three-Year Average			1.2%
(1)We define "Gross burn rate" as the number of equity awards granted in the year divided by the basic weighted average number of common shares outstanding. For purposes of this calculation, we counted the shares subject to our performance restricted stock units based on the target number of shares of common stock issuable under such awards.

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As shown in the following table, the Company’s three-year average burn rate was 2.1% on an adjusted basis, which is significantly below the Institutional Shareholder Services, or ISS, benchmark applied to our industry. This alternative burn rate calculation converts full-value awards to option equivalents using a conversion factor of 2.0, per ISS methodology.

Calendar Year	Awards Granted (000s)(1)	Basic Weighted Average Number of Common Shares Outstanding (000s)	Adjusted Burn Rate(2)
2020	1,566	43,842	3.6%
2019	670	43,316	1.5%
2018	533	43,156	1.2%
Three-Year Average			2.1%
(1)Full-value awards were converted to option equivalents using a conversion factor of 2.0, per ISS methodology.
(2)Calculated by dividing the basic weighted average number of common shares outstanding by the total granted on an adjusted basis, as described above.
Description of the Amended 2019 Plan
The following is a brief summary of the Amended 2019 Plan, a copy of which is attached as Appendix B to this proxy statement. References to our Board of Directors in this summary shall include the Leadership Development and Compensation Committee or any similar committee appointed by our Board of Directors to administer the Amended 2019 Plan.
Types of Awards; Shares Available for Awards; Share Counting Rules
The Amended 2019 Plan provides for the grant of stock options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, as well as nonstatutory stock options, SARs, restricted stock, restricted stock units, other stock-based awards and cash awards as described below, which we collectively refer to as awards.
Subject to adjustment in the event of stock splits, stock dividends or similar events and the share counting rules set forth below, the following number of shares of Company common stock are available for issuance under the Amended 2019 Plan: (i) 4,500,000 shares of our common stock, reduced by the number of shares of our common stock subject to awards granted under the Original 2019 Plan between March 21, 2021 and the date of the Annual Meeting, are available for the issuance of new awards under the Amended 2019 Plan after June 4, 2021, (ii) 1,235,669 shares of our common stock are reserved for issuance in respect of awards granted under the Original 2019 Plan between May 9, 2019 and March 21, 2021, and (iii) the number of shares of the Company’s common stock (up to 776,777 shares) as is equal to the number of shares of the Company’s common stock subject to awards granted under the Prior Plan, which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company pursuant to a contractual repurchase right. In the case of incentive stock options, the foregoing is subject to any limitations under the Code. Any or all of the awards made under the Amended 2019 Plan may be in the form of incentive stock options. The Amended 2019 Plan provides that to the extent a share that is subject to an award granted under the Prior Plan that counted as 1.53 shares against the Prior Plan’s share reserve is made available for the award of future grants under the Amended 2019 Plan, the share reserve of the Amended 2019 Plan will be credited with 1.53 shares. Otherwise, each share of common stock subject to an award under the Prior Plan that becomes available for grant under the Amended 2019 Plan will increase the Amended 2019 Plan’s share reserve by one share.
The Amended 2019 Plan includes “fungible share” counting rules pursuant to which each share of the Company’s common stock subject to awards granted as options and SARs causes one share of the Company’s common stock per share under the award to be removed from the available share pool, while each share of the Company’s common stock subject to awards granted as restricted stock, restricted stock units, or other stock-based awards where the per share purchase price for the award is less than 100% of the fair market value of the Company’s common stock on the date of grant of the award will cause 1.7 shares of the Company’s common stock per share under the award to be removed from the available share pool. Shares of the Company’s common stock covered by awards under the Amended 2019 Plan that are returned to the Amended 2019 Plan as described below and become available for issuance pursuant to a new award will be credited back to the pool at the same rates described above.
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The maximum number of shares with respect to which awards may be granted to any participant under the Amended 2019 Plan may not exceed 1,000,000 shares per calendar year for awards issued in the form of options or SARs and 1,000,000 shares per calendar year for awards granted in the form of restricted stock awards, restricted stock unit awards or other stock-based awards. For purposes of this limit, the combination of an option in tandem with an SAR is treated as a single award. Performance awards in the form of cash-based awards may also provide for cash payments of up to $10,000,000 per calendar year per participant.
The Amended 2019 Plan provides that the maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted to any individual non-employee director in any calendar year may not exceed $750,000. Exceptions to these limitations may only be made by the Leadership Development and Compensation Committee in extraordinary circumstances provided that any non-employee director receiving additional compensation does not participate in the decision to award such compensation.
For purposes of counting the number of shares available for the grant of awards under the Amended 2019 Plan and the sublimits of the Amended 2019 Plan, all shares of our common stock covered by SARs will be counted against the number of shares of our common stock available for the grant of awards and against the sublimits of the Amended 2019 Plan. However, SARs that may be settled only in cash will not be so counted. Similarly, to the extent that a restricted stock unit award may be settled only in cash, no shares will be counted against the shares available for the grant of awards under the Amended 2019 Plan. In addition, if we grant an SAR in tandem with an option for the same number of shares of our common stock and provide that only one such award may be exercised, which we refer to as a tandem SAR, only the shares covered by the option, and not the shares covered by the tandem SAR, will be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Amended 2019 Plan.
Shares covered by awards that expire or are terminated, surrendered, or cancelled without having been fully exercised or are forfeited in whole or in part (including as the result of shares subject to such award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or that result in any shares of our common stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash) will again be available for the grant of awards under the Amended 2019 Plan (subject, in the case of incentive stock options, to any limitations under the Code). In the case of the exercise of an SAR, the number of shares of our common stock counted against the shares available for the grant of awards and against the sublimits of the Amended 2019 Plan will be the full number of shares of our common stock subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares of our common stock actually used to settle the SAR upon exercise, and the shares covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR.
Shares of our common stock that are delivered (by actual delivery, attestation, or net exercise) to us by a participant to purchase shares of our common stock upon exercise of an award or to satisfy tax withholding obligations (including shares of our common stock retained from the award creating the tax obligation) will not be added back to the number of shares available for the future grant of awards under the Amended 2019 Plan. Shares of our common stock purchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for future grant of awards.
In connection with a merger or consolidation of an entity with us or our acquisition of property or stock of an entity, our Board of Directors may grant awards under the Amended 2019 Plan in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof on such terms as our Board of Directors determines appropriate in the circumstances, notwithstanding any limitation on awards contained in the Amended 2019 Plan. Any such substitute awards shall not count against the overall share limits or the sublimits of the Amended 2019 Plan, except as required by reason of Section 422 and related provisions of the Code.
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Descriptions of Awards
Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified exercise price and subject to the other terms and conditions that are specified in connection with the option grant. An option that is not intended to be an “incentive stock option” is a “nonstatutory stock option.” Options may not be granted at an exercise price that is less than 100% of the fair market value of our common stock on the date of grant. If our Board of Directors approves the grant of an option with an exercise price to be determined on a future date, the exercise price may not be less than 100% of the fair market value of our common stock on that future date. Under present law, incentive stock options may not be granted at an exercise price less than 110% of the fair market value in the case of stock options granted to optionees holding more than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries. Under the terms of the Amended 2019 Plan, options may not be granted for a term in excess of ten years (and, under present law, five years in the case of incentive stock options granted to optionees holding greater than 10% of the total combined voting power of all classes of our stock or any of our subsidiaries). The Amended 2019 Plan permits participants to pay the exercise price of options using one or more of the following manners of payment: (i) payment by cash or by check, (ii) except as may otherwise be provided in the applicable option agreement or approved by our Board of Directors, in connection with a “cashless exercise” through a broker, (iii) to the extent provided in the applicable option agreement or approved by our Board of Directors, and subject to certain conditions, by delivery of shares of common stock to us owned by the participant valued at their fair market value, (iv) to the extent provided in an applicable nonstatutory stock option agreement or approved by our Board of Directors, by delivery of a notice of “net exercise” as a result of which we will retain a number of shares of common stock otherwise issuable pursuant to the stock option equal to the aggregate exercise price for the portion of the option being exercised divided by the fair market value of our common stock on the date of exercise, (v) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by our Board of Directors, by any other lawful means (but not by a promissory note of the participant), or (vi) by any combination of these forms of payment. No option granted under the Amended 2019 Plan may contain a provision entitling the participant to the automatic grant of additional options in connection with any exercise of the original option. No options granted under the Amended 2019 Plan may provide for the payment or accrual of dividend equivalents.
Stock Appreciation Rights. An SAR is an award entitling the holder, upon exercise, to receive a number of shares of our common stock or cash (or a combination of shares of our common stock and cash) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock over the measurement price. The Amended 2019 Plan provides that the measurement price of an SAR may not be less than the fair market value of our common stock on the date the SAR is granted (provided, however, that if our Board of Directors approves the grant of an SAR effective as of a future date, the measurement price shall not be less than 100% of the fair market value on such future date) and that SARs may not be granted with a term in excess of 10 years. No SARs granted under the Amended 2019 Plan may contain a provision entitling the participant to the automatic grant of additional SARs in connection with any exercise of the original SAR. No SARs granted under the Amended 2019 Plan may provide for the payment or accrual of dividend equivalents.
Limitation on Repricing of Options or SARs. With respect to options and SARs, unless such action is approved by stockholders or otherwise permitted under the terms of the Amended 2019 Plan in connection with certain changes in capitalization and reorganization events, we may not (i) amend any outstanding option or SAR granted under the Amended 2019 Plan to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of such outstanding option or SAR, (ii) cancel any outstanding option or SAR (whether or not granted under the Amended 2019 Plan) and grant in substitution therefor new awards under the Amended 2019 Plan (other than certain substitute awards issued in connection with an acquisition by us, described above) covering the same or a different number of shares of our common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the canceled option or SAR, (iii) cancel in exchange for a cash payment any outstanding option or SAR with an exercise price or measurement price per share above the then-current fair market value of our common stock, or (iv) take any other action under the Amended 2019 Plan that constitutes a “repricing” within the meaning of the rules of the New York Stock Exchange, or NYSE.
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Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of our common stock, subject to our right to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period established for such award. Any dividends (whether paid in cash, stock or property) declared and paid by us with respect to shares of restricted stock will be paid to the participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares.
Restricted Stock Unit Awards. Restricted stock units, or RSUs, entitle the recipient to receive shares of our common stock, or cash equal to the fair market value of such shares, to be delivered at the time such award vests pursuant to the terms and conditions established by our Board of Directors. Our Board of Directors may provide that settlement of RSUs will be deferred, on a mandatory basis or at the election of the participant in a manner that complies with Section 409A of the Code. A participant has no voting rights with respect to any RSU. Our Board of Directors may provide that a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of our common stock. Any such dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which such dividend equivalents are awarded.
Other Stock-Based Awards. Under the Amended 2019 Plan, our Board of Directors may grant other awards of shares of our common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our Board of Directors may determine. We refer to these types of awards as other stock-based awards. Other stock-based awards may be available as a form of payment in settlement of other awards granted under the Amended 2019 Plan or as payment in lieu of compensation to which a participant is otherwise entitled. Other stock-based awards may be paid in shares of our common stock or in cash, as our Board of Directors may determine. The award agreement of an other stock-based award may provide the holder of an other stock-based award with the right to receive dividend equivalents. Dividend equivalents may be settled in cash and/or shares of our common stock and will be subject to the same restrictions on transfer and forfeitability as the other stock-based award with respect to which they are awarded.
Cash Awards. Under the Amended 2019 Plan, the Board of Directors has the right to grant cash-based awards, including awards subject to performance conditions.
Performance Conditions. Our Board of Directors may specify that the degree of granting, vesting and/or payout of any award subject to performance-based vesting conditions will be subject to the achievement of one or more of the following performance measures established by the Board of Directors, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following measures (and which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board of Directors): (i) pre-tax income or after-tax income, (ii) income or earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items, (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements, (iv) earnings or book value per share (basic or diluted), (v) return on assets (gross or net), return on investment, return on capital, or return on equity, (vi) return on revenues, (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital, (viii) economic value created, (ix) operating margin or profit margin, (x) stock price or total stockholder return, (xi) income or earnings from continuing operations, (xii) sales, sales growth, earnings growth or market share, (xiii) achievement of balance sheet objectives, (xiv) cost targets, reductions and savings, expense management, productivity and efficiencies, improvement of financial ratings; (xv) strategic business criteria, consisting of one or more measures based on meeting specified employee satisfaction, human resource management, supervision of litigation, information technology, customer satisfaction, goals relating to divestitures, joint ventures and similar transactions, and any corporate or business objectives or strategic initiatives and (xvi) any other measure selected by the Board of Directors. These goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board of Directors may specify that such performance measures will be adjusted to exclude any one or more of (A) extraordinary items, (B) gains or losses on the dispositions of discontinued operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs, (G) non-cash, mark-to-market adjustments on derivative instruments, (H) amortization of purchased intangibles, (I) the net
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impact of tax rate changes, (J) non-cash asset impairment charges, (K) gains on extinguishment of the tax receivable agreement and (L) any other factors as the Board of Directors may determine. Such performance measures: (x) may vary by participant and may be different for different awards, (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and (z) may cover such period as may be specified by the Board of Directors. The Board of Directors will have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. Our Board of Directors may adjust the cash or number of shares payable pursuant to a performance award, and the Board of Directors may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the participant or a change in control of the Company.
Eligibility to Receive Awards
All of our employees, officers, and directors, as well as our consultants and advisors, are eligible to receive awards under the Amended 2019 Plan. However, incentive stock options may only be granted to our employees, employees of our present or future parent or subsidiary corporations, and employees of any other entities the employees of which are eligible to receive incentive stock options under the Code.
Minimum Vesting
The Amended 2019 Plan generally requires that no award granted under the Amended 2019 Plan may vest earlier than the first anniversary of its date of grant, unless the award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the participant. This minimum vesting requirement does not apply to awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares available for the grant of awards under the Amended 2019 Plan.
Transferability of Awards
Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by a participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant. However, except with respect to awards that are subject to Section 409A of the Code, our Board of Directors may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the participant and/ or an immediate family member thereof if we would be eligible to use a Form S-8 under the Securities Act of 1933, as amended, for the registration of the sale of the common stock subject to such award to the proposed transferee. Further, we are not required to recognize any transfer until such time as the participant and the permitted transferee have, as a condition to the transfer, delivered to us a written instrument in form and substance satisfactory to us confirming that such transferee will be bound by all of the terms and conditions of the award. None of the restrictions described in this paragraph prohibit a transfer from the participant to the Company.
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No Rights as a Stockholder; Clawback
No participant shall have any rights as a stockholder with respect to any shares of common stock to be issued with respect to an award granted under the Amended 2019 Plan until becoming a record holder of such shares, subject to the terms of an award agreement. In accepting an award under the Amended 2019 Plan, a participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.
Plan Benefits
As of March 29, 2021, the Company had 5,335 employees, (including 9 Executive Officers), 9 directors (excluding the CEO, who is an Executive Officer), and 9 consultants or advisors, eligible to receive awards under the Amended 2019 Plan.
On March 30, 2021 the last reported sale price of our common stock on the NYSE was $212.93.
New Plan Benefits Table
The granting of awards under the Amended 2019 Plan is discretionary, and the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group, other than as set forth below.

Name and Position	Dollar Value ($)	Number of Shares of Common Stock Underlying Restricted Stock Units
Melissa Smith, Chair and Chief Executive Officer	—	—
Roberto Simon, Chief Financial Officer	—	—
Scott Phillips, President, Global Fleet	—	—
Robert Deshaies, President, Health	—	—
Joel Dearborn, President, Corporate Payments	—	—
All current executive officers as a group	—	—
All current directors who are not executive officers as a group	1,240,000(1)	(2)
All employees, including all current officers who are not executive officers, as a group	—	—
(1)Under the Company’s non-employee director compensation plan, each non-employee director then serving at the time of 2021 Annual Meeting of Stockholders will be granted a number of restricted stock units worth $155,000 at the then-current closing price of the Company’s common stock on the NYSE. The amount set forth in the Dollar Value column above equals $155,000 multiplied by the 8 current non-employee directors then expected to be serving at the time of the 2021 Annual Meeting of Stockholders. In addition, if new director nominees, Nancy Altobello, Bhavana Bartholf and Derrick Roman, are elected at the 2021 Annual Meeting of Stockholders, they will each receive restricted stock units worth a total of $255,000 at the then current closing price of the Company’s common stock on the NYSE, for an aggregate of restricted stock units worth $765,000.
(2)The number of shares of the Company’s common stock underlying restricted stock units to be granted to each then-serving non-employee director on the date of the 2021 Annual Meeting of Stockholders equals $155,000 divided by the closing stock price of the Company’s common stock on the NYSE on the date of grant.
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Awards Granted under the Original 2019 Plan
Since the initial approval of the Original 2019 Plan in 2019 through March 21, 2021, the following number of equity awards have been granted to the individuals and groups described in the table below. No other equity awards have been granted to any other individuals or groups under the Original 2019 Plan as of such date.

Name of Beneficial Owner	Number of Shares of Common Stock Underlying Options Granted		Number of Shares of Common Stock Underlying Restricted Stock Units Granted		Number of Shares of Common Stock Underlying Performance Restricted Stock Units Granted(3)		Number of Shares of Common Stock Underlying Deferred Stock Units Granted
Named Executive Officers:
Melissa Smith Chair and Chief Executive Officer	59,530		21,723		77,522		—
Roberto Simon Chief Financial Officer	17,635		9,338		28,009		—
Scott Phillips President, Global Fleet	14,850		7,879		23,636		—
Robert Deshaies President, Health	10,210		6,861		17,759		—
Joel Dearborn President, Corporate Payments	10,203		5,084		15,249		—
All current executive officers as a group	134,705		67,490		199,271		—
All current directors who are not executive officers as a group	—		15,518(1)		—		4,736
Each nominee for election as a director:
Regina O. Sommer	—		1,923(1)		—		—
Jack VanWoerkom	—		1,923(1)		—		—
Nancy Altobello	—	0	—(2)	0	—	0	—
Bhavana Bartholf	—	0	—(2)	0	—	0	—
Derrick Roman	—	0	—(2)	0	—	0	—
Each associate of our executive officers, directors and nominees for director:
Each other person who received or is to receive 5 percent of such options, warrants or rights	—		—		—		—
All employees, including all current officers who are not executive officers, as a group	247,608		420,313		296,714		—
(1)Represents the number of restricted stock units that have been granted under the Original 2019 Plan through March 21, 2021. In addition and as further described in the New Plan Benefits table set forth above, under the Company’s non-employee director compensation plan, each current non-employee director then serving at the time of the 2021 Annual Meeting of Stockholders will be granted a number of restricted stock units worth $155,000 at the then-current closing price of the Company’s common stock on the NYSE on the date of grant.
(2)No restricted stock units have been granted to such nominee. If such nominee is elected at the 2021 Annual Meeting of Stockholders, then under the Company’s non-employee director compensation plan, such nominee will be granted (i) a number of restricted stock units worth $100,000 at the then-current closing price of the Company’s common stock on the NYSE on the date of grant (their new director grant) and (ii) a number of restricted stock units worth $155,000 at the then-current closing price of the Company’s common stock on the NYSE on the date of grant (their annual equity retainer).
(3)Reflects actual number of shares issuable in respect of vested performance restricted stock units, if determinable; otherwise reflects target number of shares issuable under performance restricted stock units.
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Administration
The Amended 2019 Plan will be administered by our Board of Directors. Our Board of Directors has the authority to grant awards and to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended 2019 Plan that it deems advisable and to construe and interpret the provisions of the Amended 2019 Plan and any award agreements entered into under the Amended 2019 Plan. Our Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Amended 2019 Plan or any award. All actions and decisions by our Board of Directors with respect to the Amended 2019 Plan and any awards made under the Amended 2019 Plan will be made in our Board of Directors’ discretion and will be final and binding on all persons having or claiming any interest in the Amended 2019 Plan or in any award.
Pursuant to the terms of the Amended 2019 Plan, our Board of Directors may delegate any or all of its powers under the Amended 2019 Plan to one or more committees or subcommittees of our Board of Directors. The Board of Directors has authorized the Compensation Committee to administer certain aspects of the Amended 2019 Plan, including the granting of awards to executive officers. Awards granted to non-employee directors must be granted and administered by a committee of the Board of Directors, all of the members of which committee are independent directors as defined by Section 303A.02 or any successor provision of the NYSE Listed Company Manual.
Subject to any applicable limitations contained in the Amended 2019 Plan, the Board of Directors, the Leadership Development and Compensation Committee, or any other committee or officer to whom the Board of Directors delegates authority, as the case may be, selects the recipients of awards and determines (i) the number of shares of common stock, cash or other consideration covered by awards and the terms and conditions of such awards, including the dates upon which such awards become exercisable or otherwise vest, (ii) the exercise or measurement price of awards, if any, and (iii) the duration of awards.
Each award under the Amended 2019 Plan may be made alone or in addition or in relation to any other award. The terms of each award need not be identical, and our Board of Directors need not treat participants uniformly. Our Board of Directors will determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant, and the extent to which, and the period during which, the participant (or the participant’s legal representative, conservator, guardian or designated beneficiary) may exercise rights or receive any benefits under an award. The Board of Directors may at any time provide that any award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.
In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of our common stock, other than an ordinary cash dividend, we are required to make equitable adjustments (or make substituted awards, as applicable), in the manner determined by our Board of Directors, to (i) the number and class of securities available under the Amended 2019 Plan, (ii) the share counting rules set forth in the Amended 2019 Plan, (iii) the sublimits contained in the Amended 2019 Plan, (iv) the number and class of securities and exercise price per share of each outstanding option, (v) the share- and per-share provisions and the measurement price of each outstanding SAR, (vi) the number of shares subject to and the repurchase price per share subject to each outstanding award of restricted stock, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU award and each outstanding other stock-based award.
We will indemnify and hold harmless each director, officer, employee or agent to whom any duty or power relating to the administration or interpretation of the Amended 2019 Plan has been or will be delegated against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with our Board of Directors’ approval) arising out of any act or omission to act concerning the Amended 2019 Plan unless arising out of such person’s own fraud or bad faith.
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Amendment of awards. Except as otherwise provided under the Amended 2019 Plan with respect to repricing outstanding stock options or SARs, our Board of Directors may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that the participant’s consent to any such action will be required unless our Board of Directors determines that the action, taking into account any related action, does not materially and adversely affect the participant’s rights under the Amended 2019 Plan or the change is otherwise permitted under the terms of the Amended 2019 Plan in connection with a change in capitalization or reorganization event.
Reorganization Events
The Amended 2019 Plan contains provisions addressing the consequences of any reorganization event. A reorganization event is defined under the Amended 2019 Plan as (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is canceled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution.
Provisions Applicable to Awards Other than Restricted Stock. Under the Amended 2019 Plan, if a reorganization event occurs, our Board of Directors may take any one or more of the following actions as to all or any (or any portion of) outstanding awards other than restricted stock on such terms as our Board of Directors determines (except to the extent specifically provided otherwise in an applicable award agreement or another agreement between a participant and us): (i) provide that such awards shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a participant, provide that all of the participant’s unvested awards will be forfeited immediately before the reorganization event and/or that all of the participant’s unexercised awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an award shall lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the Acquisition Price, make or provide for a cash payment to participants with respect to each award held by a participant equal to (A) the number of shares of our common stock subject to the vested portion of the award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such award, (v) provide that, in connection with our liquidation or dissolution, awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. Our Board of Directors is not obligated to treat all awards, all awards held by a participant, or all awards of the same type, identically. Certain restricted stock unit awards that are subject to Section 409A of the Code will be settled in accordance with the terms of the applicable award agreement.
Provisions Applicable to Restricted Stock. Upon the occurrence of a reorganization event other than our liquidation or dissolution, our repurchase and other rights with respect to outstanding restricted stock will inure to the benefit of our successor and will, unless our Board of Directors determines otherwise, apply to the cash, securities or other property which our common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to such restricted stock. However, our Board of Directors may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any restricted stock or any other agreement between a participant and us, either initially or by amendment or provide for forfeiture of such restricted stock if issued at no cost. Upon the occurrence of a reorganization event involving our liquidation or dissolution, except to the extent specifically provided to the contrary in the instrument evidencing any award of restricted stock or any other agreement between the participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.
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Change in Control
The Amended 2019 Plan also contains provisions addressing the consequences of any Change in Control (as defined in the Amended 2019 Plan). Except to the extent otherwise provided in the instrument evidencing an award or in any other agreement, in the event that the participant’s employment is terminated by the Company or its successor without cause (as defined in the Amended 2019 Plan) or by the participant for good reason (as defined in the Amended 2019 Plan), in each case on or before the first anniversary of the date of the Change in Control, then:
•all awards other than restricted stock awards held by such participant shall automatically become exercisable, realizable or deliverable in full or restrictions applicable to such awards will lapse in full; and
•the restrictions and conditions on all restricted stock awards then held by the participant will be deemed waived in full.
Provisions for Foreign Participants
The Board of Directors may establish one or more sub-plans under the Amended 2019 Plan to satisfy applicable securities, tax or other laws of various jurisdictions. The Board of Directors will establish such sub-plans by adopting supplements to the Amended 2019 Plan containing any limitations on the Board of Director’s discretion under the Amended 2019 Plan and any additional terms and conditions not otherwise inconsistent with the Amended 2019 Plan as the Board of Directors deems necessary or desirable. All supplements adopted by the Board of Directors will be deemed to be part of the Amended 2019 Plan, but each supplement will only apply to participants within the affected jurisdiction.
Amendment or Termination
If we receive stockholder approval of the Amended 2019 Plan, no award may be granted under the Amended 2019 Plan after May 8, 2029, but awards previously granted may extend beyond that date. Our Board of Directors may amend, suspend or terminate the Amended 2019 Plan or any portion of the Amended 2019 Plan at any time, except that (i) no amendment may be made to the plan to permit an option or SAR to be repriced without stockholder approval and (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until such amendment has been approved by our stockholders. If the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if our common stock is not then listed on any national securities exchange), no amendment of the Amended 2019 Plan materially increasing the number of shares authorized under the plan, expanding the types of awards that may be granted under the plan or materially expanding the class of participants eligible to participate in the plan will be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our Board of Directors may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Amended 2019 Plan adopted in accordance with the procedures described above will apply to, and be binding on the holders of, all awards outstanding under the Amended 2019 Plan at the time the amendment is adopted, provided that our Board of Directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Amended 2019 Plan. No award will be made that is conditioned on stockholder approval of any amendment to the Amended 2019 Plan unless the award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date the award was granted and (ii) it may not be exercised or settled (or otherwise result in the issuance of shares of our common stock) prior to the receipt of such stockholder approval.
If stockholders do not approve the adoption of the Amended 2019 Plan, the Amended 2019 Plan will not go into effect, and the Company may only grant awards subject to the original share limitations under the Original 2019 Plan. In this event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.
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Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended 2019 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options. A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Nonstatutory Stock Options. A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.
Stock Appreciation Rights. A participant will not have income upon the grant of an SAR. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
2021 Proxy Statement     95

EXECUTIVE COMPENSATION
Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Amended 2019 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying common stock.
Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income, subject to the limitations of Section 162(m) of the Code.

Our Board of Directors recommends that you vote FOR the approval of the WEX Inc. Amended and Restated 2019 Equity and Incentive Plan.

96     WEX Inc.

EXECUTIVE COMPENSATION

Proposal 4
Approval of our Amended and Restated Certificate of Incorporation to Declassify our Board of Directors

Under our current Certificate of Incorporation, our Board of Directors has a "classified" structure, which means that the Board is divided into three classes, with members of each class holding office for staggered three-year terms. Therefore, approximately one-third of our directors stand for election each year. We are asking you to adopt and approve an amendment and restatement of our Certificate of Incorporation, which we refer to below as our Amended and Restated Certificate of Incorporation, to declassify the Board and to make the other changes described below.
The Board of Directors and the Corporate Governance Committee regularly review our corporate governance policies and practices. As part of the Corporate Governance Committee’s continuing review, it discussed the potential declassification of the Board and moving to annual elections of all directors. In deciding whether to recommend that stockholders vote in favor of such a management proposal, the Corporate Governance Committee, as well as the full Board, considered the advantages of both a classified and declassified board structure. A classified board can promote continuity and enhance the stability of the Board, enhance long-term planning and reduce a company’s vulnerability to coercive takeover tactics. A classified board also ensures that, at any given time, there are experienced directors on the Board, which can be important because of the unique demands of overseeing the Company, including the need to understand the complexities of our business and our long-term strategy for profitable growth. The Board is aware that the current trend in corporate governance is leading away from classified boards in favor of electing all directors annually. The directors also considered that many investors believe that a classified board structure has the effect of reducing the accountability of directors to stockholders because the directors do not face an annual election. Moreover, many investors believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to increase accountability for implementing those policies. After weighing these and other considerations, the Corporate Governance Committee determined that moving to annual elections of directors is in the best interests of the Company and our stockholders and recommended to the Board that it support the proposal to declassify the Board, by phasing out the present three-year staggered terms of our directors and instead providing for one-year terms that expire at the next annual meeting. After deliberation, in the belief that these changes are advisable and in the best interests of our stockholders, the Board unanimously accepted that recommendation, has unanimously approved the proposed Amended and Restated Certificate of Incorporation and declared it to be advisable, and recommends that the Company's stockholders adopt and approve the proposed Amended and Restated Certificate of Incorporation. The following description of the proposed amendments to our Certificate of Incorporation is a summary and is qualified by the full text of the proposed Amended and Restated Certificate of Incorporation, which is attached to this proxy statement as Appendix C.
If our proposed Amended and Restated Certificate of Incorporation is adopted and approved by the stockholders, the declassification of the Board would be phased in commencing with the 2022 annual meeting of stockholders and would result in the classified structure of the Board of Directors being fully phased-out (and therefore all Board members standing for annual elections) commencing with the 2024 annual meeting of stockholders. If our proposed Amended and Restated Certificate of Incorporation is not adopted, no changes will be made to our Certificate of Incorporation. The Board reserves the right to abandon the proposed amendments at any time prior to the effectiveness of the Amended and Restated Certificate of Incorporation.
2021 Proxy Statement     97

EXECUTIVE COMPENSATION
The proposed amendment and restatement of our Certificate of Incorporation would not change the unexpired three-year terms of directors elected prior to the effectiveness of the amendment and restatement (including those directors elected at this Annual Meeting). Accordingly, the three-year term for directors elected at the 2019 annual meeting of stockholders, the current Class II directors, would expire at the 2022 annual meeting of stockholders, the three-year term for directors elected at the 2020 annual meeting of stockholders, the current Class III directors, would expire at the 2023 annual meeting of stockholders, and the three-year term for directors elected at this Annual Meeting, the Class I directors, would expire at the 2024 annual meeting of stockholders. The implementation of the declassification of the Board pursuant to the proposed Amended and Restated Certificate of Incorporation would commence at the 2022 annual meeting of stockholders. Director nominees standing for election at the 2022 annual meeting of stockholders and each annual meeting thereafter would be elected to serve a one-year term. Beginning with the 2024 annual meeting of stockholders, all directors would stand for annual elections and the Board would be fully declassified. The table below summarizes the proposed implementation of the declassification of the Board:

Annual Meeting Year	Length of Term for Directors Elected	Year that Term Would Expire
2021	Three Years	2024
2022	One Year	2023
2023	One Year	2024
2024 and thereafter	Annual Election	One year later
Approval of this Proposal 4 will also constitute stockholder approval of (i) an amendment to Section (E) of Article V of our Certificate of Incorporation to provide that, effective immediately after the 2024 annual meeting of stockholders, when the Board is no longer classified, directors may be removed with or without cause by the affirmative vote of a majority of the shares of capital stock outstanding and then entitled to vote at an election of directors as required by the Delaware General Corporation Law when a board of directors is not classified, as set forth in Appendix C, (ii) an amendment to delete Article XIII of our Certificate of Incorporation to remove an inoperative provision, as set forth in Appendix C, (iii) amendments to Sections (C), (D) and (E) of Article IV of our Certificate of Incorporation and the deletion of Exhibits A and B thereto to remove inoperative provisions related to certain classes of our preferred stock that are now obsolete, and (iv) amendments to Sections (G) and (I) of Article X to conform provisions related to regulatory ownership restrictions to current law, each as set forth in Appendix C. If our stockholders approve and adopt the proposed amendments to our Certificate of Incorporation, our board of directors will approve conforming changes to our By-Laws.

The Board recommends a vote FOR approval of the proposed amendment and restatement of our certificate of incorporation.

98     WEX Inc.

EXECUTIVE COMPENSATION
AUDIT MATTERS

Proposal 5
Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm for Fiscal Year 2021

In accordance with its Board-approved charter, the Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit the Company’s consolidated financial statements. The Audit Committee has selected Deloitte & Touche LLP, or “D&T,” as the independent registered public accounting firm for the Company’s fiscal year 2021. D&T has audited the Company’s consolidated financial statements since 2003. The Audit Committee oversees and is ultimately responsible for the audit fee negotiations associated with our retention of D&T. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. Further, in conjunction with the mandated rotation of the external audit firm’s lead engagement partner, the Audit Committee, through the Audit Committee Chair as its representative, is directly involved in the selection of D&T’s new lead engagement partner.
Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Audit Committee has decided to request that the stockholders ratify the appointment. A representative of D&T will virtually attend the meeting to answer appropriate questions from stockholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.
The Audit Committee and the Board believe that the continued retention of D&T to serve as our independent external audit firm is in our best interests and those of our stockholders. If this proposal is not approved by our stockholders at the Annual Meeting, the Audit Committee will reconsider its selection of D&T. Even if the selection is ratified, the Audit Committee may, in its discretion, select a different independent registered public accounting firm at any point during the year if it determines that making a change would be in the best interests of the Company and our stockholders.

Our Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021.

2021 Proxy Statement     99

Auditor Selection and Fees
Audit Selection
The Audit Committee has selected D&T as the Company’s independent registered public accountant for the 2021 fiscal year. D&T has served as the Company’s independent registered public accountant since our initial public offering.
Audit Fees
The following is a description of the fees billed to the Company by D&T for the years ended December 31, 2020 and 2019:

	December 31,
	2020	2019
Audit Fees(1)	$5,908,892	$6,551,817
Audit-Related Fees(2)	112,005	134,752
Tax Fees(3)	67,669	575,245
All Other Fees (4)	1,895	4,990
Total	$6,090,461	$7,266,804
(1)For professional services performed in connection with the annual audit of the consolidated financial statements included in the annual report on Form 10-K, quarterly reviews of the condensed consolidated financial statements included in quarterly reports on Forms 10-Q, annual audit of our internal control over financial reporting, as well as fees associated with the statutory audits of certain of our domestic and foreign entities.
(2)For professional services performed in connection with the annual audit of the WEX Inc. Employee Savings Plan and certain agreed-upon procedures.
(3)For tax compliance, tax advice and tax planning services performed in connection with domestic tax matters.
(4)For accounting research tools.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services performed by D&T. According to the policy, the Audit Committee shall pre-approve all audit services to be provided to the Company, whether provided by the principal independent registered public accountant or other firms, and all other permitted services (review, attest and non-audit) to be provided to the Company by the independent registered public accountant; provided, however, that de minimis permitted non-audit services may instead be approved in accordance with applicable NYSE and SEC rules. The independent registered public accountant is not authorized to provide any prohibited non-audit services (as defined in Rule 2-01(c) (4) of Regulation S-X). The Chair of the Audit Committee has the authority to pre-approve any permitted services on behalf of the Audit Committee and shall notify the full committee of such approval at its next meeting.
Since our initial public offering on February 16, 2005, the Audit Committee has pre-approved all of the services performed by D&T.
100     WEX Inc.

AUDIT MATTERS
Audit Committee Report
The Board of Directors appointed us as an audit committee to monitor the integrity of WEX’s consolidated financial statements, its system of internal controls and the independence and performance of its internal audit department and independent registered public accounting firm. As an audit committee, we select the independent registered public accounting firm.
We are governed by a written charter adopted by the Board, which is available through the investor’s page of the Company’s website at www.wexinc.com.
Our committee consisted of four non-employee directors at the time that the actions of the committee described in this report were undertaken. Each member of the audit committee is “independent” within the meaning of the New York Stock Exchange rules and Rule 10A-3 under the Securities Exchange Act of 1934. WEX’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. WEX’s independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing. We have relied, without independent verification, on the information provided to us and on the representations made by WEX’s management and independent registered public accounting firm.
In fulfilling our oversight responsibilities, we discussed with representatives of D&T, the Company’s independent registered public accounting firm for fiscal year 2021, the overall scope and plans for their audit of the consolidated financial statements for fiscal year 2020. We met with them, with and without WEX management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting and the overall quality of WEX’s financial reporting. We reviewed and discussed the audited consolidated financial statements for fiscal year 2020 with management and the independent registered public accounting firm.
We also reviewed the report of management contained in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC, as well as the Report of Independent Registered Public Accounting Firm included in the annual report on Form 10-K related to their audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. We continue to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal year 2021.
We discussed with the independent registered public accounting firm the matters required to be discussed by applicable requirements of the Public Company Accounting and Oversight Board and the SEC.
In addition, we received from the independent registered public accounting firm the letter and the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed the disclosures with our independent registered public accounting firm, as well as other matters relevant to their independence from management and WEX. In evaluating the independence of our independent registered public accounting firm, we considered whether the services they provided beyond their audit and review of the consolidated financial statements were compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.
Based on our review and these meetings, discussions and reports, we recommended to the Board of Directors that the audited consolidated financial statements for fiscal year 2020 be included in the Annual Report on Form 10-K.
THE AUDIT COMMITTEE
Regina Sommer (Chair)
John Bachman
James Groch
Susan Sobbott
Stephen Smith
2021 Proxy Statement     101

AUDIT MATTERS
INFORMATION ABOUT STOCK OWNERSHIP
Principal Stockholders
This table shows common stock that is beneficially owned by our directors, our director nominees, our named executive officers, our current directors and executive officers as a group and all persons known to us to own 5 percent or more of the Company’s outstanding common stock, as of March 21, 2021. The percent of outstanding shares reported below is based on 44,561,971 shares outstanding on March 21, 2021.
Amount and Nature of Shares Beneficially Owned

Name and Address(1)	Common Stock Owned(2)	Right To Acquire(3)	Total Securities Beneficially Owned(3)	Percent of Outstanding Shares
Principal Stockholders:
Wellington Management Group, LLP(4) 280 Congress Street Boston, MA 02210	4,228,634	—	4,228,634	9.5%
The Vanguard Group, Inc.(5) 100 Vanguard Blvd Malvern, PA 19355	4,070,234	—	4,070,234	9.1%
BlackRock, Inc.(6) 55 East 52nd Street New York NY 10055	3,839,153	—	3,839,153	8.6%
Janus Henderson Group plc(7) 201 Bishopsgate London EC2M 3AE, United Kingdom	3,175,914	—	3,175,914	7.1%
Eaton Vance Management(8) 2 International Place Boston, MA 02110	2,946,995	—	2,946,995	6.6%
JPMorgan Chase & Co. (9) 383 Madison Avenue New York, NY 10179	2,446,041		2,446,041	5.5%
Named Executive Officers, Directors, and Nominees:
Melissa Smith	89,518	255,373	344,891	*
Roberto Simon(10)	17,421	33,879	51,300	*
Scott Phillips	7,358	28,725	36,083	*
Joel Dearborn	7,065	8,423	15,488	*
Robert Deshaies	8,522	5,135	13,657	*
John E. Bachman	3,025	1,261	4,286	*
Daniel Callahan	—	1,261	1,261	*
Shikhar Ghosh	4,374	1,261	5,635	*
102     WEX Inc.

Name and Address(1)	Common Stock Owned(2)	Right To Acquire(3)	Total Securities Beneficially Owned(3)	Percent of Outstanding Shares
James Groch	328	2,074	2,402	*
James Neary	3,025	1,261	4,286	*
Stephen Smith	—	2,074	2,074	*
Susan Sobbott	1156	1,261	2,417	*
Regina O. Sommer	6,948	1,261	8,209	*
Jack VanWoerkom	662	1,261	1,923	*
Nancy Altobello	—	—	—	*
Bhavana Bartholf	—	—	—	*
Derrick Roman	—	—	—	*
Directors and Executive Officers as a Group (18 Persons)(11)	188,387	374,655	563,042	*
*Less than 1%
(1)Unless otherwise noted, the business address for the individual is care of WEX Inc., 97 Darling Avenue, South Portland, ME 04106.
(2)Unless otherwise noted, includes shares for which the named person or entity has sole voting and investment power or has shared voting and investment power, including with his or her spouse. Excludes shares that may be acquired through stock option exercises or through the vesting of restricted stock units, which are accounted for in the column "Right To Acquire". This table does not include the following number of shares that will be acquired by our non-employee directors 200 days after their separation from our Board: 40,195 shares by Mr. Ghosh; 6,564 shares by Ms. Sommer; 6,606 shares by Mr. VanWoerkom; 328 shares by Mr. Groch; and, 2,117 shares by Mr. Callahan.
(3)Includes shares that can be acquired through stock option exercises or the vesting of restricted stock units through May 20, 2021. Excludes shares that may not be acquired until on or after May 21, 2021.
(4)This information was reported on a Schedule 13G/A filed with the SEC on February 4, 2021. Each of Wellington Management Group, LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP has shared voting power with respect to 3,702,976 shares and shared dispositive power with respect to 4,228,634 shares. Wellington Management Company LLP has shared voting power with respect to 3,556,101 shares and shared dispositive power with respect to 3,982,787 shares. The securities reported are owned of record by clients of one or more investment advisors directly or indirectly owned by Wellington Management Group LLP (the “Investment Advisors”), including: Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Investment Advisors. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The percentage reported in the table above is based on the assumption that Wellington Management Group LLP has beneficial ownership of 4,228,634 shares of common stock on March 21, 2021.
(5)This information was reported on a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 10, 2021. The Schedule 13G/A reported that Vanguard has shared voting power over 29,839 shares, sole dispositive power over 4,004,912 shares and shared dispositive power over 65,322 shares. The percentage reported is based on the assumption that Vanguard has beneficial ownership of 4,070,234 shares of common stock on March 21, 2021.
(6)This information was reported on a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 1, 2021. The Schedule 13G/A reported that BlackRock has sole voting power over 3,685,363 shares and has sole dispositive power over 3,839,153 shares. The percentage reported is based on the assumption that BlackRock had beneficial ownership of 3,839,153 shares of common stock on March 21, 2021.
(7)This information was reported on a Schedule 13G/A filed by Janus Henderson Group plc (“Janus Henderson”) with the SEC on February 11, 2021. The Schedule 13G/A reported that Janus Henderson has shared voting power and shared dispositive power over 3,175,914 shares. The percentage reported is based on the assumption that Janus Henderson has beneficial ownership of 3,175,914 shares of common stock on March 21, 2021.
(8)This information was reported on a Schedule 13G/A filed by Eaton Vance Management (“Eaton Vance”) with the SEC on February 12, 2021. The Schedule 13G/A reported that Eaton Vance has sole voting power and sole dispositive power over 2,946,995 shares. The percentage reported is based on the assumption that Eaton Vance has beneficial ownership of 2,946,995 shares of common stock on March 21, 2021.
(9)This information was reported on a Schedule 13G filed by JPMorgan Chase & Co. (“JPMorgan Chase”) with the SEC on January 9, 2021. The Schedule 13G reported that JPMorgan Chase has sole voting power over 2,308,244 shares, shared voting power over 13,766 shares, sole dispositive power over 2,387,604 shares, and shared dispositive power over 53,515 shares. The percentage reported is based on the assumption that JPMorgan Chase has beneficial ownership of 2,446,041 shares of common stock on March 21, 2021.
(10)Includes 104 shares held indirectly in the WEX Inc. 401(k) Plan. Mr. Simon disclaims beneficial ownership of those shares except to the extent of his pecuniary interest in them.
(11)In addition to the named executive officers and directors included in this table, four other executive officers were members of this group as of March 21, 2021. This line item does not include Ms. Altobello, Ms. Bartholf and Mr. Roman, who are director nominees not currently serving on our Board.
2021 Proxy Statement     103

INFORMATION ABOUT STOCK OWNERSHIP
Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about shares of common stock that may be issued under the Company’s equity compensation plans as of December 31, 2020. The Company’s equity plans include the 2010 Equity and Incentive Plan and the 2019 Equity and Incentive Plan, each of which were approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Excludes Restricted and Deferred Stock Units and Performance Stock Units) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column) (#)
Equity compensation plans approved by Company stockholders	2,761,922(1)	115.72(2)	2,344,030(3)
(1)Includes 847,065 shares of common stock under the 2010 Equity and Incentive Plan and the 2019 Equity and Incentive Plans subject to PSUs assuming that the target level of performance conditions were achieved. If the highest level of performance conditions were assumed for such PSUs, the total number of shares of common stock to be issued upon settlement of such awards as of December 31, 2020 would be 1,757,828.
(2)Weighted average exercise price does not take into account the 788,484 shares of common stock subject to outstanding RSUs, the 83,205 shares of common stock subject to outstanding DSUs or the 847,065 shares of common stock, at target, subject to outstanding PSUs. Such shares of common stock will be issued at the time such awards vest, without any cash consideration payable for those shares.
(3)The 2019 Equity and Incentive Plan permits the award of incentive stock options and nonstatutory stock options, stock appreciation rights, restricted stock awards, RSUs, director awards, other stock-based and cash-based awards and performance awards. The 2019 Equity and Incentive Plan authorizes a number of shares for issuance equal to the sum of (i) 3,700,000 shares of common stock and (ii) the number of shares of common stock subject to awards granted under the Prior Plan, which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right. To the extent a share that is subject to an award granted under the 2010 Equity and Incentive Plan (the "Prior Plan") that counted as 1.53 shares against such plan’s share reserve is made available for the award of future grants under the 2019 Equity and Incentive Plan, the share reserve of the 2019 Plan will be credited with 1.53 shares. Otherwise, each share of common stock subject to an award under the Prior Plan that becomes available for grant under the 2019 Equity and Incentive Plan will increase the plan’s share reserve by one share. Under the 2019 Equity and Incentive Plan, any award of restricted stock, RSU, or other stock-based award with a per share price or per unit purchase price lower than 100% of the fair market value per share of common stock on the date of grant shall be counted against share limits as 1.7 shares for each one share of applicable award. The Board may not make new awards under the Prior Plan.
Delinquent Section 16(a) Reports
Based solely on a review of the reports and written representations submitted to us, we believe that during 2020 all filings with the SEC by our officers, directors and 10 percent stockholders timely complied with requirements for reporting ownership and changes in ownership of our common stock under Section 16(a) of the Securities Exchange Act of 1934 except: one deferred stock unit vesting event for Mr. Callahan. Such transaction was subsequently reported on a Form 4 and the transaction is reflected in this proxy statement.
104     WEX Inc.

INFORMATION ABOUT STOCK OWNERSHIP
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES
This proxy statement is being furnished in connection with the solicitation of proxies by the Board of WEX Inc. for use at our annual meeting of stockholders to be held on Friday, June 4, 2021 via the Internet as a virtual web conference at https://web.lumiagm.com/289188153. The password for the meeting is wex2021. The proxy statement describes the proposals on which you may vote as a stockholder and contains important information to consider when voting.
We are making this proxy statement, our annual report to stockholders and our proxy card available to stockholders on or about April 21, 2021.
Your vote is important. Please submit your vote as soon as possible even if you plan to virtually attend the annual meeting online.
Why is the 2021 annual meeting of stockholders a virtual, online meeting?
To support the health and well-being of our stockholders and employees in light of the ongoing coronavirus (COVID-19) pandemic, our 2021 annual meeting of stockholders will be a virtual meeting of stockholders where stockholders will participate by accessing a website using the Internet. There will not be a physical meeting location. In light of the public health and safety concerns related to COVID-19, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our 2021 annual meeting of stockholders by enabling stockholders to participate remotely from any location around the world. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform.
How do I virtually attend the annual meeting?
We will host the annual meeting live online via a virtual web conference at https://web.lumiagm.com/289188153. You may attend the annual meeting by visiting https://web.lumiagm.com/289188153. The password for the meeting is wex2021. The audio webcast will start at 8:00 a.m., ET, on Friday, June 4, 2021. You will need the digit control number included on your proxy card or Notice of Internet Availability of Proxy Materials in order to be able to enter the annual meeting online and vote. Instructions on how to attend and participate online are posted at https://go.lumiglobal.com/faq.
Online check in will begin at 7:00 a.m., ET on Friday, June 4, 2021, and you should allow ample time for the online check-in proceedings. Please refer to https://go.lumiglobal.com/faq or e-mail support@lumiglobal.com if you require any assistance attending the virtual web conference.
Who can attend and participate in the annual meeting?
Stockholders who owned the Company’s common stock at the close of business on April 5, 2021, the record date, may attend the annual meeting online and vote at the annual meeting of stockholders. Each share is entitled to one vote. There were 44,582,610 shares of common stock outstanding on the record date.
2021 Proxy Statement     105

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials, including this proxy statement and our annual report, over the Internet. Accordingly, we have sent a Notice Regarding the Availability of Proxy Materials, referred to in this proxy statement as the Notice, to our stockholders entitled to vote at the annual meeting with instructions for accessing the proxy materials and voting over the Internet. We mailed the Notice on or about April 21, 2021 to all stockholders entitled to vote at the annual meeting.
All stockholders entitled to vote at the annual meeting will have the ability to access the proxy materials by visiting the website referred to in the Notice, https://ir.wexinc.com/financials/proxy-statement. The Notice also contains instructions on how to request to receive a printed set of the proxy materials. You may request the printed proxy materials over the Internet at https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials, by emailing info@astfinancial.com or by calling 888-776-9962 (domestic) or 718-921-8562 (international).
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote over the Internet or by telephone prior to the annual meeting, by requesting and returning a printed proxy card prior to the annual meeting or by voting online during the annual meeting.
May I see a list of stockholders entitled to vote as of the record date?
A list of registered stockholders as of the close of business on the record date will be available upon request for examination by the stockholders through https://web.lumiagm.com/289188153 during the whole time of the annual meeting.
How do I vote?
If the shares are registered directly in your name, you may vote in the following ways:
•Vote over the Internet prior to the Annual Meeting: To vote over the Internet, please go to the following website: www.voteproxy.com and follow the instructions at that site for submitting your proxy electronically. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on Thursday, June 3, 2021, the day before the annual meeting , for your vote to count.
•Vote by Telephone prior to the Annual Meeting: To vote by telephone, please call 1-800-776-9437 (domestic) or 1-718-921-8500 (international) and follow the recorded instructions. You must submit your telephonic vote before 11:59 p.m., Eastern Time, on Thursday, June 3, 2021, the day before the annual meeting, for your vote to count.
•Vote by Mail prior to the Annual Meeting: If you have requested and received a printed copy of the proxy materials, you may vote by mail by completing, signing and dating your proxy card and mailing it in the enclosed prepaid and addressed envelope. Your proxy card must be received and tabulated no later than the closing of the polls for your proxy to be valid and your vote to count.
•Vote Online while Virtually Attending the Annual Meeting: If you attend the annual meeting, you may vote your shares online while virtually attending the annual meeting by visiting https://web.lumiagm.com/289188153. The password for the meeting is wex2021. You will need your control number included on your proxy card or Notice in order to be able to vote during the annual meeting.
If you hold your shares in “street name,” you should follow the instructions provided by your bank, broker or other nominee, which may include instructions regarding your ability to vote by mail, by telephone or through the Internet. Holding shares in street name means you hold them through a bank, broker or other nominee, and as a result, the shares are not held in your individual name but through someone else. To vote in person at the virtual Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Annual Meeting. Please follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.
106     WEX Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the Annual Meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:
American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219
Requests for registration must be labeled as “Legal Proxy” and be received no later than 11:59 p.m., ET on May 28, 2021, You will receive a confirmation of your registration by email after we receive your registration materials. Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.

Given the impact of the COVID-19 pandemic, we strongly encourage you to vote Over the Internet or by Telephone as described above in advance of the meeting.

How do I vote my shares held in the WEX Inc. Employee Savings Plan?
If you participate in our WEX Inc. Employee Savings Plan, commonly referred to as the “401(k) Plan,” shares of our common stock equivalent to the value of the common stock interest credited to your account under the plan will be voted by the trustee in accordance with your instructions, if they are received before 11:59 PM ET on June 1, 2021. Otherwise, if you do not provide instruction by such date, the share equivalents credited to your account will not be voted by the trustee. The shares held in the 401(k) Plan cannot be voted electronically during the annual meeting. Please refer to the “Information about Voting Procedures” section.
How do I submit a question at the annual meeting?
If you wish to submit a question, on the day of the annual meeting, beginning at 8:00 a.m., ET, you may log into the virtual meeting platform at https://web.lumiagm.com/289188153, type your question into the “Ask a Question” field, and click “Submit.” We will try to answer as many germane stockholder-submitted questions as time permits.  However, we reserve the right to exclude questions that are irrelevant to the business of the Company or of the Annual Meeting, related to material, nonpublic information, derogatory in nature, related to personal matters or personal grievances, or otherwise out-of-order or not otherwise suitable for the conduct of the Annual Meeting. Questions from multiple stockholders on the same topic or that are otherwise related may be grouped, summarized and answered together. Germane questions received from stockholders during the virtual annual meeting, and their related responses, will be posted on the Company’s investor relations website at https://ir.wexinc.com/financials/proxy-statement as soon as practicable following the annual meeting.
2021 Proxy Statement     107

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES
Information about Voting Procedures
How is my vote counted?
You may vote “for” or “against” or “abstain” from voting for each director nominee. If you abstain from voting on the nomination of any director nominee, it will not count as a vote “for” or “against” the nominee. Broker non-votes will not count as a vote “for” or “against” the nominee.
You may vote “for” or “against” or “abstain” from voting on the proposals regarding the advisory vote on executive compensation, the approval of the Amended and Restated 2019 Equity and Incentive Plan, the approval of the Amended and Restated Certificate of Incorporation and ratification of the independent registered public accounting firm. If you abstain from voting on these proposals, it will have the same effect as a vote “against” the proposal.
If you provide your voting instructions on your proxy, your shares will be voted:
•as you instruct, and
•according to the best judgment of the persons named in the proxy if a proposal comes up for a vote at the meeting that is not on the proxy.
If you do not indicate a specific choice on the proxy you sign and submit, your shares will be voted:
•for the five named nominees for director for three-year terms,
•for the approval of an advisory (non-binding) vote on the compensation of our named executive officers,
•for the approval of the WEX Inc. Amended and Restated 2019 Equity and Incentive Plan to increase the number of shares issuable thereunder,
•for the approval of the Company's Amended and Restated Certificate of Incorporation to declassify the Board of Directors,
•for the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, and
•according to the best judgment of the persons named in the proxy if a proposal comes up for a vote at the meeting that is not on the proxy.
How many votes are required for the election of directors?
Under our By-Laws, in an uncontested election, a nominee will be elected to the Board of Directors if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions and “broker non-votes” not counting as votes “for” or “against.” If an uncontested incumbent director nominee receives a majority of votes “against” his or her election, the director must tender a resignation from the Board of Directors. The Board of Directors will then decide whether to accept the resignation within 90 days following certification of the stockholder vote (based on the recommendation of a committee of independent directors). We will publicly disclose the Board of Directors’ decision and its reasoning with regard to the offered resignation.
How many votes are needed to approve the advisory (non-binding) vote on the compensation of our named executive officers, to approve the Amended and Restated 2019 Equity and Incentive Plan to increase the number of shares issuable thereunder and to ratify the selection of the independent registered public accounting firm?
The affirmative vote of the holders of a majority of the shares present at the meeting in person, or by proxy, and entitled to vote on the proposal is required for the approval of the advisory (non-binding) vote on the compensation of the named executive officers, the approval of the Amended and Restated 2019 Equity and Incentive Plan to increase the number of shares issuable thereunder and the approval of the ratification of the selection of the independent registered public accounting firm. An abstention will be included in the denominator for purposes of determining the number of affirmative votes required for approval. A broker non-vote will be treated as not being entitled to vote on the proposal and will not be counted for purposes of determining whether the proposal has been approved.
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GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES
How many votes are needed to approve the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors?
The affirmative vote of the holders of at least 60% of the voting power of the shares entitled to vote at an election of directors is required for the approval of the Amended and Restated Certificate of Incorporation, with abstentions and “broker non-votes” having the same effect as votes “against”.
What is the difference between a “stockholder of record” and a “beneficial owner”?
These terms describe the manner in which your shares are held. If your shares are registered directly in your name through American Stock Transfer & Trust Company, LLC, our transfer agent, you are a “stockholder of record” or registered stockholder. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name.”
What is a Broker Non-Vote?
A broker is entitled to vote shares held for a stockholder on “discretionary” matters without instructions from the beneficial owner of those shares. However, if a beneficial owner does not provide timely instructions, the broker does not have the authority to vote on any “non-discretionary” proposals at the Annual Meeting and a “broker non-vote” would occur. The only matter at the 2021 annual meeting that is “discretionary” is the ratification of our independent registered public accounting firm. The other matters are “non-discretionary.” Please instruct your broker how to vote your shares using the voting instruction form provided by your broker or following any instructions provided by your broker regarding your ability to vote by telephone or through the Internet.
What if I do not vote?
The effect of not voting will depend on how your share ownership is registered. If you own shares as a “stockholder of record” or registered holder and you do not vote, then your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then your unvoted shares will not affect whether a proposal is approved or rejected.
If you are a stockholder whose shares are not registered in your name and you do not vote, then your bank, broker or other nominee, who is the holder of record, may still represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, under stock exchange rules, if applicable, your bank, broker or other nominee will be able to vote your shares in its discretion regarding the ratification of the Company’s independent auditors. However, under stock exchange rules, if applicable, your bank, broker or other nominee will not be able to vote your shares in its discretion in the election of directors, for the approval of the 2019 Equity and Incentive Plan, for the approval of the Amended and Restated Certificate of Incorporation or, the advisory (non-binding) vote on the compensation of our named executive officers. Therefore, you must vote your shares if you want them to be counted for purposes of these votes.
What if I change my mind after I submit my proxy?
If your stock is registered directly in your name, you may revoke your proxy and change your vote by:
•voting over the Internet or by telephone prior to the annual meeting as instructed above under “How do I vote?” Only your last Internet or telephone vote submitted prior to the annual meeting is counted. You may not change your vote over the Internet or by telephone after 11:59 p.m., ET, on Thursday, June 3, 2021, the day before the annual meeting,
•casting another vote with a later date and returning it before the polls close at the meeting as instructed above under “How do I vote?”. Only the last dated, valid proxy will be counted, or
•voting online while virtually attending the annual meeting as instructed above under “How do I vote?”
2021 Proxy Statement     109

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES
If you hold your stock in “street name” and have instructed your bank, broker or nominee to vote the shares, you should follow the instructions provided by your bank, broker or other nominee to revoke your proxy and change your vote. You may also revoke your proxy and change your vote by participating in the meeting online and voting your shares electronically during the meeting, if you have a legal proxy from your bank, broker or other nominee and have followed the instructions above.
Any change to your voting instructions provided to the trustee with respect to voting the shares held in the WEX Employee Savings Plan must be provided to the trustee by 11:59 PM ET on June 1, 2021.
Your virtual attendance at the meeting alone, without voting electronically, will not automatically revoke your proxy.
What happens if a director nominee is unable to stand for election?
The Board may reduce the number of directors or select a substitute nominee. In the latter case, if you have submitted your proxy, the persons named in the proxy can vote your shares for a substitute nominee. The person you authorize to vote on your behalf cannot vote for more than three nominees.
What constitutes a quorum?
In order for business to be conducted at the meeting, a quorum must be present. A quorum consists of the holders of one-third of the shares of common stock issued and outstanding on the record date and entitled to vote.
Shares of common stock represented in person or by proxy (including shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. Shares of common stock that are present virtually during the annual meeting constitute shares of common stock represented “in person”. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
What is the effect of not submitting my proxy if my shares are held in the WEX Inc. Employee Savings Plan?
The trustee for the WEX Inc. Employee Savings Plan, which is often referred to as the 401(k) plan, will not vote the shares of participants who do not give specific instructions as to how those shares should be voted. As a result, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then your unvoted shares will not affect whether a proposal is approved or rejected.
What does it mean if I receive more than one proxy card or Notice?
It means that you hold your shares in multiple accounts. Please follow the voting instructions on the proxy cards and Notices to be sure that all of your shares are voted.
Where do I find voting results of the meeting?
We will announce preliminary voting results during the annual meeting. We will also publish the preliminary or, if available, the final results in a current report on Form 8-K within four business days of the end of the meeting. You may access a copy of the current report on Form 8-K electronically on our website or through the SEC’s website at www.sec.gov. Voting results will be tabulated and certified by our transfer agent, American Stock Transfer & Trust Company.
Who pays the cost for proxy solicitation?
The Company pays for distributing and soliciting proxies. As a part of this process, the Company reimburses brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to stockholders. The Company has engaged a proxy solicitor, D.F. King & Co., Inc., to assist in connection with soliciting votes for the annual meeting at a cost of approximately $12,500. The Company will bear the entire cost of the proxy solicitor. The proxy solicitor will solicit proxies through mail, telephone, the Internet or other means. Employees of the Company or its subsidiaries may solicit proxies through mail, telephone, the Internet or other means. Employees do not receive additional compensation for soliciting proxies.
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GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES
How do I submit a stockholder proposal or director nominee for next year’s annual meeting or suggest a candidate for nomination as a director to the Corporate Governance Committee?
Any proposal that a stockholder wishes to be considered for inclusion in our proxy statement and proxy card for the 2022 annual meeting of stockholders must comply with the requirements of Rule 14a-8 under the Exchange Act and must be submitted to the Corporate Secretary, 97 Darling Avenue, South Portland, ME 04106, no later than December 22, 2021. However, in the event that the annual meeting is called for a date that is not within thirty days before or after June 4, 2022, notice by the stockholder must be received a reasonable time before we begin to print and mail our proxy materials for the 2022 annual meeting of stockholders.
If a stockholder wishes to present a proposal before the 2022 annual meeting but does not wish to have a proposal considered for inclusion in our proxy statement and proxy in accordance with Rule 14a-8 or to nominate someone for election as a director, the stockholder must give written notice to our Corporate Secretary at the address noted above. To be timely, a stockholder’s notice to the Corporate Secretary must be delivered to or mailed and received no earlier than February 4, 2022, nor later than March 6, 2022. However, in the event that the annual meeting is called for a date that is not within twenty-five days before or after June 4, 2022, notice by the stockholder must be received no earlier than 120 days prior to the annual meeting and no later than the later of the 90th day prior to the annual meeting or the tenth day following the day on which notice of the date of the annual meeting is first mailed or publicly disclosed.
Alternatively, under our "proxy access” provision in our By-Laws, a stockholder, or group of no more than 20 stockholders, owning at least 3% of the Company’s outstanding shares of capital stock continuously for at least three years, may nominate and include in our proxy materials for an annual meeting director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided the stockholder(s) and nominee(s) satisfy the requirements in our By-Laws. For a proxy access nomination to be considered timely for the 2022 annual meeting, it must be received in writing by the Secretary no earlier than January 5, 2022 nor later than February 4, 2022. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed (other than as a result of adjournment) by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice must be received no earlier than the 150th day prior to such annual meeting and no later than the close of business on the later of (i) the 120th day prior to such annual meeting and (ii) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.
The Company’s By-Laws contain specific procedural requirements regarding a stockholder’s ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. The By-Laws are available on our website at www.wexinc.com, under the Corporate Governance tab.
What is “householding”?
“Householding” means that we deliver a single set of proxy materials, annual report or Notice, as applicable, to households with multiple stockholders, provided such stockholders give their consent and certain other conditions are met.
Some households with multiple stockholders already may have provided the Company with their consent to householding. We will provide only one set of proxy materials or Notice, as applicable, to each such household, unless we receive contrary instructions.
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GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES
We will promptly deliver separate copies of our proxy statement and annual report, or Notice, if applicable, or deliver multiple copies in the future, at the request of any stockholder who is in a household that participates in the householding of the Company’s proxy materials. You may call our Investor Relations department at (866) 668-6550 or send your request to:

WEX Inc. Attention: Investor Relations — Annual Meeting 97 Darling Avenue South Portland, ME 04106 Email: investors@wexinc.com
If you currently receive multiple copies of the Company’s proxy materials or Notice, as applicable, and would like to participate in householding, please contact the Investor Relations department at the above phone number or address.
What is meant by “incorporation by reference”?
“Incorporation by reference” means that we refer to information that previously has been filed with the SEC, so the information should be considered as part of the filing you are reading. Information on the websites referred to in this proxy statement, including our website, is not incorporated into this proxy statement. Based on SEC rules, the sections entitled “Audit Committee Report” and the “Compensation Committee Report,” of this proxy statement and the information regarding the Audit Committee Charter and the independence of the Audit Committee members specifically are not incorporated by reference into any other filings with the SEC.
You receive this proxy statement as part of the proxy materials for the annual meeting of stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of our Company’s common stock.
How do I request future copies of your proxy materials?
The Notice contains instructions on how to request to receive a printed set of the proxy materials. You may request the printed proxy materials over the Internet at https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials, by emailing info@astfinancial.com or by calling 888-776-9962 (domestic) or 718-921-8562 (international). If you require additional copies of these or any future proxy materials, please refer to the Investor Relations page of our website at www.wexinc.com or contact our Investor Relations office.
How do I request a copy of your annual report on Form 10-K?
We will provide you with a copy, without charge, of our Form 10-K, including the financial statements, for our most recently ended fiscal year, upon request to our Investor Relations department at the above phone number or address.
112     WEX Inc.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING YOUR SHARES
OTHER BUSINESS
We know of no other business to be considered at the meeting, and the deadline for stockholders to submit proposals or nominations has passed. However, if:
•other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, and
•you have properly submitted your proxy, then, Melissa Smith or Roberto Simon will vote your shares on those matters according to her or his best judgment.

By Order of the Board of Directors,

Hilary A. Rapkin Chief Legal Officer
April 20, 2021
Portland, Maine
2021 Proxy Statement     113

APPENDIX A
The following pages in this Appendix A contain descriptions of the performance measures used for executive incentive compensation under our Short-Term Incentive Plan ("STIP") and our Long-Term Incentive Plan ("LTIP"). They were developed uniquely for incentive compensation purposes, are non-GAAP measures, and are not reported in our financial statements. The Leadership Development and Compensation Committee (the "Committee") has approved use of non-GAAP measures when appropriate to drive executive focus on particular strategic, operational, or financial factors, or to exclude factors over which our executives have little influence or control.
STIP
After the original 2020 STIP targets were initially established in March 2020, the COVID-19 pandemic led to significant economic uncertainty and business disruption. Accordingly, the Committee, on June 23, 2020, changed the shared 2020 STIP corporate performance goals to the following defined metrics:
Satisfying a Reduced Capital Expenditures Amount: This measure is calculated by the actual amount of capital expenditures over the course of the fiscal year 2020, on an accrual basis and adjusted by the items indicated in the table below.
Cost Containment: This measure is calculated by the cost savings in areas such as headcount, travel and entertainment expenditures, reduced outside professional services and vendors expenditures, and project delays, over the course of the fiscal year 2020, adjusted by the items indicated in the table below.
US Health Revenue: This measure is calculated by the fiscal year 2020 revenue attributed to our US Health business.
US Health Adjusted Operating Income: This measure is calculated by the 2020 operating income attributed to our US Health business adjusted for: acquisition-related intangible amortization, other acquisition related items, stock-based compensation, and other costs.
The method of calculation of each STIP metric is shown in the table below:

(In thousands)	2020 WEX Satisfying a Reduced Capital Expenditures Amount (Accrual Basis)	2020 WEX Cost Containment	2020 US Health Revenue	2020 US Health Adjusted Operating Income
2020 Actual reported per definition of metric	$82,696	$69,349	$357,317	$96,322
Adjustment for Exchange Rates	✓	✓	$—	$—
Adjustment for divestiture of the Company's Brazil business	✓	✓	$—	$—
2020 Actual reported per definition of metric, adjusted for Exchange rates and Brazil Divestiture	$83,137	$71,663	$357,317	$96,322

114     WEX Inc.

LTIP
The following table provides an explanation as to how actual performance results were calculated on a non-GAAP basis, including the existence of adjustments, for LTIP payout determination for PSU awards where the full performance period was completed as of December 31, 2020, and was used to calculate and determine the final payout factor for such PSU awards.

(in thousands - other than earnings per share)	LTIP Adjusted Net Income - Earnings Per Share Reconciliation				2018 LTIP Non Fuel Sensitive Revenue Reconciliation (000s)
	2018	2019	2020	Total	2018	2019	2020	Total
Results as reported on a US GAAP Basis	$3.86	$2.26	$(5.56)	$0.56	$1,492,639	$1,723,691	$1,559,869	$4,776,199
Unrealized (gains) losses on financial instruments	$(0.06)	$0.79	$0.62	$1.35
Net foreign currency remeasurement (gain) loss	$0.89	$0.02	$0.59	$1.50
Acquisition-related intangible amortization	$3.17	$3.64	$3.90	$10.71
Other acquisition and divestiture related items	$0.10	$0.86	$1.32	$2.28
Legal settlement	$—	$—	$3.71	$3.71
Debt restructuring and debt issuance cost amortization	$0.32	$0.48	$0.91	$1.71
Stock-based compensation	$0.81	$1.09	$1.50	$3.40
Other costs	$0.31	$0.57	$0.31	$1.19
Loss on sale of subsidiary	$—	$—	$1.06	$1.06
Impairment charges	$0.13	$—	$1.22	$1.35
Non-cash adjustments related to tax receivable agreement	$0.02	$(0.02)	$(0.01)	$(0.01)
ANI adjustments attributable to non- controlling interests	$(0.03)	$1.21	$(0.98)	$0.20
Tax related items	$(1.24)	$(1.71)	$(2.47)	$(5.42)
Dilutive impact of stock awards	$—	$—	$(0.06)	$(0.06)
Results per adjusted reporting basis; total Company adjusted	$8.28	$9.20	$6.06	$23.54	$1,492,639	$1,723,691	$1,559,869	$4,776,199
Adjustment for fuel prices (adjusted for PPG impact to late fees which are not included in the Fuel Sensitive Revenue adjustment below)	✓	✓	✓	✓	✓	✓	✓	✓
Adjustments for Fuel Sensitive Revenue	—	—	—	—	✓	✓	✓	✓
Adjustments for foreign exchange rates	✓	✓	✓	✓
Adjustments due to the impact of certain items related to COVID-19 on specific lines of business	—	—	✓	✓	—	—	✓	✓
Adjustments due to the impact of certain items related to COVID-19 that did not have an impact on specific lines of businesses only (Cost Containment, Credit Loss, PIPE, LIBOR, PPG)	—	—	✓	✓	—	—	—	—
Results adjusted for compensation attainment purposes	$8.28	$9.25	$10.34	$27.87	$1,028,278	$1,271,418	$1,409,353	$3,709,049

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APPENDIX A
The following table reflects the reconciliation of the non-GAAP financial performance metric presented in the "2020 Performance Snapshot" section within the Proxy Statement Summary and within the Compensation Discussion & Analysis included herein.

(in thousands)	2020	2019	2018
Net (loss) income attributable to stockholders	$(243,638)	$99,006	$168,295
Unrealized loss (gain) on financial instruments	27,036	34,654	(2,579)
Net foreign currency remeasurement loss (gain)	25,783	926	38,800
Acquisition-related intangible amortization	171,144	159,431	138,186
Other acquisition and divestiture related items	57,787	37,675	4,143
Legal settlement	162,500	—	—
Loss on sale of subsidiary	46,362	—	—
Stock-based compensation	65,841	47,511	35,103
Other costs	13,555	25,106	13,717
Impairment charges	53,378	—	5,649
Debt restructuring and debt issuance cost amortization	40,063	21,004	14,101
Non-cash adjustments related to tax receivable agreement	(491)	(932)	775
ANI adjustments attributable to non-controlling interests	(42,910)	53,035	(1,370)
Tax related items	(108,086)	(74,743)	(53,918)
Adjusted net income attributable to shareholders	$268,324	$402,673	$360,902
116     WEX Inc.

APPENDIX A
APPENDIX B
WEX Inc.
AMENDED AND RESTATED
2019 EQUITY AND INCENTIVE PLAN

1.	Purpose
The purpose of this Amended and Restated 2019 Equity and Incentive Plan (the “Plan”) of WEX Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and cash and equity performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”). The Plan amends and restates in its entirety the 2019 Equity and Incentive Plan that was originally adopted by the Board on April 16, 2019 and approved by the Company’s stockholders on May 9, 2019, and shall become effective on the date the Plan is approved by the Company’s stockholders.

2.	Eligibility
All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” The Plan provides for the following types of awards, each of which is referred to as an “Award”: Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), RSUs (as defined in Section 7), Other Stock-Based Awards (as defined in Section 8) and Cash-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

3.	Administration and Delegation
(a)    Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Board with respect to the Plan and any Awards shall be made in the Board’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b)    Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.
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(c)    Delegation to Officers. Subject to any requirements of applicable law (including as applicable Sections 152 and 157(c) of the General Corporation Law of the State of Delaware), the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of Awards to be granted by such officers, the maximum number of shares subject to Awards that the officers may grant, and the time period in which such Awards may be granted; and provided further, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1(f) under the Exchange Act).
(d)    Awards to Non-Employee Directors. Awards to non-employee directors will be granted and administered by a Committee, all of the members of which are independent directors as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

4.	Stock Available for Awards
(a)    Number of Shares; Share Counting.
(1)    Authorized Number of Shares. Subject to adjustment under Section 10:
(A)    4,500,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), reduced by the number of shares of Common Stock subject to Awards granted under the Plan between March 21, 2021 and the date of the Company’s 2021 annual meeting of stockholders, shall be available for Awards made under the Plan after June 4, 2021;
(B)    1,235,669 shares of Common Stock shall be reserved for issuance in respect of Awards granted under the Plan on or prior to March 21, 2021; and
(C)    such additional number of shares of Common Stock (up to 776,777 shares) as is equal to the number of shares of Common Stock subject to awards granted under the Company’s 2010 Equity and Incentive Plan (the “Existing Plan”) which awards expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right shall be available for Awards made under the Plan (subject, however, in the case of Incentive Stock Options to any limitations under the Code). For the avoidance of doubt, (i) to the extent a share that was subject to an award granted under the Existing Plan that counted as one share is returned to the Plan pursuant to this Section 4(a)(1)(C), each applicable share reserve will be credited with one share and (ii) to the extent that a share that was subject to an award granted under the Existing Plan that counted as 1.53 shares is returned to the Plan pursuant to this Section 4(a)(1)(C), each applicable share reserve will be credited with 1.53 shares. Any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(2)    Fungible Share Pool. Subject to adjustment under Section 10, any Award that is not a Full-Value Award (as defined below) shall be counted against the share limits specified in Sections 4(a)(1) as one share for each share of Common Stock subject to such Award and any Award that is a Full-Value Award shall be counted against the share limits specified in Sections 4(a)(1) as 1.7 shares for each one share of Common Stock subject to such Full-Value Award. “Full-Value Award” means any award of Restricted Stock, RSUs or Other Stock-Based Award with a per share price or per unit purchase price lower than 100% of the fair market value per share of Common Stock (valued in the manner determined or approved by the Board) on the date of grant. To the extent a share that was subject to an Award that counted as one share is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.7 shares is returned to the Plan pursuant to Section 4(a)(3), each applicable share reserve will be credited with 1.7 shares.
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(3)    Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a) and under the sublimits contained in Section 4(b)(1):
(A)    all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan and against the sublimits contained in Section 4(b)(1); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants a SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(B)    to the extent that an RSU may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;
(C)    if any Award (i) expires or is terminated, surrendered or cancelled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of a SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of a SAR, the number of shares counted against the shares available under the Plan and against the sublimits contained in Section 4(b)(1) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;
(D)    shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and
(E)    shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
(b)    Sublimits. The following sublimits on the number of shares subject to Awards shall apply:
(1)    Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in the form of Options or SARs shall be 1,000,000 per calendar year. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan in the form of Restricted Stock, RSUs, or Other Stock-Based Awards shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with a SAR shall be treated as a single Award. In addition to Awards settleable in Common Stock, Performance Awards (as defined in Section 9) in the form of Cash-Based Awards may also provide for cash payments of up to $10,000,000 per calendar year per Participant. The per participant limits set forth in this Section 4(b)(1) shall be subject to adjustment under Section 10.
(2)    Limits on Awards to Non-Employee Directors. The maximum amount of cash and equity compensation (calculated based on grant date fair value for financial reporting purposes) granted in any calendar year to any individual non-employee director shall not exceed $750,000. The Compensation Committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.
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(c)    Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options.
(a)    General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as the Board considers necessary or advisable.
(b)    Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of WEX Inc., any of WEX Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other person, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c)    Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable Option agreement. The exercise price shall be not less than 100% of the Grant Date Fair Market Value (as defined below) of the Common Stock on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Grant Date Fair Market Value on such future date. “Grant Date Fair Market Value” of a share of Common Stock for purposes of the Plan will be determined as follows:
(1)    if the Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on the applicable date; or
(2)    if the Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on the applicable date as reported by an over-the-counter marketplace designated by the Board; or
(3)    if the Common Stock is not publicly traded, the Board will determine the Grant Date Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board may expressly determine otherwise.
For any date that is not a trading day, the Grant Date Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.
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The Board has sole discretion to determine the Grant Date Fair Market Value for purposes of the Plan, and all Awards are conditioned on the Participant’s agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.
(d)    Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e)    Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f)    Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1)    in cash or by check, payable to the order of the Company;
(2)    except as may otherwise be provided in the applicable Option agreement or approved by the Board, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3)    to the extent provided for in the applicable Option agreement or approved by the Board, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Board), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4)    to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board) on the date of exercise;
(5)    to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, by payment of such other lawful consideration as the Board may determine; provided, however, that in no event may a promissory note of the Participant be used to pay the Option exercise price; or
(6)    by any combination of the above permitted forms of payment.
(g)    Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the New York Stock Exchange (“NYSE”).
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(h)    No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.
(i)    No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6.	Stock Appreciation Rights
(a)    General. The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock (valued in the manner determined by (or in a manner approved by) the Board) over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.
(b)    Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Grant Date Fair Market Value of the Common Stock on the date the SAR is granted; provided that if the Board approves the grant of a SAR effective as of a future date, the measurement price shall be not less than 100% of the Grant Date Fair Market Value on such future date.
(c)    Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(d)    Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(e)    Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current fair market value of the Common Stock (valued in the manner determined by (or in a manner approved by) the Board), or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.
(f)    No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.
(g)    No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7.	Restricted Stock; RSUs
(a)    General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“RSUs”).
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(b)    Terms and Conditions for Restricted Stock and RSUs. The Board shall determine the terms and conditions of Restricted Stock and RSUs, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c)    Additional Provisions Relating to Restricted Stock.
(1)    Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.
(2)    Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death or (ii) in the absence of an effective designation by a Participant, the Participant’s estate.
(d)    Additional Provisions Relating to RSUs.
(1)    Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each RSU, the Participant shall be entitled to receive from the Company the number of shares of Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Board) an amount of cash equal to the fair market value (valued in the manner determined by (or in a manner approved by) the Board) of such number of shares or a combination thereof. The Board may provide that settlement of RSUs shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).
(2)    Voting Rights. A Participant shall have no voting rights with respect to any RSUs.
(3)    Dividend Equivalents. The Award agreement for RSUs may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the RSUs with respect to which paid. No interest will be paid on Dividend Equivalents.

8.	Other Stock-Based and Cash-Based Awards
(a)    General. The Board may grant other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. The Company may also grant Awards denominated in cash rather than shares of Common Stock (“Cash-Based Awards”).
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(b)    Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award or Cash-Based Award, including any purchase price applicable thereto.
(c)    Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.

9.	Performance Awards.
(a)    Grants. Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).
(b)    Performance Measures. The Board may specify that the degree of granting, vesting and/or payout of any Performance Award shall be subject to the achievement of one or more performance measures established by the Board, which may be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board: (i) pre-tax income or after-tax income, (ii) income or earnings, including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization or extraordinary or special items, (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements, (iv) earnings or book value per share (basic or diluted), (v) return on assets (gross or net), return on investment, return on capital, or return on equity, (vi) return on revenues, (vii) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital, (viii) economic value created, (ix) operating margin or profit margin, (x) stock price or total stockholder return, (xi) income or earnings from continuing operations, (xii) sales, sales growth, earnings growth or market share, (xiii) achievement of balance sheet objectives, (xiv) cost targets, reductions and savings, expense management, productivity and efficiencies, improvement of financial ratings; (xv) strategic business criteria, consisting of one or more measures based on meeting specified employee satisfaction, human resource management, supervision of litigation, information technology, customer satisfaction, goals relating to divestitures, joint ventures and similar transactions, and any corporate or business objectives or strategic initiatives and (xvi) any other measure selected by the Board. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Board may specify that such performance measures shall be adjusted to exclude any one or more of (A) extraordinary items, (B) gains or losses on the dispositions of discontinued operations, (C) the cumulative effects of changes in accounting principles, (D) the writedown of any asset, (E) fluctuation in foreign currency exchange rates, (F) charges for restructuring and rationalization programs, (G) non-cash, mark-to-market adjustments on derivative instruments, (H) amortization of purchased intangibles, (I) the net impact of tax rate changes, (J) non-cash asset impairment charges, (K) gains on extinguishment of the tax receivable agreement and (L) any other factors as the Board may determine. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and (z) may cover such period as may be specified by the Board. The Board shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws or regulations or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.
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(c)    Adjustments. The Board may adjust the cash or number of shares payable pursuant to such Performance Award, and the Board may, at any time, waive the achievement of the applicable performance measures, including in the case of the death or disability of the Participant or a change in control of the Company.

10.	Adjustments for Changes in Common Stock and Certain Other Events
(a)    Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b)(1), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding award of Restricted Stock and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding RSU and each Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b)    Reorganization Events.
(1)    Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is canceled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2)    Consequences of a Reorganization Event on Awards Other than Restricted Stock.
(A)    In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/ or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b)(2)(A), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
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APPENDIX B
(B)    Notwithstanding the terms of Section 10(b)(2)(A)(i), in the case of outstanding RSUs that are subject to Section 409A: (i) if the applicable RSU agreement provides that the RSUs shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 10(b)(2)(A)(i) and the RSUs shall instead be settled in accordance with the terms of the applicable RSU agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 10(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A, and the acquiring or succeeding corporation does not assume or substitute the RSUs pursuant to clause (i) of Section 10(b)(2)(A), then the unvested RSUs shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.
(C)    For purposes of Section 10(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.
(3)    Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may either provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment, or provide for forfeiture of such Restricted Stock if issued at no cost. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
(c)    Change in Control Events.
(1)    Definitions.
(A)    “Change in Control” shall mean:
(i)     any “person”, as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (x) the Company, (y) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (z) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities (excluding any person who becomes such a beneficial owner in connection with a transaction immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the board of the entity surviving such transaction or, if the Company or the entity surviving the transaction is then a subsidiary, the board of the ultimate parent thereof);
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(ii)     the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board or any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended;
(iii)     there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board, the board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the board of the ultimate parent thereof; or
(iv)     the stockholders of the Company approve a plan of complete liquidation of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having similar effect), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed of or, if such entity is a subsidiary, the board of the ultimate parent thereof.
(B) “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment shall be considered to have been terminated for Cause if the Company determines, within 30 days of the Participant’s termination, that termination for Cause was warranted.
(C) “Good Reason” shall mean any significant diminution in the duties, authority or responsibilities of the Participant from and after the Change in Control, any material reduction in the base compensation payable to the Participant from and after the Change in Control, or any relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to the Change in Control. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless (x) the Participant gives the Company notice of termination no more than 90 days after the initial existence of such event or circumstance, (y) such event or circumstance has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefore within 30 days of the Company’s receipt of the notice and (z) the Participant’s termination of employment actually occurs within six months following the Company’s receipt of such notice.
(2)    Consequences of a Change in Control on Awards other than Restricted Stock. Notwithstanding the provisions of Section 10(b), except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant, each Award other than Restricted Stock shall become immediately exercisable, realizable, or deliverable in full or restrictions applicable to such Awards shall lapse in full if, on or prior to the first anniversary of the date of the Change in Control, the Participant’s employment with the Company or an acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.
(3)    Consequences of a Change in Control on Restricted Stock. Notwithstanding the provisions of Section 10(b), except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant, each Award of Restricted Stock shall become immediately free from all conditions and restrictions if, on or prior to the first anniversary of the date of the Change in Control, the Participant’s employment with the Company or an acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.
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APPENDIX B

11.	General Provisions Applicable to Awards
(a)    Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards subject to Section 409A, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.
(b)    Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)    Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights, or receive any benefits, under an Award.
(d)    Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may elect to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined by (or in a manner approved by) the Company); provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income), except that, to the extent that the Company is able to retain shares of Common Stock having a fair market value (determined by, or in a manner approved by, the Company) that exceeds the statutory minimum applicable withholding tax without financial accounting implications or the Company is withholding in a jurisdiction that does not have a statutory minimum withholding tax, the Company may retain such number of shares of Common Stock (up to the number of shares having a fair market value equal to the maximum individual statutory rate of tax (determined by, or in a manner approved by, the Company)) as the Company shall determine in its sole discretion to satisfy the tax liability associated with any Award. Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
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(e)    Amendment of Award. Except as otherwise provided in Sections 5(g) and 6(e) related to repricings, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.
(f)    Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(g)    Limitations on Vesting. Subject to Section 11(h), no Award shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to Awards granted, in the aggregate, for up to 5% of the maximum number of authorized shares set forth in Section 4(a).
(h)    Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in whole or in part, free from some or all restrictions or conditions or otherwise realizable in whole or in part, as the case may be.

12.	Miscellaneous
(a)    No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)    No Rights As Stockholder; Clawback. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued with respect to an Award until becoming the record holder of such shares. In accepting an Award under the Plan, the Participant agrees to be bound by any clawback policy that the Company has in effect or may adopt in the future.
(c)    Effective Date and Term of Plan. The Plan shall become effective on the date that the Company’s stockholders approve the Plan. No Awards shall be granted under the Plan after May 8, 2029, which is the date that is 10 years from the date that the Company’s stockholders approved the 2019 Equity and Incentive Plan (the “Effective Date”), but Awards previously granted may extend beyond that date.
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APPENDIX B
(d)    Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) neither Section 5(g) nor 6(e) requiring stockholder approval of any option or SAR repricing may be amended without stockholder approval; (ii) no amendment that would require stockholder approval under the rules of the national securities exchange on which the Company then maintains its primary listing may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the national securities exchange on which the Company then maintains its primary listing does not have rules regarding when stockholder approval of amendments to equity compensation plans is required (or if the Company’s Common Stock is not then listed on any national securities exchange), then no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.
(e)    Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f)    Compliance with Section 409A of the Code. If and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A) (the “New Payment Date”), except as Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
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The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not satisfy the conditions of that section.
(g)    Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.
(h)    Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.
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APPENDIX B
APPENDIX C
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
WEX INC.
WEX Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that the name of the corporation is WEX Inc. and the original certificate of incorporation of the corporation was filed with the Secretary of State of the State of Delaware on February 16, 2005 under the name Wright Express Corporation. This Amended and Restated Certificate of Incorporation, having been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”), restates, integrates and amends the certificate of incorporation of the Corporation as follows:
ARTICLE I
The name of the Corporation is WEX Inc.
ARTICLE II
The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is CORPORATION SERVICE COMPANY.
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.
ARTICLE IV
(A) Authorized Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 185,000,000 shares of capital stock, consisting of (i) 175,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).
(B) Common Stock. The shares of Common Stock of the Corporation shall be of one and the same class. Except as may be limited by Article X hereof, the holders of Common stock shall have one vote per share of Common Stock on all matters on which holders of Common Stock are entitled to vote.
(C) Preferred Stock. The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.
(D) Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.
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ARTICLE V
The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
(A) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
(B) The Board of Directors shall consist of one or more members, the exact number of which shall be determined in the manner set forth in the By-Laws.
(C) Until the election of directors at the annual meeting scheduled to be held in 2024, the Board of Directors shall be divided into classes with directors in each class having the term of office specified in this Article V(C). The term of the initial Class I directors shall terminate at the election of directors at the 2006 annual meeting; the term of the initial Class II directors shall terminate at the election of directors at the 2007 annual meeting; and the term of the initial Class III directors shall terminate at the election of directors at the 2008 annual meeting. At each succeeding annual meeting of stockholders beginning in 2006, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Notwithstanding the foregoing, commencing with the election of directors at the annual meeting scheduled to be held in 2022, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2023; for the election of directors at the annual meeting scheduled to be held in 2023, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting scheduled to be held in 2024; and for the election of directors at the annual meeting scheduled to be held in 2024, each director shall be elected for a term expiring at the next succeeding annual meeting. Commencing with the election of directors at the annual meeting scheduled to be held in 2024 and for the election of directors at each annual meeting thereafter, the classification of the Board of Directors shall cease, and directors shall thereupon be elected for a term expiring at the next annual meeting of stockholders. Until the election of directors at the annual meeting scheduled to be held in 2024, if the authorized number of directors is increased or decreased, any newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the classes of directors, but in no case will a decrease in the authorized number of directors shorten the term of any incumbent director.
(D) The term of each director shall continue until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
(E) Subject to the terms of any one or more classes or series of Preferred Stock, any newly created directorship that results from an increase in the authorized number of directors shall be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any vacancy occurring on the Board of Directors shall be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Until the election of directors at the annual meeting scheduled to be held in 2024, a director elected to fill a newly created directorship resulting from an increase in the authorized number of directors shall hold office until the next election of the class for which such director shall have been chosen. Any director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, until the election of directors at the annual meeting scheduled to be held in 2024, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 60% of the voting power of the Corporation’s then issued and outstanding capital stock entitled to vote at the election of directors. Thereafter, any director of the Corporation may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares of capital stock then entitled to vote at an election of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.
(F) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.
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APPENDIX C
ARTICLE VI
No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
ARTICLE VII
The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article VII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article VII.
The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.
The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-Laws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
Any repeal or modification of this Article VII shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
ARTICLE VIII
Any action required or permitted to be taken by the stockholders of the Corporation after February 22, 2005 must be effected at a duly called annual or special meeting of stockholders of the Corporation, and the ability of the stockholders to consent in writing to the taking of any action is hereby specifically denied.
ARTICLE IX
(A) Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.
(B) Unless otherwise required by law, Special Meetings of Stockholders, for any purpose or purposes, may be called by either (i) the Non-Executive Chairman of the Board of Directors or the Chairman of the Board of Directors, if there be one, (ii) the President or (iii) the Board of Directors. The ability of the stockholders to call a Special Meeting of Stockholders after February 22, 2005 is hereby specifically denied.
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APPENDIX C
ARTICLE X
(A) If, prior to the close of business on the business day immediately preceding the date of any stockholders’ meeting at which any Control Holder, as of the Record Date for such meeting, would be entitled (without regard to this Article X) to vote with respect to any matter, any such Control Holder has not provided the Corporation with written evidence satisfactory to the Corporation, in its sole discretion, that such Control Holder has obtained all Approval(s) that may be required by statute, regulation, or interpretation of the appropriate banking regulatory agency, or that such approvals are not so required, or, if prior to such meeting the Utah Department of Financial Institutions (“UDFI”) or the Federal Deposit Insurance Corporation (“FDIC”) shall have so requested, none of the shares of capital stock over which such Control Holder exercises voting power or control shall be deemed to be present at such meeting, including, without limitation, for purposes of determining whether or not a quorum exists, and none of such shares of capital stock shall be entitled to vote at such meeting on any matter. Every reference in this Certificate of Incorporation to a majority or other proportion of stock or voting stock (or the holders thereof) for any purpose, shall be deemed to refer to such majority or other proportion of the stock or voting stock (or the holders thereof) after giving effect to this Article X.
(B) The Board of Directors shall have the right to demand that any person it reasonably believes may be a Control Holder, supply the Corporation with complete information as to (i) all shares beneficially owned by such person, (ii) any correspondence or discussions between such person (or any person acting on such person’s behalf) and the UDFI and/or the FDIC pertaining to such person’s ownership of securities of the Corporation, or (iii) any other factual matter relating to the applicability of this Article X, as may be reasonably requested by the Board of Directors within 10 days after making such demand.
(C) “Control Holder” means any Federal Control Holder and/or any Utah Control Holder.
(D) “Federal Control Holder” means, as of any date of determination, any natural person or entity that beneficially owns 10% or more of any class of the Corporation’s voting securities outstanding as of such date (determined, with respect to such natural person or entity, without regard to this Article X) outstanding as of such date, provided, that if two or more classes of securities vote together on all matters (except with respect to differences in voting rights that arise by operation of law or by virtue of a default), such classes of securities shall be deemed to be one class of securities for purposes of this paragraph, and a holder’s beneficial ownership percentage shall be determined with respect to such aggregate class of securities.
(E) “Record Date” means, with respect to any vote of stockholders of the Corporation, the date fixed for the determination of those stockholders entitled to vote.
(F) “Approval(s)” means (i) in the case of any Utah Control Holder, the approval or consent of the UDFI for the beneficial ownership of the Corporation’s voting securities by such Utah Control Holder, in an amount not less than the amount beneficially owned by such Utah Control Holder as of the applicable Record Date, and/or (ii) in the case of any Federal Control Holder, the approval or consent of the FDIC for the beneficial ownership of the Corporation’s voting securities by such Federal Control Holder, in an amount not less than the amount beneficially owned by such Federal Control Holder as of the applicable Record Date.
(G) “Utah Control Holder” means, as of any date of determination, any natural person that beneficially owns 20% or more, or any entity that beneficially owns 10% or more, of any class of the Corporation’s voting securities (determined, with respect to such natural person or entity, without regard to this Article X) outstanding as of such date, provided, that if two or more classes of securities vote together on all matters (except with respect to differences in voting rights that arise by operation of law or by virtue of a default), such classes of securities shall be deemed to be one class of securities for purposes of this paragraph, and a holder’s beneficial ownership percentage shall be determined with respect to such aggregate class of securities.
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APPENDIX C
(H) For purposes of this Article X, beneficial ownership shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.
(I) Any percentage set forth in Article X(D) and Article X (G) shall be automatically adjusted if and to the extent that (i) the definition of “Control” set forth in Section 7-1-103(5) of the Utah Financial Institutions Act, and/or (ii) the presumption of control set forth in 12 CFR 303.82(B)(2), is amended after the date hereof to provide for a different percentage.
(J) This Article X shall not affect the validity of any vote of the stockholders that is otherwise valid and the Corporation shall not be deemed to have the authority under this Article X to alter or amend the results of any vote that has otherwise been validly taken and certified by the inspector of elections. Any determination made by a majority of the Board of Directors pursuant to this Article X in good faith and on the basis of such information as was actually known by the Board of Directors at such time shall be conclusive and binding upon the Corporation and the stockholders, including any Control Holder.
(K) If (x) neither the Corporation nor any subsidiary thereof is subject to regulation by either the UDFI or the FDIC, or (y) the Board of Directors so determines by resolution and there is no pending request from the UDFI or the FDIC to deny any stockholder(s) the right to vote at the time such resolution is adopted, the provisions of this Article X shall be of no further force and effect.
ARTICLE XI
In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s By-Laws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter, change or repeal the Corporation’s By-Laws. The Corporation’s By-Laws also may be adopted, amended, altered, changed or repealed by the affirmative vote of the holders of at least 60% of the voting power of the shares entitled to vote at an election of directors.
ARTICLE XII
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed in this Certificate of Incorporation, the Corporation’s By-Laws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least 60% of the voting power of the shares entitled to vote at an election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate of Incorporation inconsistent with the purpose and intent of Articles V, VII, IX and X of this Certificate of Incorporation or this Article XII.
IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this [___] day of [_______], 2021.

WEX INC.

By:
Name:
Title:

136     WEX Inc.

APPENDIX C

ANNUAL MEETING OF STOCKHOLDERS OF

WEX INC.

June 4, 2021

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote online or by telephone until 11:59 PM ET the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/289188153 (Password: wex2021) and be sure to have available the control number.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING TO BE HELD ON JUNE 4, 2021:
The Notice of Meeting, Proxy Statement and Annual Report to Stockholders are available at https://ir.wexinc.com/financials/proxy-statement.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003333303030303000 7 060421

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Whether or not you virtually attend the annual meeting, it is important that your shares be represented and voted at the meeting. As a stockholder of record, you can vote your shares by (i) signing and dating this proxy card and returning it by mail in the enclosed envelope, (ii) over the telephone at 1-800-776-9437 or 1-718-921-8500 (from foreign countries) or (iii) over the internet at www.voteproxy.com. If you decide to attend the annual meeting online and vote electronically during the meeting, you may then revoke your proxy. If you hold your stock in "street name," you should follow the instructions provided by your bank, broker or other nominee.

1. Election of Directors: To elect five directors for three-year terms.

	FOR	AGAINST	ABSTAIN
Nancy Altobello	☐	☐	☐
Bhavana Bartholf	☐	☐	☐
Derrick Roman	☐	☐	☐
Regina O. Sommer	☐	☐	☐
Jack VanWoerkom	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2.

	FOR	AGAINST	ABSTAIN
2. Advisory (non-binding) vote to approve the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 3.

The Board of Directors recommends a vote FOR Proposal 4.

	FOR	AGAINST	ABSTAIN
4. To approve the Company's Amended and Restated Certificate of Incorporation to declassify the Board of Directors.	☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 5.

Note: Also includes authorization to vote on such other matters as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____ Date: ____ Signature of Stockholder ____ Date: ____

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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